FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-05

The information in this free writing prospectus is preliminary and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JULY 5, 2016
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., or any other underwriter or dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities offered by these collateral materials (“Materials”) will be described in greater detail in the prospectus to be dated in July 2016 (the “Preliminary Prospectus”) that will be included as part of our registration statement (SEC File No. 333-207132). The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors”).

These Materials are subject to change. Information in these Materials regarding the securities and the mortgage loans backing any securities discussed in these Materials supersedes all prior information regarding such securities and mortgage loans and will be superseded by any subsequent information delivered prior to the time of sale.

The Securities May Not Be a Suitable Investment for You

The securities offered by these Materials are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities will be subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in these Materials.

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OPRY MILLS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Nashville, Tennessee	Cut-off Date Principal Balance(3)		$70,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(2)		$320.61
Size (SF)	1,169,633	Percentage of Initial Pool Balance		9.7%
Total Occupancy as of 3/14/2016	98.6%(1)	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/14/2016	98.6%(1)	Type of Security		Fee Simple
Year Built / Latest Renovation	2000 / 2010 - 2014	Mortgage Rate		4.09200%
Appraised Value	$738,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)		120

Underwritten Revenues	$52,975,528
Underwritten Expenses	$15,212,634	Escrows(4)
Underwritten Net Operating Income (NOI)	$37,762,894		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$36,274,285	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	50.8%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	50.8%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.43x / 2.33x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.1% / 9.7%	Other(5)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$375,000,000	99.9%	Loan Payoff	$346,591,534	91.5%
Other Sources	3,960,000	1.0	Principal Equity Distribution	30,241,711	8.0
			Closing Costs	2,126,755	0.6

Total Sources	$378,960,000	100.0%	Total Uses	$378,960,000	100.0%

(1)	Occupancy includes four tenants, Madame Tussauds (25,854 SF), Hofbrauhaus Beer Garden (14,658 SF), Abercrombie & Fitch (6,500 SF), and Swarovski (1,231 SF), collectively representing approximately 4.1% of the net rentable area, which have executed leases but are not yet in occupancy. Madame Tussauds is expected to take occupancy and begin paying rent on May 1, 2017. Hofbrauhaus Beer Garden, Abercrombie & Fitch and Swarovski are expected to take occupancy and begin paying rent on August 1, 2016.

(2)	Calculated based on the aggregate outstanding principal balance of the Opry Mills Loan Combination (as defined below).

(3)	The Opry Mills Loan has an outstanding principal balance as of the Cut-off Date Balance of $70,000,000 and represents the non-controlling note A-4 of the $375,000,000 Opry Mills Loan Combination, which is evidenced by five pari passu notes totaling $375,000,000. The related companion loans are evidence by (i) the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $80,000,000, which is currently held by JPMorgan Chase Bank, National Association and expected to be contributed to the JPMCC 2016-JP2 securitization transaction, (ii) the non-controlling notes A-2 and A-3, with outstanding principal balances as of the Cut-off Date of 65,000,000 and 80,000,000, respectively, which are currently held by JPMorgan Chase Bank, National Association and expected to be contributed to one or more future commercial mortgage securitization transactions and (iii) the non-controlling note A-5, with an outstanding principal balance as of the Cut-off Date of $80,000,000, which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	In lieu of cash reserves, the borrower sponsor delivered a guaranty in the amount of $3,943,000 for the outstanding tenant improvement, tenant allowances and leasing commission obligations.

■	The Mortgage Loan. The mortgage loan (the “Opry Mills Loan”) is part of a loan combination (the “Opry Mills Loan Combination”) evidenced by five pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 1,169,633 SF super regional mall located in Nashville, Tennessee (the “Opry Mills Property”). The Opry Mills Loan, which is evidenced by note A-4, represents a non-controlling interest in the Opry Mills Loan Combination, had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and represents approximately 9.7% of the Initial Pool Balance. The related companion loans (the “Opry Mills Companion Loans”) had an aggregate original principal balance of $305,000,000, have an outstanding principal balance as of the Cut-off Date of $305,000,000 and are evidenced by (i) the controlling note A-1, which is currently held by JPMorgan Chase Bank, National Association and expected to be contributed to the JPMCC 2016-JP2 securitization transaction, (ii) the non-controlling notes A-2 and A-3, which are currently held by JPMorgan Chase Bank, National Association and are expected to be contributed to one or more future commercial mortgage securitization transactions, and (iii) the non-controlling note A-5 which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions. The Opry Mills Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and JPMorgan Chase Bank, National Association on June 2, 2016, had an original principal balance of $375,000,000, has an outstanding principal balance as of the Cut-off Date of $375,000,000, and accrues interest at an interest rate of 4.09200% per annum. The proceeds of the Opry Mills Loan Combination were primarily used to refinance the existing debt on the Opry Mills Property, return equity to the borrower sponsor, and pay origination costs.

The Opry Mills Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Opry Mills Loan requires interest only payments on each due date. The scheduled maturity date of the Opry Mills Loan is the due date in July 2026. Provided that no event of default has occurred and is continuing under the Opry Mills Loan documents, at any time after the earlier of August 1, 2018 and the second anniversary of the securitization of the last portion of the Opry Mills Loan Combination, the Opry Mills Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are

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“government securities” permitted under the Opry Mills Loan documents. Provided that no event of default has occurred and is continuing under the Opry Mills Loan documents, voluntary prepayment of the Opry Mills Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in December 2025.

■	The Mortgaged Property. The Opry Mills Property is a super-regional shopping mall located adjacent to the Gaylord Opryland Resort & Convention Center in Nashville, Tennessee. The Opry Mills Property serves as a shopping, dining and entertainment destination and is the only mall in Nashville that features designer factory outlet shopping. The Opry Mills Property is located in Opryland (which includes the Gaylord Opryland Resort & Convention Center and the Grand Ole Opry), which has over 3.0 million visitors each year. Major retailers and department stores at the mall include Bass Pro Shops Outdoor, Forever 21, Bed Bath & Beyond, Off Broadway Shoes, Saks Fifth Avenue Off 5th, a Regal Cinema movie theater with IMAX and H&M, among others. Additionally, the Opry Mills Property features a range of restaurants and food court tenants, including Rainforest Café, T.G.I. Fridays, Johnny Rockets, Chili’s, Moe’s Southwest Grill, Subway and Charley’s Grilled Subs. The Opry Mills Property provides approximately 8,073 parking spaces, resulting in a parking ratio of approximately 6.9 spaces per 1,000 SF of net rentable area.

As of March 14, 2016, the Opry Mills Property was approximately 98.6% leased by 168 tenants. The Opry Mills Property’s in-line tenants generally consist of national tenants, such as Polo Ralph Lauren, Nike Factory Store, Gap Outlet, Victoria’s Secret, Tommy Hilfiger, Banana Republic Factory Store and Old Navy Outlet. Gross mall sales for all tenants that had reported as of the trailing 12 month period ending December 31, 2015 were approximately $401.2 million. In-line sales per SF for comparable stores occupying less than 10,000 SF were approximately $447, $468 and $485 in 2013, 2014 and 2015, respectively. Occupancy costs for comparable inline tenants occupying less than 10,000 SF for the same years were approximately 11.8%, 11.8% and 11.8%, respectively.

The Opry Mills Property originally opened in 2000 on the former site of the Opryland USA theme park but was closed from May 2010 to March 2012 as a result of flooding from the Cumberland River. The damage to the Opry Mills Property was caused by the confluence of torrential rainfall (over 13.5 inches of rain within a 36 hour period) and the sudden release of water from the Old Hickory Dam, which was authorized by the Army Corps of Engineers (“USACE”). The Opry Mills Property was redeveloped during that period and a portion of the redevelopment included improvements to structural features in order to limit potential future flood damage. Additionally, improvements to the Cumberland River levee and pumping system were made and a post-flood technical report was prepared by USACE outlining how it contributed to the crisis and its intent to use this information in order to reduce consequences of any potential future flooding. The Opry Mills Property re-opened in March 2012 after the borrower sponsor spent over $130.0 million to redevelop the Opry Mills Property. Operating performance improved following the redevelopment as the re-tenanting of the Opry Mills Property resulted in a higher proportion of national and credit tenancy.

Opryland is a country music themed tourist attraction that encompasses approximately 124 acres and includes the Opry Mills Property, the Gaylord Opryland Resort & Convention Center and the Grand Ole Opry. The 2,881 room Gaylord Opryland Resort & Convention Center (the largest hotel outside of Las Vegas), together with the Grand Ole Opry, draw a substantial number of visitors per year including 1.5 million hotel guests and 2.6 million banquet facility guests, which support the foot traffic at the Opry Mills Property. The Grand Ole Opry, Tennessee’s largest tourist attraction and often called the “home of American music”, is a country music venue that showcases a variety of renowned country music artists and receives several hundreds of thousands of visitors each year. Additionally, the General Jackson Showboat, a 1,200 passenger paddlewheel boat featuring a variety of daily country music lunch and dinner cruises docks at Opryland.

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The following table presents certain information relating to the major tenants at the Opry Mills Property:

Largest Tenants Based on Underwritten Base Rent(1)

					% of
					Total
					UW	UW Base		Tenant		Renewal /
	Credit Rating	Tenant	% of		Base	Rent	Lease	Sales $ per	Occupancy	Extension
Tenant Name	(Fitch/MIS/S&P)(2)	GLA	GLA	UW Base Rent	Rent	$ per SF	Expiration	SF/Screen(3)	Cost(3)	Options
Regal Cinema(4)(5)	B+ / B1 / B+	100,056	8.6%	$2,151,204	7.2%	$21.50	5/30/2020	$557,200	24.6%	4, 5-year options
Forever 21	NR / NR / NR	53,244	4.6	1,465,467	4.9	27.52	1/31/2019	$168	18.9%	NA
Dave & Buster’s	NR / NR / NR	56,886	4.9	1,320,000	4.4	23.20	11/30/2021	$277	9.6%	1, 5-year option
Bass Pro Shops Outdoor	NR / Ba3 / BB-	130,131	11.1	1,014,996	3.4	7.80	4/30/2020	$342	3.0%	6, 5-year options
Off Broadway Shoes	NR / NR / NR	29,722	2.5	962,346	3.2	32.38	1/31/2021	$229	19.2%	NA
H&M(6)	NR / NR / NR	25,022	2.1	877,770	2.9	35.08	1/31/2024	$390	18.9%	1, 5-year option
Rainforest Cafe	NR / NR / NR	20,046	1.7	563,778	1.9	28.12	5/31/2020	$322	10.8%	2, 5-year options
Sun & Ski Sports	NR / NR / NR	21,429	1.8	469,295	1.6	21.90	5/31/2022	$190	14.5%	4, 5-year options
Bed Bath & Beyond	NR / Baa1 / A-	30,966	2.6	390,001	1.3	12.59	3/31/2022	$148	10.0%	2, 5-year options
Nike Factory Store	NR / NR / NR	13,697	1.2	380,356	1.3	27.77	1/31/2023	$858	5.4%	1, 5-year option
Ten Largest Tenants		481,199	41.1%	$9,595,213	32.2%	$19.94
Remaining Tenants		672,593	57.5	20,197,679	67.8	30.03
Vacant		15,841	1.4	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,169,633	100.0%	$29,792,892	100.0%	$25.47

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant Sales per SF/Screen and Occupancy Costs represent sales for the 12-month period ending December 31, 2015 for all tenants.

(4)	Tenant Sales per SF/Screen reflects sales per screen for Regal Cinemas. Sales per screen is based on a total of 20 screens.

(5)	Regal Cinemas has the right to terminate its lease if the occupancy rate at the Opry Mills Property falls below 50% of the leasable area, not including the premises of Regal Cinemas, and such occupancy rate continues for 12 months.

(6)	H&M pays percentage rent based on 9% of adjusted gross sales.

The following table presents the lease rollover schedule at the Opry Mills Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending	Expiring Owned	% of Owned	Cumulative % of	UW	% of Total UW	UW Base Rent	# of Expiring
December 31,	GLA	GLA	Owned GLA	Base Rent	Base Rent	$ per SF	Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	$0.00	0
2017	10,727	0.9	0.9%	512,369	1.7	$47.76	7
2018	31,640	2.7	3.6%	947,674	3.2	$29.95	6
2019	74,806	6.4	10.0%	2,287,343	7.7	$30.58	8
2020	302,926	25.9	35.9%	4,451,505	14.9	$14.70	8
2021	109,093	9.3	45.2%	2,648,138	8.9	$24.27	4
2022	343,763	29.4	74.6%	10,570,758	35.5	$30.75	82
2023	168,702	14.4	89.1%	4,878,116	16.4	$28.92	35
2024	34,792	3.0	92.0%	1,389,681	4.7	$39.94	5
2025	8,597	0.7	92.8%	598,004	2.0	$69.56	4
2026	42,892	3.7	96.4%	1,359,304	4.6	$31.69	8
2027 & Thereafter	25,854	2.2	98.6%	150,000	0.5	$5.80	1
Vacant	15,841	1.4	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	1,169,633	100.0%		$29,792,892	100.0%	$25.82	168

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

The following table presents certain information relating to historical leasing at the Opry Mills Property:

Historical Leased %(1)

	2013	2014	2015	As of 3/14/2016
Owned Space	96.0%	97.0%	97.0%	98.6%(2)

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Occupancy includes four tenants, Madame Tussauds (25,854 SF), Hofbrauhaus Beer Garden (14,658 SF), Abercrombie & Fitch (6,500 SF), and Swarovski (1,231 SF), collectively representing approximately 4.1% of the net rentable area, which have executed leases but are not yet in occupancy. Madame Tussauds is expected to take occupancy and begin paying rent on May 1, 2017. Hofbrauhaus Beer Garden, Abercrombie & Fitch and Swarovski are expected to take occupancy and begin paying rent on August 1, 2016.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Opry Mills Property:

Cash Flow Analysis(1)

						Underwritten
	2013	2014	2015	TTM 1/31/2016	Underwritten	$ per SF
Base Rent	$25,645,666	$26,886,191	$27,691,194	$27,869,739	$29,792,892	$25.47
Gross Up Vacancy	0	0	0	0	583,384	0.50
Total Rent	$25,645,666	$26,886,191	$27,691,194	27,869,739	$30,376,276	$25.97
CAM Reimbursements	7,524,044	8,002,492	8,242,367	8,206,506	9,142,890	7.82
Percentage Rent	1,963,537	1,701,241	2,159,817	2,101,647	2,309,076	1.97
Other Reimbursements(2)	8,371,007	7,940,550	8,087,640	7,918,716	7,974,588	6.82
Net Rental Income	$43,504,254	$44,530,474	$46,181,018	46,096,608	$49,802,830	$42.58
Vacancy/Credit Loss	0	0	0	0	(2,490,141)	(2.13)
Other Income(3)	5,622,945	5,533,441	5,553,022	5,669,254	5,662,840	4.84
Effective Gross Income	$49,127,199	$50,063,915	$51,734,040	51,765,862	52,975,528	$45.29

Total Expenses(4)	$14,625,041	$15,076,680	$15,026,181	14,870,712	$15,212,634	$13.01

Net Operating Income(5)	$34,502,158	$34,987,235	$36,707,859	36,895,150	$37,762,894	$32.29

Total TI/LC, Capex/RR	0	0	0	0	1,488,609	1.27
Net Cash Flow	$34,502,158	$34,987,235	$36,707,859	36,895,150	$36,274,285	$31.01

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Reimbursements include utilities and real estate taxes.

(3)	Other Income primarily includes income attributable to temporary tenants (including kiosk, vending machines, events and promotions), marketing income from tenants, and ATM rental income.

(4)	Total Expenses were underwritten to SPG’s 2016 budget. Historical financials were normalized to exclude non-recurring legal expenses associated with the 2010 flooding of the Cumberland River. 2014 was adjusted by $3.2 million and 2015 was adjusted by $6.5 million. The borrower has provided a guaranty related to the payment of any future legal expenses in connection with such event.

(5)	Underwritten Net Operating Income is higher than TTM 1/31/2016 Net Operating Income due primarily to the inclusion of four tenants Madame Tussauds, Hofbrauhaus Beer Garden, Abercrombie & Fitch and Swarovski which have signed leases but have not yet taken 11.811cy as well as contractual rent increases through May 2017.

■	Appraisal. According to the appraisal, the Opry Mills Property had an “as-is” appraised value of $738,000,000 as of May 10, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated May 13, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action.

■	Market Overview and Competition. The Opry Mills Property is located in Nashville, Tennessee within Opryland. Regional access to the area is provided by Interstate-40, Interstate-65 and Interstate-24. Nashville International Airport is located approximately 5.0 miles south of the Opry Mills Property along Interstate-40 and is served by 14 carriers with on average more than 375 daily arriving and departing flights. According to the appraisal, the trade area within a 30-mile radius contains approximately 1.5 million people, with an average household income of $79,950 as of 2015. The appraisal concluded that market rents were generally in-line with the rents in-place at the Opry Mills Property.

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The following table presents certain information relating to the primary competition for the Opry Mills Property:

Competitive Set(1)

				Providence
	Opry Mills	Rivergate Mall	The Mall at Green Hills	Marketplace
Proximity (miles)	-	9.5	13.8	14.0
Year Built / Renovated	2000 / 2012 - 2014	1971 / 2011	1955 / 2011	2006 / NA
Total GLA	1,169,633	1,138,169	869,000	835,000
Total Occupancy	98.6%(2)	94%	98%	98%
Anchors	Bed Bath & Beyond,	Dillard’s, JCPenney, Macy’s,	Dillard’s, Macy’s,	Target, Belk, JCPenney,
	Forever 21, H&M,	Sears	Nordstrom	Kroger, Dick’s Sporting
	Bass Pro Shops			Goods, TJ Maxx,
	Outdoor			Homegoods

	Cool Springs		The Avenue
	Galleria	Lebanon Premium Outlets	Murfreesboro	Stones River Mall
Proximity (miles)	22.0	29.0	31.0	31.0
Year Built / Renovated	1991 / 2006	1988 / NA	2007 / NA	1992 / 2008
Total GLA	1,381,800	227,262	747,497	598,688
Total Occupancy	99%	100%	90%	97%
Anchors	Dillard’s, JCPenney,	Gap Factory Store, Nike,	Belk, Dick’s Sporting	Dillard’s, JCPenney,
	Macy’s, Belk	AnnTaylor, The Children’s	Goods, Best Buy, Haverty’s	Sears
		Place	Furniture

(1)	Source: Appraisal.

(2)	Occupancy is as of March 14, 2016.

■	The Borrower. The borrower is Opry Mills Mall Limited Partnership, a single-purpose, single-asset Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Opry Mills Loan. The non-recourse carveout guarantor for the Opry Mills Loan is Simon Property Group, L.P. (“SPG”) which is the operating partnership of Simon Property Group, Inc. Simon Property Group, Inc. is the largest real estate investment trust (“REIT”) in the United States. Simon Property Group, Inc. owns, develops and manages retail real estate properties, which consist primarily of malls and premium outlets. SPG’s liability under the non-recourse carveout provisions (including provisions relating to environmental liability) in the Opry Mills Loan documents is capped at $75.0 million plus reasonable collection costs.

■	Litigation Guaranty. In connection with a casualty from the flooding that occurred at the Opry Mills Property in 2010, the borrower was involved in a 5-year lawsuit against the insurers who initially awarded only $50.0 million out of the $200.0 million that the borrower sponsor claimed, and was ultimately granted a summary judgment by the Chancery Court for Davidson County, Tennessee, which awarded the borrower sponsor $204.0 million. The case is currently being appealed and SPG has provided a guaranty to the lender for payment of all obligations, costs, expenses and liabilities of the borrower and its affiliates incurred in connection with such insurance proceedings, including, any post-trial motions and appeals arising therefrom, all attorney’s fees or disbursements, expert witness fees or other related expenses, costs or fees. Neither the lender nor the servicer has (i) any right to participate in the insurance proceedings or (ii) any right to approve any decisions of the borrower with respect to the insurance proceedings or any appeals or settlement. Under the Opry Mills Loan documents, any amounts received by the borrower from the insurance proceedings are not required to be deposited into the lockbox account and may be retained or disbursed by the borrower in its sole discretion and control in accordance with its organizational documents.

■	Escrows. In connection with the origination of the Opry Mills Loan, no upfront escrows were taken at origination. In lieu of cash reserves, SPG delivered a guaranty in the amount of $3,943,000 for the outstanding tenant improvement, tenant allowances and leasing commission obligations.

Additionally, on each due date: (A) the monthly tax reserve is waived so long as (i) there is no event of default, (ii) no DSCR Reserve Trigger Event (as defined below) exists and (iii) the borrower does not (a) fail to pay all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) fail to provide the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request; (B) the monthly insurance reserve is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the Opry Mills Property is insured under an acceptable blanket policy in accordance with the Opry Mills Loan documents; (C) the monthly replacement reserve is waived so long as no DSCR Reserve Trigger or Period or

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event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrower is required to deposit $19,494 per month ($0.20 per SF annually) for replacement reserves. The replacement reserve is subject to a cap of $701,780 ($0.60 per SF). Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrower is required to deposit $160,825 per month ($1.65 per SF annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $5,789,683 ($4.95 per SF).

A “DSCR Reserve Trigger Event” means, that as of the date of determination, the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.75x for two consecutive calendar quarters.

A “DSCR Reserve Trigger Period” means the period commencing on the occurrence of a DSCR Reserve Trigger Event and continuing until the achievement of a debt service coverage ratio of 1.75x or greater for two consecutive calendar quarters based on the trailing four calendar quarter period immediately preceding the date of determination and provided that no event of default has occurred and is continuing.

■	Lockbox and Cash Management. The Opry Mills Loan documents require a hard lockbox with springing cash management. The Opry Mills Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the Opry Mills Property be deposited within two business days into such lockbox account within two business days following receipt. The funds are then swept to an account controlled by the borrower until the occurrence of a Lockbox Event. During the continuance of a Lockbox Event, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The designated agent for the benefit of the lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account (with respect to a DSCR Trigger Event, after payment of debt service, required reserves and budgeted operating expenses) will be held as additional security for the Opry Mills Loan.

A “Lockbox Event” means the occurrence of: (a) and event of default; (b) any bankruptcy action of the borrower; (c) a bankruptcy action of the manager if the manager is an affiliate of the borrower and provided the manager is not replaced within sixty days with a qualified manager; or (d) a DSCR Trigger Event.

A “DSCR Trigger Event” means that, as of the date of determination, the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.60x for two consecutive calendar quarters.

■	Property Management. The Opry Mills Property is managed by Simon Management Associates II, LLC an affiliate of the borrower sponsor. The lender has the right to terminate the property management agreement and replace the property manager or require that the borrower terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in a bankruptcy action or proceeding; (ii) an event of default has occurred and is continuing; or (iii) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods.

■	Mezzanine or Secured Subordinate Indebtedness. None

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Opry Mills Property. If TRIPRA is not in effect, the borrower is not required to pay annual premiums in excess of an amount equal to two times the then-current annual insurance premiums payable by the borrower for the policies insuring only the Opry Mills Property (excluding the wind and flood components of such insurance premiums) on a stand-alone basis in order to obtain the terrorism coverage and, if the cost of terrorism insurance exceeds such cap, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such cap, and the stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Opry Mills Property and reasonable for the geographic region where the Opry Mills Property is located, up to $5,000,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Huntington Beach, California	Cut-off Date Principal Balance(2)		$60,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$386,847
Size (Rooms)	517	Percentage of Initial Pool Balance		8.3%
Total TTM Occupancy as of 12/31/2015	83.5%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 12/31/2015	83.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	2003 / 2009-2015	Mortgage Rate		5.07000%
Appraised Value	$367,900,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest-Only Period (Months)		48
Underwritten Revenues	$88,435,908
Underwritten Expenses	$62,406,949	Escrows
Underwritten Net Operating Income (NOI)	$26,028,959
Underwritten Net Cash Flow (NCF)	$22,537,164		Upfront	Monthly
Cut-off Date LTV Ratio(1)	54.4%	Taxes	$898,739	$299,580
Maturity Date LTV Ratio(1)	49.2%	Insurance	$743,645	$63,174
DSCR Based on Underwritten NOI / NCF(1)	2.00x / 1.74x	FF&E(3) (4)	$9,300,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	13.0% / 11.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$200,000,000	99.9%	Loan Payoff	$102,519,949	51.2%
Other Sources	136,576	0.1	Principal Equity Distribution	77,797,460	38.9
			Reserves	10,942,384	5.5
			Other Uses(5)	7,900,000	3.9
			Closing Costs	976,782	0.5
Total Sources	$200,136,576	100.0%	Total Uses	$200,136,576	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination.

(2)	The Hyatt Regency Huntington Beach Resort & Spa Loan has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents the non-controlling notes A-2 and A-3-1 of the $200,000,000 Hyatt Regency Huntington Beach Resort & Spa Loan Combination, which is evidenced by seven pari passu notes. The related companion loans are evidenced by (i) the controlling note A-1-1, with an outstanding principal balance as of the Cut-off Date of $54,000,000, which was contributed by Citigroup Global Markets Realty Corp., to the CGCMT 2016-C1 securitization transaction, (ii) the non-controlling note A-1-2, with an outstanding principal balance as of the Cut-off Date of $6,000,000, which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions, (iii) the non-controlling note A-3-2, with an outstanding principal balance as of the Cut-off Date of $20,000,000, which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions, (iv) the non-controlling note A-4, with an outstanding principal balance as of the Cut-off Date of $50,000,000, which was contributed by UBS Real Estate Securities Inc. to the BACM 2016-UBS10 securitization transaction and (v) the non-controlling note A-5, with an outstanding principal balance as of the Cut-off Date of $10,000,000, which was contributed by UBS Real Estate Securities Inc. to the BACM 2016-UBS10 securitization transaction. See “—The Mortgage Loan” below.

(3)	The $9,300,000 for FF&E is held by the Hyatt Manager (as defined below) in an account in which the lender has a perfected security interest. See “—Escrows” below.

(4)	The monthly FF&E reserve is one-twelfth of 4.0% of total revenue, however the requirement to fund the FF&E reserve on each monthly payment due date is waived per the terms of the Hyatt Regency Huntington Beach Resort & Spa Loan agreement under certain conditions. See “—Escrows” below.

(5)	Other Uses of $7,900,000 represents the borrower’s purchase of the fee simple interest in the Hyatt Regency Huntington Beach Resort & Spa Property. The Hyatt Regency Huntington Beach Resort & Spa Property was previously encumbered by a ground lease.

■	The Mortgage Loan. The mortgage loan (the “Hyatt Regency Huntington Beach Resort & Spa Loan”) is part of a loan combination (the “Hyatt Regency Huntington Beach Resort & Spa Loan Combination”) evidenced by seven pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 517-room full service hotel located in Huntington Beach, California (the “Hyatt Regency Huntington Beach Resort & Spa Property”). The Hyatt Regency Huntington Beach Resort & Spa Loan, which is evidenced by non-controlling notes A-2 and A-3-1, represents the non-controlling interest in the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 8.3% of the Initial Pool Balance. The related companion loans (the “Hyatt Regency Huntington Beach Resort & Spa Companion Loans”) had an aggregate original principal balance of $140,000,000, have an outstanding principal balance as of the Cut-off Date of $140,000,000 and are evidenced by (i) the controlling note A-1-1 which was previously contributed, by Citigroup Global Markets Realty Corp., to the CGCMT 2016-C1 securitization transaction, (ii) the non-controlling notes A-1-2 and A-3-2 which are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future securitization transactions, and (iii) the non-controlling notes A-4 and A-5 which were previously contributed, by UBS Real Estate Securities Inc., to the BACM 2016-UBS10 securitization transaction. The Hyatt Regency Huntington Beach Resort & Spa Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and UBS Real Estate Securities Inc. on April 27, 2016, had an original principal balance of $200,000,000, has an outstanding principal balance as of the Cut-off Date of $200,000,000 and accrues interest at an interest rate of 5.07000% per annum. The proceeds of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination were primarily used to refinance the existing debt on the Hyatt Regency Huntington Beach Resort & Spa Property, return equity to the borrower sponsor, fund reserves, acquire the fee simple interest in the Hyatt Regency Huntington Beach Resort & Spa Property and pay origination costs. The previous mortgage loan secured by the Hyatt Regency Huntington Beach Resort & Spa Property was included in the JPMCC 2006-LDP7 securitization trust.

The Hyatt Regency Huntington Beach Resort & Spa Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Hyatt Regency Huntington Beach Resort & Spa

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Loan requires interest only payments on each due date through and including the due date occurring in May 2020 and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Hyatt Regency Huntington Beach Resort & Spa Loan is the due date in May 2026. Provided that no event of default has occurred and is continuing under the Hyatt Regency Huntington Beach Resort & Spa Loan documents, at any time after the earlier of the third anniversary of origination of the Hyatt Regency Huntington Beach Resort & Spa Loan and the second anniversary of the securitization of the last portion of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, the Hyatt Regency Huntington Beach Resort & Spa Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Hyatt Regency Huntington Beach Resort & Spa Loan documents. Provided that no event of default has occurred and is continuing under the Hyatt Regency Huntington Beach Resort & Spa Loan documents, voluntary prepayment of the Hyatt Regency Huntington Beach Resort & Spa Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in February 2026.

■	The Mortgaged Property. The Hyatt Regency Huntington Beach Resort & Spa Property is a 517-room, full service hotel located on approximately 15.1 acres in Huntington Beach, California. The Hyatt Regency Huntington Beach Resort & Spa Property consists of two main buildings, the hotel and the conference center, which were constructed in 2003 and underwent renovations totaling approximately $24.0 million from 2009 to 2015. Of the 517 guestrooms, 57 are suites ranging in size from 888 SF to 2,515 SF. All guestrooms include a balcony or patio. There are 990 on-site parking spaces located in a two-level subterranean parking garage located beneath the Hyatt Regency Huntington Beach Resort & Spa Property. The Hyatt Regency Huntington Beach Resort & Spa Property is directly connected to the beachfront of Huntington Beach by a pedestrian bridge which extends over the Pacific Coast Highway.

Meeting space at the Hyatt Regency Huntington Beach Resort & Spa Property exceeds 110,000 SF, including a 20,000 SF grand ballroom with Pacific Ocean views and a maximum capacity of over 2,000 people, as well as two additional ballrooms with Pacific Ocean views and a maximum capacity ranging from 366 to 677 people. In addition to multiple ballrooms, the Hyatt Regency Huntington Beach Resort & Spa Property contains meeting and boardroom space for smaller groups and approximately 40,000 SF of outdoor function space.

The Hyatt Regency Huntington Beach Resort & Spa Property contains six restaurants including Watertable, which received an Open Table Diners’ Choice Award as one of the Top 100 Best Restaurants in America. Watertable formerly operated as The Californian before The Californian was closed and fully renovated between November 2013 and April 2014. Over $4.5 million was spent on renovating and converting The Californian into Watertable and increasing the restaurant’s capacity from 150 to 250 seats. In 2012, The Californian had revenues of approximately $2.0 million. After reopening as Watertable, the restaurant had revenues of approximately $5.6 million in 2015.

Pacific Waters Spa, located at the Hyatt Regency Huntington Beach Resort & Spa Property, is a 20,000 SF spa available to both hotel guests and non-guests. The spa features 17 treatment rooms in addition to outdoor private treatment areas, a dry sauna, a steam room, men’s and women’s lounges with private whirlpools, waterfall showers, a fitness center and a full service salon. Recreational facilities at the Hyatt Regency Huntington Beach Resort & Spa include a lagoon-style swimming pool and a separate water playground featuring three water slides, a hot tub and a children’s pool.

Hyatt Hotels Corporation owns a 40% indirect ownership interest in the borrower. Thus, the Hyatt Regency Huntington Beach Resort & Spa Property operates without a franchise agreement. The Hyatt Regency Huntington Beach Resort & Spa Property instead operates under a management agreement with Hyatt Corporation which expires in December 2028 and has one five-year renewal option remaining (such agreement, the “Hyatt Management Agreement”).

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The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt Regency Huntington Beach Resort & Spa Property and its competitive set, as provided in a third-party industry travel research report for the Hyatt Regency Huntington Beach Resort & Spa Property:

Historical Statistics

	Hyatt Regency Huntington Beach Resort & Spa Property(1)			Competitive Set(2)			Penetration(2)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	73.4%	$211.18	$154.91	59.5%	$220.75	$131.25	123.3%	95.7%	118.0%
2012	75.9%	$219.51	$166.70	63.9%	$229.06	$146.35	118.8%	95.8%	113.9%
2013	77.2%	$233.14	$179.92	68.4%	$208.54	$142.62	112.8%	111.8%	126.2%
2014	83.4%	$247.21	$206.10	72.3%	$212.91	$153.93	115.3%	116.1%	133.9%
2015	83.5%	$260.59	$217.50	72.9%	$224.74	$163.86	114.5%	116.0%	132.7%

(1)	As provided by the borrower.

(2)	Source: industry travel research report.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hyatt Regency Huntington Beach Resort & Spa Property:

Cash Flow Analysis(1)

	2013	2014	2015	Underwritten	Underwritten $ per Room
Room Revenue	$33,951,287	$38,892,228	$41,155,432	$41,155,432	$79,604
Food & Beverage Revenue	29,359,486	35,702,200	38,650,718	38,650,718	74,760
Other Revenue(2)	7,470,962	8,682,344	8,448,331	8,629,758	16,692
Total Revenue	$70,781,735	$83,276,772	$88,254,481	$88,435,908	$171,056

Room Expense	$9,428,529	$10,934,411	$10,884,686	$10,884,686	$21,054
Food & Beverage Expense	19,920,331	23,973,352	25,639,989	25,639,989	49,594
Other Expense	2,521,073	2,940,575	3,291,782	3,286,142	6,356
Total Departmental Expense	$31,869,933	$37,848,338	$39,816,457	$39,810,817	$ 77,004
Total Undistributed Expense	17,064,467	18,437,251	18,894,270	18,909,767	36,576
Total Fixed Charges	3,013,600	3,179,772	3,238,484	3,686,365	7,130
Total Operating Expenses	$51,948,000	$59,465,361	$61,949,211	$62,406,949	$120,710

Net Operating Income	$18,833,735	$23,811,411	$26,305,270	$26,028,959	$50,346
FF&E	3,539,087	4,163,839	4,412,724	3,491,795	6,754
Net Cash Flow	$15,294,648	$19,647,573	$21,892,546	$22,537,164	$43,592

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists primarily of parking fees, resorts fees, health club, spa and fitness center revenue, and revenue generated from three third-party tenant leases related to 5,845 SF of retail space at the Hyatt Regency Huntington Beach Resort & Spa Property.

■	Appraisal. According to the appraisal, the Hyatt Regency Huntington Beach Resort & Spa Property had an “as-is” appraised value of $367,900,000 as of March 18, 2016 and is expected to have an “as stabilized” appraised value of $383,500,000 as of March 18, 2018. The “as stabilized” appraised value of $383,500,000 reflects the appraiser’s assumption of stabilized occupancy of 84.0% and stabilized ADR of $285.89.

■	Environmental Matters. According to the Phase I environmental report, dated January 20, 2016, there were no recognized environmental conditions or recommendations for further action at the Hyatt Regency Huntington Beach Resort & Spa Property.

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■	Market Overview and Competition. The Hyatt Regency Huntington Beach Resort & Spa Property is located in Huntington Beach, Orange County, California, approximately 35 miles southeast of Los Angeles International Airport, 21 miles southwest of Anaheim, California and 5 miles north of Newport Beach, California. According to the U.S. Census Bureau, as of July 2015, Orange County was the sixth most populous county in the United States. According to the appraisal, the 2015 population within a one-, three- and five-mile radius of the Hyatt Regency Huntington Beach Resort & Spa Property was 13,036, 104,896 and 277,280, respectively. According to the appraisal, 2015 estimated average household income within a one-, three- and five-mile radius of the Hyatt Regency Huntington Beach Resort & Spa Property was $106,813, $115,117 and $104,743, respectively. Tourism is one of the leading industries in Huntington Beach, with the city reporting approximately 11.0 million visitors annually. Nicknamed “Surf City, USA”, Huntington Beach has access to 9.5 miles of Pacific Ocean beachfront which attracts surfers from around the world. Popular tourist destinations in the area include Disneyland, Knott’s Berry Farm, Newport Beach, Fashion Island Shopping Center, and Laguna Beach.

According to the city of Huntington Beach, there are over 650 industrial businesses located in Huntington Beach including Boeing, Quiksilver, Cambro Manufacturing, and C&D Aerospace. Orange County is also the headquarters of several Fortune 1,000 companies including Ingram Micro, First American Corporation and Broadcom, as well as the regional headquarters for international businesses such as Mazda, Toshiba, Toyota and Samsung. The Hyatt Regency Huntington Beach Resort & Spa Property had a meeting and group penetration factor of approximately 130.0% in 2015 as a result of, according to the appraisal, having a large number of guestrooms, the largest concentration of meeting and group space in the area, expansive grounds and the ability to utilize the beach area for activities.

The appraiser identified seven properties with varying degrees of competitiveness to the Hyatt Regency Huntington Beach Resort & Spa Property. The following table presents certain information related to the competitive properties identified in the appraisal for the Hyatt Regency Huntington Beach Resort & Spa Property:

Hyatt Regency Huntington Beach Resort & Spa Property Competitive Set(1)

						Appraiser’s		Appraiser’s
		Number			Meeting	Estimated	Appraiser’s	Estimated
	Year	of	Distance	Transient	& Group	2015	Estimated	2015
Property	Opened	Rooms	(in miles)	Demand	Demand	Occupancy	2015 ADR	RevPAR
Hyatt Regency Huntington Beach Resort & Spa	2003	517	—	55%	45%	83.5%(2)	$261(2)	$217.50(2)
Kimpton Shorebreak Hotel	2009	157	1.0	75%	25%	80.0%	$220	$176.00
Hilton Huntington Beach Waterfront	1990	290	0.3	75%	25%	80.0%	$240	$192.00
Balboa Bay Resort	2003	159	5.0	70%	30%	75.0%	$200	$150.00
Marriott Newport Beach Hotel & Spa	1975	532	7.0	65%	35%	75.0%	$185	$138.75
Marriott Laguna Cliffs Resort & Spa	1987	378	22.0	60%	40%	75.0%	$215	$161.25
Omni La Costa Resort & Spa	1965	607	57.0	60%	40%	70.0%	$275	$192.50
Loews Coronado Bay Resort	1991	439	81.0	60%	40%	80.0%	$210	$168.00
Total / Wtd. Average		3,079		63%	37%	76.9%	$230	$177.00

(1)	Source: Appraisal.

(2)	As provided by the borrower.

■	The Borrower. The borrower is PCH Beach Resort, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the conversion of the borrower into a Delaware limited liability company that occurred shortly after origination of the Hyatt Regency Huntington Beach Resort & Spa Loan. The non-recourse carveout guarantors are Hyatt Hotels Corporation (which owns a 40% indirect ownership interest in the borrower), Robert L. Mayer Jr., Mayer Financial, L.P. and Grand Resort, LLC.

Hyatt Hotels Corporation (NYSE: H, rated Baa2/BBB by Moody’s/S&P) is a global hospitality company with a 59- year history in developing, owning, operating, managing, franchising and licensing hotels, resorts, branded residences and vacation ownership properties. As of March 31, 2016, Hyatt Hotels Corporation’s worldwide portfolio consisted of 652 properties in 53 countries. For the year ended December 31, 2015, Hyatt Hotels Corporation’s reported revenue and adjusted EBITDA were approximately $4.3 billion and $727 million, respectively. As the Hyatt Regency Huntington Beach Resort & Spa Property is managed by Hyatt Corporation, the Hyatt Regency Huntington Beach Resort & Spa Property operates without a franchise agreement. The management agreement with Hyatt Corporation expires in December 2028 and has one five-year renewal option remaining.

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Robert L. Mayer Jr. is the Chairman and Chief Operating Officer of The Robert Mayer Corporation. The Robert Mayer Corporation has been involved in the financing and development of more than 25,000 residential units and the construction and operation of fourteen hotels including the Hyatt Regency Huntington Beach Resort & Spa Property and the Hilton Huntington Beach Waterfront Resort located adjacent to the Hyatt Regency Huntington Beach Resort & Spa Property.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $10,942,384 with respect to the Hyatt Regency Huntington Beach Resort & Spa Property, comprised of (i) $9,300,000 for FF&E (which is held by the Hyatt Manager (as defined below)), (ii) $898,739 for real estate tax expenses and (iii) $743,645 for insurance expenses.

On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $299,580), (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance over the then succeeding 12-month period (initially $63,174) and (iii) a reserve for FF&E, in an amount equal to the greater of (a) the FF&E Payment (as defined below) and (b) the amount of the deposit (if any) then required by the Hyatt Manager on account of FF&E under the Hyatt Management Agreement.

An “FF&E Payment” means, with respect to the monthly payment date, an amount equal to one-twelfth of 4% of the greater of (x) the annual gross revenues for the hotel related operations at the Hyatt Regency Huntington Beach Resort & Spa Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Hyatt Regency Huntington Beach Resort & Spa Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or if no approved annual budget exists as of the date of determination, an amount reasonably determined by the lender. The FF&E reserve monthly deposit must (A) initially be determined for the balance of the 2016 calendar year as of the origination date and (B) thereafter be adjusted and determined by the lender annually on the monthly payment date in May 2017 and on each monthly payment date falling in each subsequent May thereafter. Notwithstanding anything in the Hyatt Regency Huntington Beach Resort & Spa Loan documents to the contrary, the lender may require the borrower to increase the monthly deposits required pursuant to the Hyatt Regency Huntington Beach Resort & Spa Loan documents upon 30 days’ notice to the borrower if (1) a Hyatt Regency Huntington Beach Resort & Spa Trigger Period (as defined below) is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Hyatt Regency Huntington Beach Resort & Spa Property and/or (2) the lender determines in its reasonable discretion that an increase is necessary to reflect increased FF&E expenditures required under the Hyatt Management Agreement and/or set forth in any amendment to the most recently determined approved annual budget.

Provided no event of default has occurred and is continuing, the requirement to fund the FF&E reserve on each due date will be waived, provided that Hyatt Corporation reserves funds for FF&E that will be required to be made to the Hyatt Regency Huntington Beach Resort & Spa Property during each calendar year in a manner substantially consistent with the requirements for FF&E set forth in the Hyatt Management Agreement. The lender has a perfected security interest in the FF&E reserve account held by the Hyatt Manager, which security interest is subject to the Hyatt Manager’s right to use this reserve as described in the Hyatt Management Agreement.

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On each due date (other than a monthly payment date on which sums in the cash management account are insufficient to make all deposits required pursuant to the cash management waterfall (a “Deposit Shortfall”), projected as the monthly payment dates in November and December in 2016) if sums in the cash management account are insufficient to make all deposits required pursuant to the cash management waterfall), the borrower is required to fund a Seasonality Reserve Monthly Deposit (as defined below) until such time as the seasonality reserve funds deposited for the calendar year equals or exceeds 100% of the aggregate Negative Monthly Amounts (as defined below) for that calendar year based on the then current approved annual budget. The “Seasonality Reserve Monthly Deposit” equals 100% of the quotient of (x) the aggregate Negative Monthly Amounts for the 12 month period divided by (y) the number of months for which there is no Negative Monthly Amount, based on the then current approved annual budget to be adjusted annually on January 1 of each calendar year. The “Negative Monthly Amount” means, with respect to any due date, the amount, if any, by which operating income for the Hyatt Regency Huntington Beach Resort & Spa Property for the calendar month is insufficient to establish a debt service coverage ratio for the applicable month of 1.10x based on the then current approved annual budget to be adjusted annually on January 1 of each year. If at any time the lender reasonably determines that the amount on deposit in the seasonality reserve account will be insufficient to fund the actual or anticipated aggregate cash management account shortfalls expected to be incurred (such amount, the “Aggregate Shortfall”), the borrower is required to deposit with the lender an amount equal to the Aggregate Shortfall.

Provided that no event of default (except any event of default which would be satisfied by the disbursement from the seasonality reserve account) has occurred and is continuing, if, on the due dates where a Deposit Shortfall is projected (projected as the monthly payments dates in November and December 2016) , sums in the cash management account are insufficient to make all deposits required pursuant to the cash management waterfall, the lender is required to disburse a portion of the seasonality reserve funds in an amount equal to the applicable shortfall into the cash management account to be disbursed in accordance with the cash management waterfall. See “—Lockbox and Cash Management” below.

■	Lockbox and Cash Management. Provided no Hard CM Trigger (as defined below) has occurred, all hotel revenue is collected by the Hyatt Manager and deposited in an account to which the Hyatt Manager has access (the “Hotel Operating Account”). The lender has a perfected security interest in the Hotel Operating Account. Provided no event of default has occurred and the Hyatt Management Agreement is in full force and effect, the Hyatt Manager is required to pay all operating expenses from the Hotel Operating Account pursuant to the Hyatt Management Agreement and deposit such funds necessary to maintain the $1,500,000 minimum working capital balance required under the Hyatt Management Agreement. All remaining sums are remitted to the lender-controlled lockbox account prior to the 15th day of each month. Upon the occurrence and during the continuance of an event of default, provided (1) the Hyatt Management Agreement is in full force and effect, (2) the Hyatt Manager continues to be the property manager, and (3) none of the Hyatt Manager, the related guarantors or any affiliate of the foregoing controls the borrower, the Hyatt Manager is required to make disbursements from the Hotel Operating Account as follows: (a) first, funds sufficient to pay the monthly real estate tax deposit due for the then applicable due date, if any, to the lender; (b) second, funds sufficient to pay the monthly insurance deposit due for the then applicable due date, if any, to the lender; (c) third, to fund all other approved operating expenses per the approved annual budget (including the base management fee associated with the capital management of the Hyatt Regency Huntington Beach Resort & Spa Property and a working capital amount approved by the lender in its sole discretion) with monthly comparisons reasonably acceptable to the lender of (x) actual operating expenses paid or reimbursed by or on behalf of the borrower pursuant to the prior distributions under this clause (c), to (y) the approved operating expenses per the approved annual budget for the subject month; and (d) fourth, the balance of all revenue derived from the Hyatt Regency Huntington Beach Resort & Spa Property to the lender-controlled lockbox account. Upon the occurrence and continuance of a Hard CM Trigger, all hotel revenue is required to be deposited directly into the lender-controlled lockbox account.

12

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

A “Hard CM Trigger” means the occurrence of either (x) the Hyatt Management Agreement not being in full force and effect or (y) an event of default occurring and continuing and the Hyatt Manager, Hyatt Hotels Corporation or any affiliate of the foregoing controlling the borrower. All amounts in the lender-controlled lockbox account are swept daily into the lender’s cash management account.

Provided no event of default is continuing, on each due date, the lender is required to disburse funds in the cash management account in the following amounts and order of priority: (i) first, to make the monthly reserve deposit for real estate taxes; (ii) second, to make the monthly reserve deposit for insurance premiums; (iii) third, to pay any default interest and late payment charges; (iv) fourth, to pay the monthly debt service amount; (v) fifth, to make the monthly reserve deposit for FF&E (assuming the Hyatt Manager is not holding the FF&E reserve); (vi) sixth, to make the seasonality reserve monthly deposit; (vii) seventh, to pay any other amounts due and owing to the lender; (viii) eighth, to pay for operating expenses for the applicable month; and (ix) ninth, all amounts remaining are required (a) to the extent that a Hyatt Regency Huntington Beach Resort & Spa Trigger Period has occurred and is continuing, to be deposited into the excess cash flow account to be held as additional cash collateral for the Hyatt Regency Huntington Beach Resort & Spa Loan and (b) to the extent that no Hyatt Regency Huntington Beach Resort & Spa Trigger Period exists, to be disbursed to the borrower.

A “Hyatt Regency Huntington Beach Resort & Spa Trigger Period” means (a) a period commencing upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default and continuing until the cure of such event of default, (b) a period commencing when the debt service coverage ratio is less than 1.30x and continuing until the debt service coverage ratio is equal to or greater than 1.40x for two consecutive calendar quarters, (c) the occurrence of a Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Trigger Period, (d) a period commencing upon the occurrence of a Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Renewal Trigger Event and continuing until the Hyatt Management Agreement is renewed in accordance with the Hyatt Regency Huntington Beach Resort & Spa Loan documents, or (e) commencing upon the bankruptcy of the property manager and continuing until such property manager is replaced in accordance with the Hyatt Regency Huntington Beach Resort & Spa Loan documents.

A “Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Trigger Period” means a period (A) commencing upon the first to occur of (i) an event of default by the borrower under the Hyatt Management Agreement (other than de minimis defaults that do not have a material adverse effect), (ii) the borrower or the Hyatt Manager giving notice that it is terminating the Hyatt Management Agreement, (iii) any termination or cancellation of the Hyatt Management Agreement or the Hyatt Management Agreement expiring or otherwise failing to be in full force and effect, (iv) any bankruptcy or similar insolvency of the Hyatt Manager and (v) the Hyatt Regency Huntington Beach Resort & Spa Property failing to be operated or branded pursuant to the Hyatt Management Agreement; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable of satisfaction of the applicable Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Trigger Period cure conditions and, to the extent a property improvement plan is required, the deposits of any corresponding amounts into a property improvement plan reserve account to pay for the costs of such plan.

A “Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Renewal Trigger Event” means an event which will be deemed to have occurred if the Hyatt Management Agreement is not renewed in accordance with the Hyatt Regency Huntington Beach Resort & Spa Loan documents on or before the date which is 12 months prior to the expiration of the Hyatt Management Agreement.

■	Property Management. The Hyatt Regency Huntington Beach Resort & Spa Property is currently managed by Hyatt Corporation, an affiliate of the borrower (the “Hyatt Manager”). The borrower may not replace Hyatt Corporation as the property manager of the Hyatt Regency Huntington Beach Resort & Spa Property without the lender’s consent. The lender may replace (or require the borrower to replace) the property manager if: (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists a default by the property manager beyond all applicable notice and cure periods under the Hyatt Management Agreement; or (c) the lender is exercising its remedies under the Hyatt Regency Huntington Beach Resort & Spa Loan documents following an event of default.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

13

ESPLANADE I

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		PCC
Location (City/State)	Downers Grove, IL	Cut-off Date Principal Balance(4)		$41,500,000
Property Type	Office	Cut-off Date Principal Balance per SF(3)		$112.43
Size (SF)	609,251(1)	Percentage of Initial Pool Balance		5.8%
Total Occupancy as of 6/22/2016	85.3%(2)	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/22/2016	85.3%(2)	Type of Security		Fee Simple
Year Built / Latest Renovation	1990 / 2007	Mortgage Rate		4.41000%
Appraised Value	$105,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		0

Underwritten Revenues	$12,985,312
Underwritten Expenses	$6,312,843	Escrows
Underwritten Net Operating Income (NOI)	$6,672,469		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,789,055	Taxes	$544,649	$115,532
Cut-off Date LTV Ratio(3)	64.9%	Insurance(5)	$0	$0
Maturity Date LTV Ratio(3)	52.3%	Replacement Reserves	$0	$12,693
DSCR Based on Underwritten NOI / NCF(3)	1.62x / 1.40x	TI/LC(6)	$2,477,838	$92,910
Debt Yield Based on Underwritten NOI / NCF(3)	9.7% / 8.5%	Other(7)	$1,028,702	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$68,500,000	95.9%	Refinance Existing Debt	$66,601,266	93.3%
Borrower Equity	2,898,925	4.1	Reserves	4,051,189	5.7
			Closing Costs	746,470	0.9
Total Sources	$71,398,925	100.0%	Total Uses	$71,398,925	100.0%

(1)	The Size (SF) includes the Esplanade Fitness Center totaling 26,696 SF, which is an amenity for the building only with no lease or attributable lease income.

(2)	Includes JMG (23,029 SF and 3.8% of the Esplanade I Property NRA), which is not in occupancy or paying rent. JMG has taken possession of its space, has a lease commencement date of December 1, 2016, and is required to commence paying rent on December 1, 2017. An escrow was collected at origination for underwritten rent prior to lease commencement, outstanding free rent, and outstanding tenant improvements and leasing commissions. See “—Escrows” below.

(3)	Calculated based on the aggregate outstanding principal balance of the Esplanade I Loan Combination.

(4)	The Cut-off Date Principal Balance of $41,500,000 represents the controlling note A-1 of the $68,500,000 Esplanade I Loan Combination, which is comprised of two pari passu notes. The related companion loan is evidenced by the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $27,000,000, which is currently held by Principal Commercial Capital and expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(5)	Insurance is provided under a blanket policy. See “—Escrows” below.

(6)	The upfront TI/LC reserve includes outstanding tenant improvements and leasing commissions obligations. The required TI/LC monthly reserve deposits are $92,910/month for the first 24 payment dates following loan origination, and $63,464/month thereafter; provided that the borrower’s obligation to make deposits into the TI/LC reserve is temporarily suspended at any time the amount in such reserve equals or exceeds $2,600,000 (which cap is subject to reduction upon certain lease-up events). See “—Escrows” below.

(7)	Upfront other reserve includes outstanding underwritten rent prior to lease commencement for the tenant JMG along with contractual free rent and reimbursements for five tenants, including JMG. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Esplanade I Loan”) is part of a loan combination (the “Esplanade I Loan Combination”) evidenced by two pari-passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A office development located in Downers Grove, Illinois (the “Esplanade I Property”). The Esplanade I Loan (evidenced by note A-1), which represents the controlling interest in the Esplanade I Loan Combination, had an original principal balance of $41,500,000, has an outstanding principal balance as of the Cut-off Date of $41,500,000 and represents 5.8% of the Initial Pool Balance. The related companion loan (the “Esplanade I Companion Loan”), which had an original principal balance of $27,000,000 and has an outstanding principal balance as of the Cut-off Date of $27,000,000, is evidenced by the non-controlling note A-2, is currently held by Principal Commercial Capital and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Esplanade I Loan Combination was originated by Principal Commercial Capital on June 22, 2016. The Esplanade I Loan Combination has an outstanding principal balance as of the Cut-off Date of $68,500,000 and each note accrues interest at an interest rate of 4.41000% per annum. The proceeds of the Esplanade I Loan Combination were primarily used to refinance existing debt securing the Esplanade I Property, pay origination costs, and fund reserves.

The Esplanade I Loan Combination had an initial term of 120 months and has a remaining term as of the Cut-off Date of 120 months. The Esplanade I Loan Combination requires monthly payments of interest and principal sufficient to amortize the Esplanade I Loan Combination over a 30-year amortization schedule. The scheduled maturity date of the Esplanade I Loan Combination is July 1, 2026. Provided no event of default under the Esplanade I Loan Combination is continuing, at any time prior to the payment date in April 2026 and from and after the earlier to occur of (i) the 25th payment date of the closing date of the securitization into which the final portion of the Esplanade I Loan Combination is deposited and (ii) 48 months following the first payment date of the Esplanade I Loan Combination (such earlier date, the “Esplanade I Lockout Date”), the Esplanade I Loan Combination may be defeased in whole or in part (see “—Partial Release” below) with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted

14

ESPLANADE I

under the Esplanade I Loan Combination documents. In addition, the Esplanade I Loan Combination is prepayable without penalty on or after the due date occurring in April 2026.

■	The Mortgaged Property. The Esplanade I Property is comprised of two buildings: a 19-story, Class A office building totaling 536,322 SF and a two-story research and development (“R&D”) building totaling 72,929 SF for a total net rentable area (“NRA”) of 609,251 SF. Both buildings were constructed in 1990, and the R&D building was expanded by 25,350 SF in 2007. The Esplanade I Property is situated on a 12.08 acre site with parking provided for 1,776 vehicles (approximately 2.92 spaces/1,000 SF) with over 90% of the parking in an attached parking garage located between the office and R&D building, all of which are interconnected. The Esplanade I Property is part of the Esplanade at Locust Point business park, a master-planned development which encompasses approximately 80 acres and contains approximately three million SF including office space and luxury amenities for the business community. The Esplanade I Property provides convenient and enclosed interconnected access to other components of Esplanade at Locust Point (hotel, conference center, parking structure, and other office buildings).

The office building is approximately 83% leased to over 50 tenants with no one tenant accounting for more than 12.3% of the Esplanade I Property’s total NRA. The R&D building is comprised 48% of office space and 52% of R&D space. The R&D building is 100% leased to Hillshire (12% of the Esplanade I Property’s total NRA). The R&D building is one of only two such facilities operated by Hillshire, and Hillshire spent an estimated $4 million to build-out this space. As of June 22, 2016, the Esplanade I Property was 85.3% occupied.

15

ESPLANADE I

The following table presents certain information relating to the major tenants at the Esplanade I Property:

Tenant	Tenant Description	Renewal/Extension Options
GSA-Internal Revenue Service (“GSA-IRS”)	The General Services Administration (the “GSA”) is the federal government’s premier acquisitions agency and helps other government agencies manage their procurement, real property, and information resources. The Internal Revenue Service is the revenue service of the United States Federal Government. The agency is under the bureau of the Department of Treasury, and led by the Commissioner of Internal Revenue. The GSA has a credit rating of AAA/Aaa/AA+ according to Fitch/Moody’s/S&P, based on the ratings of the United States of America.	NA

Hillshire Brands (“Hillshire”)	The subject lease is with the Sara Lee Corporation. Sara Lee previously changed its name to Hillshire Brands in 2012 and was subsequently purchased by Tyson Foods. Hillshire is a manufacturer and marketer of branded, convenient food. In August 2014, Tyson Foods completed its merger with Hillshire, creating a single company with a portfolio that includes recognized brands such as Tyson, Wright, Jimmy Dean, Ball Park, State Fair, and Hillshire Farm. Upon the completion of the merger, Hillshire became a wholly-owned subsidiary of Tyson Foods, and Hillshire stock ceased trading. Tyson Foods reportedly employs more than 124,000 people and produces 20% of all chicken, beef, and pork in the US. Tyson trades on the NYSE under the symbol TSN and has a credit rating of BBB/Baa3/BBB according to Fitch/Moody’s/S&P.	2, 5-year options

T-Mobile Central LLC (“T-Mobile”)	T-Mobile, a subsidiary of T-Mobile US Inc., is a provider of mobile communications services. The company offers postpaid and prepaid wireless voice, messaging and data services, and wholesale wireless services. T-Mobile is a provider of high-speed service with a range of desirable handsets and devices with service to approximately 47 million customers through a nationwide network. The company also offers a selection of wireless handsets and accessories, including smartphones, wireless-enabled computers such as notebooks and tablets, and data cards. T-Mobile has approximately 70,000 total points of distribution, including approximately 8,000 T-Mobile branded locations and approximately 62,000 third-party and national retailer locations, as well as distribution through its websites. The company trades on the NYSE under the symbol TMUS.	1, 5-year option

JMG Financial (“JMG”)	JMG is an employee-owned, fee-only, registered investment advisory firm which focuses on wealth management, investment management and tax planning. Since 1984, JMG has been providing services to its clients. JMG is national in scope, with clients in over 40 states.	1, 5-year option

Vein Clinics of America	Vein Clinics of America is the largest group in the country specializing exclusively in vein disease treatment. Established in 1981, the company has locations in 14 states.	1, 5-year option

16

ESPLANADE I

The following table presents certain information relating to the major tenants at the Esplanade I Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating(2) (Fitch/MIS/ S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
GSA-Internal Revenue Service(3)	AAA / Aaa / AA+	75,111	12.3%	$1,881,531	20.6%	$25.05	7/31/2021	NA
Hillshire Brands(4)	BBB / Baa3 / BBB	72,929	12.0	1,126,542	12.3	15.45	5/31/2021	2, 5-year options
T-Mobile Central LLC	NA / NR / BB	51,378	8.4	982,861	10.8	19.13	11/30/2018	1, 5-year option
JMG Financial(5)	NA / NA / NA	23,029	3.8	436,400	4.8	18.95	11/30/2027	1, 5-year option
Vein Clinics of America	NA / NA / NA	22,851	3.8	394,180	4.3	17.25	5/31/2021	1, 5-year option
GSA-Comp of the Currency	AAA / Aaa / AA+	9,816	1.6	332,359	3.6	33.86	1/31/2018	2, 5-year options
Konica Minolta	NA / NA / NA	18,205	3.0	327,173	3.6	17.97	12/31/2021	2, 5-year options
Siemens/Unigraphics Solutions	A / A1 / A+	15,499	2.5	287,481	3.1	18.55	2/28/2018	2, 5-year options
Grundfos Pumps Corporation	NA / NA / NA	13,480	2.2	250,409	2.7	18.58	3/31/2019	2, 5-year options
Midventures Inc.	NA / NA / NA	12,091	2.0	227,907	2.5	18.85	3/31/2019	1, 5-year option
Largest Tenants		314,389	51.6%	$6,246,843	68.3%	$19.87
Remaining Tenants(6)		205,005	33.6	2,892,767	31.7	14.11
Vacant		89,857	14.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		609,251	100.0%	$9,139,610	100.0%	$17.60

(1)	The list of top ten tenants named in the table above includes primarily office users and excludes US DG LLC – Conference Center, which leases 36,232 SF (5.95% of GLA) through April 30, 2021 at an UW Base Rent of $6.54/SF (2.6% of total UW Base Rent) and is technically the tenth largest tenant based on UW Base Rent. The tenant leases the conference center space on behalf of the adjacent DoubleTree hotel and its GLA and UW Base Rent are instead represented within the Remaining Tenants category. US DG LLC – Conference Center and the borrower have a mutual option to terminate 5,198 SF of its space at any time upon 90 days’ notice.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease. In the case of GSA-IRS, the ratings are the ratings of the United States of America.

(3)	GSA-IRS has the option to terminate its lease any time after July 31, 2018.

(4)	Hillshire occupies 100% of the R&D building (72,929 SF). The lease and underwritten rent roll breaks out the square footage and rent based upon the original square footage (47,579 SF at an UW Base Rent of $11.70/SF) and the expansion square footage (25,350 SF at an UW Base Rent of $22.48/SF).

(5)	JMG is not in occupancy or paying rent. JMG has taken possession of its space, has a lease commencement date of December 1, 2016, and is required to commence paying rent on December 1, 2017. An escrow was collected at origination for underwritten rent prior to lease commencement, outstanding free rent and outstanding tenant improvements and leasing commissions. JMG has the option to terminate its lease effective November 30, 2024 provided JMG provides notification of intent to terminate no later than December 1, 2023 and pays a termination fee equal to the unamortized costs of tenant improvements, leasing commissions, rent abatement and landlord legal fees.

(6)	The Remaining Tenants category also includes the Esplanade Fitness Center totaling 26,696 SF. While this is an amenity for the building only with no lease or attributable lease income, its SF is included as part of the % of GLA calculation.

The following table presents the lease rollover schedule at the Esplanade I Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,095	0.3%	0.3%	$55,328	0.6%	$26.41	1
2016	9,807	1.6	2.0%	168,581	1.8	17.19	12
2017	25,565	4.2	6.1%	484,561	5.3	18.95	15
2018	103,471	17.0	23.1%	2,089,934	22.9	20.20	14
2019	30,629	5.0	28.2%	571,908	6.3	18.67	5
2020	25,906	4.3	32.4%	506,133	5.5	19.54	7
2021	247,035	40.5	73.0%	4,361,785	47.7	17.66	10
2022	9,667	1.6	74.5%	187,685	2.1	19.42	1
2023	5,914	1.0	75.5%	109,646	1.2	18.54	1
2024	0	0.0	75.5%	0	0.0	0.00	0
2025	9,580	1.6	77.1%	167,650	1.8	17.50	1
2026	0	0.0	77.1%	0	0.0	0.00	0
2027 & Thereafter(3)	49,725	8.2	85.3%	436,400	4.8	8.78	2
Vacant	89,857	14.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	609,251	100.0%		$9,139,610	100.0%	$17.60	69

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and which are not reflected in the Lease Expiration Schedule.

(3)	Esplanade Fitness Center totaling 26,696 SF (4.4% of Owned GLA) is included in the 2027 & Thereafter category. Esplanade Fitness Center is an amenity for the building only with no lease or attributable lease income.

17

ESPLANADE I

The following table presents certain information relating to historical leasing at the Esplanade I Property:

Historical Leased %(1)(2)

	2011	2012	2013	2014	2015	As of 6/22/2016(3)
Owned Space	91.6%	92.3%	90.7%	91.7%	94.0%	85.3%

(1)	As provided by the borrower which reflects average occupancy for the specified year unless otherwise indicated.

(2)	The Esplanade I Property has had an average occupancy of 91.1% since 2007.

(3)	In early 2016, the Esplanade I Property lost three tenants totaling 7.4% of NRA causing occupancy to dip below the historical average of 91.1%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Esplanade I Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 4/30/2016	Underwritten(2)(3)	Underwritten $ per SF
Base Rent	$8,243,655	$8,654,293	$9,194,478	$9,253,602	$9,016,806	$14.80
Contractual Rent Steps(4)	0	0	0	0	122,804	0.20
Gross Up Vacancy	0	0	0	0	1,579,586	2.59
Total Rent	$8,243,655	$8,654,293	$9,194,478	$9,253,602	$10,719,196	$17.59
Total Reimbursables	3,667,118	3,814,029	4,186,554	4,301,278	4,527,025	7.43
Other Income(5)	65,864	105,113	107,830	121,364	107,830	0.18
Vacancy & Credit Loss	0	0	0	0	(2,368,739)	(3.98)
Effective Gross Income	$11,976,637	$12,573,435	$13,488,862	$13,676,244	$12,985,312	$21.31

Real Estate Taxes	$1,223,044	$1,325,176	$1,266,169	$1,262,729	$1,320,361	$2.17
Insurance	74,426	73,461	67,791	73,475	65,946	0.11
Management Fee	613,119	631,745	679,488	691,363	519,412	0.85
Other Operating Expenses	4,090,873	4,095,791	4,515,282	4,407,124	4,407,124	7.23
Total Operating Expenses	$6,001,462	$6,126,173	$6,528,730	$6,434,691	$6,312,843	$10.36

Net Operating Income	$5,975,175	$6,447,262	$6,960,132	$7,241,553	$6,672,469	$10.95
TI/LC	43,882	22,331	18,007	14,889	761,564	1.25
Replacement Reserves	0	0	0	0	121,850	0.20
Net Cash Flow	$5,931,293	$6,424,931	$6,942,125	$7,226,664	$5,789,055	$9.50

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is lower than TTM 4/30/2016 Base Rent largely due to the loss of three tenants (7.4% of NRA) in early 2016.

(3)	Underwritten Base Rent includes the full annual rent from five tenants that are currently in a pre-lease commencement or free rent period (36,342 SF of NRA; approximately $1 million in outstanding rent obligations). Of the five tenants, JMG is the largest with 23,029 SF of NRA and $982,648 in underwritten rent prior to lease commencement and free rent. Escrows for all five tenants were collected at origination for such pre-lease commencement rent and free rent, as well as outstanding tenant improvements and leasing commissions.

(4)	Contractual rent steps are underwritten based upon the actual scheduled rent increases through January 2017.
(5)	Other income includes percentage rent, tenant service income, rooftop management income, internet fee income, miscellaneous income and the fitness center operations.

■	Appraisal. According to the appraisal, the Esplanade I Property had an “as-is” appraised value of $105,500,000 as of May 24, 2016.

■	Environmental Matters. Based on the Phase I environmental report dated May 26, 2016, there were no recognized environmental conditions related to the Esplanade I Property.

■	Market Overview and Competition. The Esplanade I Property is located on Butterfield Road (office building) and Woodcreek Drive (R&D building) in the village of Downers Grove, Illinois, approximately 23 miles west of the Chicago Central Business District. The Esplanade I Property is located in the northwest quadrant of the Esplanade at Locust Point office park which is located at the intersection of the East-West Tollway (I-88) and the North-South Tollway (I-355).

The Esplanade I Property is located within the broader East-West Corridor submarket. According to the appraisal, the broader East-West Corridor submarket includes 13.1 million SF of Class A office space and reported a vacancy rate of 11.2% with gross asking rents of $28.54/SF as of first quarter of 2016. More specifically, the Esplanade I Property is part of the Eastern East-West Tollway submarket which includes 8.9 million SF of Class A office space and reported a vacancy rate of 12.1% with asking rents of $29.08/SF for the same period. The

18

ESPLANADE I

Eastern East-West Tollway submarket reported an average vacancy of 14.0% since 2006. According to the appraisal, the Esplanade I Property is part of a competitive set of 8 Class A office properties which reported an average vacancy of 10.8%.

The following table presents certain information relating to certain directly competitive office buildings provided in the appraisal for the Esplanade I Property:

Directly Competitive Office Buildings(1)

	Esplanade I (subject)	Esplanade IV(2)	Corridors III	Esplanade II	Highland Landmark II	Mid America Plaza II
Property Address	2001 Butterfield Road and 3131 Woodcreek Drive	1901 Butterfield Road	2650 Warrenville Road	3500 Lacey Road	3025 Highland Parkway	2 Mid America Plaza
City	Downers Grove	Downers Grove	Downers Grove	Downers Grove	Downers Grove	Oakbrook Terrace
Total GLA	536,322(3)	275,285	221,969	584,000	279,876	204,630
Total Occupancy	85.3%(3)	81.0%	99.0%	91.0%	87.0%	95.0%
Direct Asking Rent	$18.50(3)	$18.50	$18.50	$18.50	$18.50	$18.50

(1)	Source: Appraisal.
(2)	Esplanade IV is owned by affiliates of the borrower.
(3)	Source : Underwritten rent roll dated June 22, 2016.

■	The Borrower. The borrower is Esplanade I SPE LLC, a newly formed, bankruptcy remote entity, with two independent directors. The borrower and its affiliates are owned by Hamilton Partners, Accesso Partners, LLC and AG Products Company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Esplanade I Loan Combination. The guarantors of the non-recourse carveouts under the Esplanade I Loan Combination are Hamilton Holdings, LLC, Ronald Lunt, and the Shigeru Mori Marital Trust dated September 1, 2012, each of which is affiliated with Hamilton Partners. Recovery against the guarantors under the non-recourse carveout guaranty and environmental indemnity is limited to the guarantors’ ownership interests in Hamilton Partners Limited Partnership Industrial LP, which the guarantors represented have an aggregate value of $9,796,296 as of December 31, 2015. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

Hamilton Partners, the original developer of Esplanade at Locust Point, is a privately-owned real estate development firm based in Chicago. The company develops, leases and manages commercial projects throughout Chicago, Salt Lake City, Denver, Milwaukee and Raleigh-Durham. With over 40 years of experience, the company’s principals have developed over 25 million SF of office, industrial, apartment and retail projects. Accesso Partners, LLC is a full-service, vertically integrated commercial real estate investment manager, owner, and operator with a focus on acquiring commercial office properties in Class A locations throughout the United States.

■	Escrows. On the origination date of the Esplanade I Loan Combination, the borrower funded a reserve of (i) $544,649 for real estate taxes, (ii) $2,477,838 for outstanding tenant improvements and leasing commissions obligations with respect to twelve tenants, and (iii) $1,028,702 in underwritten rent prior to lease commencement for JMG and outstanding free rent obligations with respect to five tenants, including JMG.

On each payment date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket insurance policy under the Esplanade I Loan Combination documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a tenant improvements and leasing commissions reserve in the amount of $92,910 for the first 24 payment dates following the Esplanade I Loan Combination origination, and $63,464 for each payment date thereafter, provided that, so long as no event of default is continuing under the Esplanade I Loan Combination documents, the borrower’s obligation to make deposits into the tenant improvements and leasing commissions reserve is temporarily suspended at any time the amount in such reserve equals or exceeds $2,600,000 (which cap is subject to reduction upon certain lease-up events), and (iv) a replacement reserve in the amount of $12,693.

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ESPLANADE I

During the first 24 payment dates of the Esplanade I Loan Combination term, $62,593 of the $92,910 monthly deposit into the tenant improvements and leasing commissions reserve is required to be allocated to a subaccount to cover tenant improvements and leasing commissions for the GSA-IRS space. On each payment date from July 2020 to June 2021, amounts (to the extent available) in the tenant improvements and leasing commissions reserve and any excess cash flow reserve are required to be reallocated (i) if the GSA-IRS subaccount is less than $1,502,220 on the July 2020 payment date, into the GSA-IRS subaccount until the aggregate amount that has been deposited therein (both prior to and after July 2020) equals $1,502,220 and (ii) into a subaccount for the Hillshire space (i.e. the R&D building) until the aggregate amount that has been deposited therein equals $1,097,780. On the July 2021 payment date, any remaining amounts in the GSA-IRS subaccount must be reallocated to the general tenant improvements and leasing commissions reserve to be used for any spaces other than the R&D building. In addition, on and after the July 2021 payment date, upon certain trigger events related to the R&D building, an additional amount (to the extent available) of up to $1,097,780 is required to be reallocated from the general tenant improvements and leasing commissions reserve and any excess cash flow reserve into a subaccount for such space.

■	Lockbox and Cash Management. The Esplanade I Loan Combination documents require a hard lockbox with springing cash management. The Esplanade I Loan Combination documents require the borrower to direct all tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the Esplanade I Property be promptly deposited into such lockbox account following receipt. Prior to the occurrence of an Esplanade I Cash Sweep Trigger Event (as defined below), all funds in the lockbox account are swept into the borrower’s operating account. Following the occurrence of an Esplanade I Cash Sweep Trigger Event and until the occurrence of an Esplanade I Cash Sweep Cure (as defined below), all cash flow is required to be swept from the lockbox account into a lender-controlled cash management account and applied in accordance with the Esplanade I Loan Combination documents, and excess cash is required to be swept and held as additional collateral for the Esplanade I Loan Combination.

An “Esplanade I Cash Sweep Trigger Event” means the occurrence of any one or more of the following as determined by the lender in its sole discretion: (a) an event of default under the Esplanade I Loan Combination documents; (b) either Hillshire or GSA-IRS (A) ceases to operate its business from all or any portion of the Hillshire space or GSA-IRS space, as applicable, (B) becomes the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or files for bankruptcy or other insolvency proceedings, (C) provides notice of its intent to terminate its respective lease with respect to all or any part of its space, provided, however, that the exercise of the GSA-IRS lease termination option does not constitute an Esplanade I Cash Sweep Trigger Event, or (D) defaults under its lease; (c) the failure of either Hillshire or GSA-IRS to renew its lease, at least twelve months prior to the scheduled expiration; or (d) the amortizing debt service coverage ratio is less than 1.15x as of the last day of any calendar quarter.

An “Esplanade I Cash Sweep Cure” means the following, as determined by the lender in its sole discretion: (i) with respect to an Esplanade I Cash Sweep Trigger Event described in clause (a) above, upon the cure of such event of default; (ii)(A) with respect to an Esplanade I Cash Sweep Trigger Event described in clause (b) (A) of the definition thereof, the earlier to occur of (x) the passage of 60 days after the reopening of the tenant causing the Esplanade I Cash Sweep Trigger Event or (y) the lender sweeping the cash flow for twelve consecutive months following the Esplanade I Cash Sweep Trigger Event, (ii)(B) with respect to an Esplanade I Cash Sweep Trigger Event described in clause (b) (B) of the definition thereof, a reaffirmation of the lease causing the Esplanade I Cash Sweep Trigger Event in bankruptcy or other insolvency proceedings, provided that the terms of the lease remain substantially similar to the original lease terms, (ii)(C) with respect to an Esplanade I Cash Sweep Trigger Event described in clause (b) (D) of the definition thereof, the cure of the applicable default; and (iii) with respect to an Esplanade I Cash Sweep Trigger Event described in clauses (b)(C), (c) or (d) of the definition thereof, the Esplanade I Property maintaining a debt service coverage ratio of greater than 1.20x for two consecutive calendar quarters determined by the lender as of the last day of each calendar quarter for such quarter; provided, however, that, such Esplanade I Cash Sweep Cure set forth in this definition is subject to the following conditions: (i) no event of default under the Esplanade I Loan Combination documents has occurred and is continuing, (ii) no other Esplanade I Cash Sweep Trigger Event has occurred and is continuing, and (iii) the borrower has paid all of the lender’s expenses in connection with such Esplanade I Cash Sweep Cure including, without limitation, reasonable attorney’s fees and expenses.

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ESPLANADE I

■	Property Management. The Esplanade I Property is managed by an affiliate of the borrower, HP/Esplanade #1 Limited Partnership, pursuant to the terms of the borrower’s organizational documents. The lender has the right to direct the borrower to terminate the manager’s right to manage the Esplanade I Property and replace the manager in accordance with the Esplanade I Loan Combination documents in the event (a) the manager becomes insolvent or defaults under the management agreement (including the management provisions of the borrower’s organizational documents), or (b) if the manager is not HP/Esplanade #1 Limited Partnership, the debt service coverage ratio calculated for any 12-month period falls below 1.0x. The lender may terminate the manager’s right to manage the Esplanade I Property upon the occurrence and during the continuance of an event of default under the Esplanade I Loan Combination documents.

■	Partial Release. Provided no event of default is then continuing under the Esplanade I Loan Combination, at any time following the Esplanade I Lockout Date and prior to the payment date in April 2026, the borrower has the right to obtain a release of the R&D building (currently occupied by Hillshire), subject to the satisfaction of certain conditions, including, among others: (i) the borrower must defease an amount equal to (a) the then outstanding principal amount of the Esplanade I Loan Combination, multiplied by (b) 12.61% (i.e., the allocated loan amount), multiplied by (c) 120% ; (ii) the debt service coverage ratio on the remaining property following such release is not less than 1.35x; (iii) the loan to value ratio on the remaining property following such release does not exceed 60%; (iv) the borrower furnishes the lender (a) evidence that any tenant with approval rights has consented to the release, (b) an executed and recorded reciprocal easement agreement similar to the one currently in place that addresses how the released property and the remaining property share parking, access, maintenance and other operational matters and (c) evidence that the remaining property consists of a complete lot or lots and continues to satisfy all applicable zoning, parking and other requirements, and (v) at the lender’s option the lender receives (a) a rating agency confirmation and (b) a REMIC opinion.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The Esplanade I Loan Combination documents require that the borrower maintain an “all risk” insurance policy (with a deductible that is acceptable to the lender and is no larger than $50,000) that provides coverage for terrorism in an amount equal to the full replacement cost of the Esplanade I Property. The Esplanade I Loan Combination documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance is commercially available. See “Risk Factors – Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

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401 SOUTH STATE STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance(2)		$32,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$97.88
Size (SF)	487,022	Percentage of Initial Pool Balance		4.4%
Total Occupancy as of 5/5/2016	76.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/5/2016	76.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1892, 1893 / 2012, 2014	Mortgage Rate		4.80000%
Appraised Value	$76,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		NAP
Underwritten Revenues	$12,429,423
Underwritten Expenses	$6,948,035	Escrows
Underwritten Net Operating Income (NOI)	$5,481,387		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,777,954	Taxes	$987,754	$164,626
Cut-off Date LTV Ratio(1)	62.4%	Insurance	$28,255	$14,128
Maturity Date LTV Ratio(1)	51.0%	Replacement Reserve	$2,850,000	$10,210
DSCR Based on Underwritten NOI / NCF(1)	1.82x / 1.59x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.5% / 10.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$47,760,000	64.3%	Purchase Price	$68,100,000	91.6%
Principal’s New Cash Contribution(3)	18,735,832	25.2	Reserves	3,866,009	5.2
Mezzanine Loan Amount(4)	7,830,000	10.5	Closing Costs	2,359,823	3.2

Total Sources	$74,325,832	100.0%	Total Uses	$ 74,325,832	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 401 South State Street Loan Combination.

(2)	The 401 South State Street Loan has an outstanding principal balance as of the Cut-off Date principal balance of $32,000,000 represents the controlling note A-1 of the $47,760,000 401 South State Street Loan Combination. The related companion loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the Cut-off Date of $15,760,000, is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future securitization transactions. See “— The Mortgage Loan” below.

(3)	Principal’s new cash contribution includes an unsecured credit facility with a principal balance of $12,000,000 that is subordinated to the 401 South State Street Loan Combination and is not secured by a pledge of any director or indirect interest in the borrower. The lender (seller of the 401 South State Street Property) under the unsecured credit facility (“Unsecured Credit Facility Lender”) is only entitled to payments under the unsecured credit facility so long as certain conditions are met, including that payments are only made with excess cash flow from the 401 South State Street Property that are actually made available to the unsecured credit facility borrower. The Unsecured Credit Facility Lender has entered into a subordination and standstill agreement with the lender of the 401 South State Street Loan Combination and Mezzanine Loan whereby the Unsecured Credit Facility Lender does not have the right to exercise any remedies under it’s the unsecured credit facility until the 401 South State Street Loan Combination and Mezzanine Loan are indefeasibly paid in full.

(4)	The Mezzanine Loan may be increased to a maximum principal balance of $9,830,000 based on certain conditions being satisfied under the Mezzanine Loan documents. See “— Mezzanine and Unsecured Indebtedness: below.

■	The Mortgage Loan. The mortgage loan (the “401 South State Street Loan”) is part of a loan combination (the “401 South State Street Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a 479,522 SF office building and a 7,500 one-story commercial building located in Chicago, Illinois (the “401 South State Street Property”). The 401 South State Street Loan, which is evidenced by note A-1 and represents the controlling interest in the 401 South State Street Loan Combination, had an original principal balance of $32,000,000, has an outstanding principal balance as of the Cut-off Date of $32,000,000, and represents approximately 4.4% of the Initial Pool Balance. The related companion loan (the “401 South State Street Companion Loan”), which is evidenced by note A-2 and represents the non-controlling interest in the 401 South State Street Loan Combination, is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future securitization transactions, had an original principal balance of $15,760,000, and has an outstanding principal balance as of the Cut-off Date of $15,760,000. The 401 South State Street Loan Combination was originated by Citigroup Global Markets Realty Corp. on June 10, 2016, had an original principal balance of $47,760,000 and has an outstanding principal balance as of the Cut-off Date of $47,760,000. Both the 401 South State Street Loan and the 401 South State Street Companion Loan accrue interest at an interest rate of 4.80000% per annum. The proceeds of the 401 South State Street Loan Combination were primarily used to acquire the 401 South State Street Property, pay origination costs and fund reserves.

The 401 South State Street Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 401 South State Street Loan requires monthly payments of interest and principal sufficient to amortize the 401 South State Street Loan over a 30-year amortization schedule. The scheduled maturity date of the 401 South State Street Loan is the due date in July 2026. Voluntary prepayment of the 401 South State Street Loan without payment of any prepayment premium is permitted on or after the due date in April 2026. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the 401 South State Street Loan Combination and (ii) the fourth anniversary of the origination date of the 401 South State

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401 SOUTH STATE STREET

Street Loan Combination, the 401 South State Street Loan may be prepaid a with yield maintenance premium as more particularly set forth in the 401 South State Street Loan documents.

■	The Mortgaged Property. The 401 South State Street Property, located in Chicago, Illinois, consists of a 479,522 SF, 8-story office building (the “Robert Morris Center”) occupying a full block on State Street between East Van Buren Street and East Congress Parkway and a 7,500 SF one-story commercial building (the “Willow Creek Church”) which is located on 418 South Wabash Avenue, each of which is located in Chicago, Illinois. The buildings are located on two non-contiguous parcels, divided by a public alleyway and connected via a private, underground, maintenance tunnel. Total Occupancy and Owned Occupancy at the 401 South State Street Property were both 76.5% occupied as of May 5, 2016.

The Robert Morris Center was originally constructed in 1892 and was formerly utilized as Sears Roebuck and Company’s flagship department store until its sale in 1983 at which point the seller implemented a comprehensive renovation of the building into a traditional office use at an estimated cost of $25 million. Between 1984 and 1997, the Robert Morris Center was occupied by a variety of governmental entities such as the State of Illinois and the General Services Administration. Due to the ornamentation of the façade on floors 2-8, the building is designated as a National and Chicago Historical Landmark.

The sole tenant at the Robert Morris Center is Robert Morris University (“RMU”) which leased its initial space in 1997 and subsequently expanded seven times since initial occupancy. RMU has invested approximately $29 million of its own capital to improve its space at the Robert Morris Center. The Robert Morris Center serves as the main campus for RMU which has an additional 9 locations throughout Illinois. The building features classrooms, culinary space, general, pharmacy, and nursing lab space, an auditorium, an exercise room, a student center, an art studio and gallery, as well as administrative/faculty offices.

RMU is an independent, private, not-for-profit, multi-location higher education institution offering associate, baccalaureate, and graduate degree programs. RMU was founded in 1913 and has an undergraduate enrollment of more than 2,700 students. RMU is accredited by the Higher Learning Commission and a member of the North Central Association. According to the appraisal, the Higher Learning Commission is one of the six regional accrediting bodies in the United States and offers the highest form of accreditation available to a university. RMU has 8 colleges and 16 fields of study, inclusive of 3 master’s degree, 11 bachelor’s degrees, and 11 associate’s degrees. RMU is also a member of the National Association of Intercollegiate Athletics (“NAIA”) and offers 11 men’s sports and 14 women’s sports. In 2015, RMU reported total assets of approximately $120.5 million, net assets of $86.9 million, and a total endowment of $42.6 million.

The Willow Creek Church was constructed in 1893 and is fully leased to the Willow Creek Community Church (“WCCC”) and has been since August 2011. WCCC is a non-denominational, multi-generational Evangelical Christian mega church located in the Chicago suburb of South Barrington, Illinois. WCCC currently has 7 campuses throughout Chicago and has three weekend services averaging 26,000 attendees. WCCC uses the Willow Creek Church as an office and small meeting space. WCCC also leases out the Auditorium Theatre, a space next door which seats 2,500 people to host service on Sundays.

The following table presents certain information relating to the major tenants at the 401 South State Street Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Robert Morris University	NR / NR / NR	365,033	75.0%	$6,683,746	97.6%	$18.31	6/30/2024	N/A
Willow Creek Community Church	NR / NR / NR	7,500	1.5	160,200	2.4	21.36	7/30/2017	N/A
RCN Cable(2)	NR / NR / NR	0	0.0	1,210	0.0	N/A	3/12/2017	N/A
Five Largest Tenants		372,533	76.5%	$6,845,156	100.0%	$18.37
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		114,489	23.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		487,022	100.0%	$6,845,156	100.0%	$18.37

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	RCN Cable leases an antennae space at the Robert Morris Center at current annual rent of $1,210.

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401 SOUTH STATE STREET

The following table presents the lease rollover schedule at the 401 South State Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	7,500	1.5	1.5%	161,410	2.4	21.52	2
2018	0	0.0	1.5%	0	0.0	0.00	0
2019	0	0.0	1.5%	0	0.0	0.00	0
2020	0	0.0	1.5%	0	0.0	0.00	0
2021	0	0.0	1.5%	0	0.0	0.00	0
2022	0	0.0	1.5%	0	0.0	0.00	0
2023	0	0.0	1.5%	0	0.0	0.00	0
2024	365,033	75.0	76.5%	6,683,746	97.6	18.31	1
2025	0	0.0	76.5%	0	0.0	0.00	0
2026	0	0.0	76.5%	0	0.0	0.00	0
2027 & Thereafter	0	0.0	76.5%	0	0.0	0.00	0
Vacant	114,489	23.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	487,022	100.0%		$6,845,156	100.0%	$18.37	3

(1)	Calculated based on approximate square footage occupied by each owned tenant.

The following table presents certain information relating to historical leasing at the 401 South State Street Property:

Historical Leased %(1)

	2013	2014	2015	As of 5/5/2016
Owned Space	76.5%	76.5%	76.5%	76.5%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

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401 SOUTH STATE STREET

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 401 South State Street Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 4/30/2016	Underwritten	Underwritten $ per SF
Base Rent	$6,228,660	$6,385,812	$6,559,793	$6,619,022	$6,659,018	$13.67
Contractual Rent Steps(2)	0	0	0	0	186,139	0.38
Gross Up Vacancy	0	0	0	0	3,177,365	6.52
Total Rent	$6,228,660	$6,385,812	$6,559,793	$6,619,022	$10,022,521	$20.58
Total Reimbursables(3)	4,234,233	4,311,551	3,906,150	3,905,953	5,379,766	11.05
Other Income(4)	324,061	317,012	262,220	241,456	204,500	0.41
Vacancy & Credit Loss	0	0	0	0	(3,177,365)	(6.52)
Effective Gross Income	$10,786,954	$11,014,375	$10,728,163	$10,766,431	$12,429,423	$25.52

Real Estate Taxes	$2,292,442	$2,238,277	$2,100,000	$2,100,000	$2,799,996	$5.75
Insurance	109,791	128,645	113,200	113,200	161,459	0.33
Management Fee	539,300	550,715	489,941	484,335	621,471	1.28
Other Operating Expenses	2,694,226	2,984,569	2,997,312	3,003,133	3,365,109	6.91
Total Operating Expenses	$5,635,759	$5,902,206	$5,700,453	$5,700,668	$6,948,035	$14.27

Net Operating Income	$5,151,195	$5,112,169	$5,027,710	$5,065,763	$5,481,387	$11.25
TI/LC	0	0	0	0	581,678	1.19
Replacement Reserves	0	0	0	0	121,756	0.25
Net Cash Flow	$5,151,195	$5,112,169	$5,027,710	$5,065,763	$4,777,954	$9.81

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases on August 1, 2016.

(3)	Total Reimbursables were underwritten per terms of the leases in place at the 401 South State Street Property. The discrepancy between Underwritten Total Reimbursables and historical Total Reimbursables is due to the 401 South State Street Property seller’s failure to reconcile RMU’s baseline operating expenses since 2011 which resulted in an underpayment in reimbursements from RMU for the past few years.

(4)	Other Income includes after hours heating and cooling cost reimbursement as well other miscellaneous income.

■	Appraisal. According to the appraisal, the 401 South State Street Property had an “as-is” appraised value of $76,500,000 as of May 18, 2016 and “as-stabilized” appraised value of $88,300,000 as of June 1, 2019 which assumes the 401 South State Street Property reaches stabilized occupancy of 88.0%.

■	Environmental Matters. Based on the Phase I environmental report dated May 27, 2016, there are no recognized environmental conditions or recommendations for further action at the 401 South State Street Property other than the recommendation for the continued implementation of the existing asbestos operations and maintenance plan.

■	Market Overview and Competition. The 401 South State Street Property is located in the South Loop neighborhood of Chicago’s Central Business District (“CBD”). Nearby uses include the DePaul Center (DePaul University Loop Campus) to the north, the University Center of Chicago/Columbia College to the south, the Auditorium Theatre of Roosevelt University/Roosevelt University to the east, and the Harold Washington Public Library to the west. The area is known as South Loop Education Corridor due to the high concentration of universities in the vicinity. The daily student population throughout the South Loop Education Corridor is approximately 65,000 according to the appraisal, which significantly enhances the customer base for commercial, retail, and residential properties located throughout the neighborhood.

The 401 South State Street Property has frontage along Congress Parkway and State Street, and is in the southernmost portion of The Loop, which contains the main concentrations of office and commercial space in the CBD. The 401 South State Street Property is part of the East Loop submarket which consists of 22.9 million SF of office space, comprising 17.9% of the overall downtown market. Industries within the East Loop are primarily financial services firms, government, law firms, and professional service firms. According to the appraisal, the direct vacancy rate in the submarket is 13.5% as of first quarter 2016. According the eight rental comparables compiled by the appraisal, the quoted rental rates range from $25.00 to $35.00 per SF.

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The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 401 South State Street Property:

Office Lease Comparables(1)

	Robert Morris Center	LaSalle Bank Building	120 South LaSalle Building	Chicago Board of Trade	300 West Adams Building	LaSalle- Wacker Building
Year Built	1892	1934	1928	1930	1928	1930
Total GLA	487,022	1,258,205	650,279	1,365,182	252,857	360,594
Occupancy	76.5%(2)	99%	78%	83%	93%	91%
Expense Basis	Various	Gross	Gross	Gross	Gross	Modified Gross
Quoted Rental Rate ($ per SF)	--	$35.00	$29.00	$31.00	$25.00	$32.00

	Burnham Center	The Sullivan Center	100 North LaSalle
Year Built	1914	1898	1926
Total GLA	579,778	943,332	157,409
Occupancy	92%	87%	84%
Expense Basis	Gross	Gross	Gross
Quoted Rental Rate ($ per SF)	$30.00	$29.00	$32.50

(1)	Source: Appraisal.

(2)	Source: Underwritten rent roll dated May 5, 2016.

■	The Borrower. The borrower is 401 S. State Street Owner, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 401 South State Street Loan Combination. The guarantor of the non-recourse carveouts under the 401 South State Street Loan Combination is Steven A. Cuculich, Sr. Steven A. Cuculich, Sr. has over 25 years of experience managing, operating and redeveloping real estate. His real estate experience includes ownership and management of commercial, residential and industrial properties, with a particular focus in the Chicago, Atlanta and Tampa markets.

■	Escrows. On the origination date of the 401 South State Street Loan Combination, the borrower funded a reserve of (i) $987,754 for real estate taxes, (ii) $28,255 for insurance premiums, and (iii) $2,850,000 for replacement reserve associated with future budgeted capital expenditure.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period (unless the borrower maintains an approved blanket umbrella policy covering the 401 South State Street Property), and (iii) a replacement reserve in the amount of $10,210.

■	Lockbox and Cash Management. The 401 South State Street Loan Combination is structured with a hard lockbox and in-place cash management. The borrower is required to deposit, or cause to be deposited, all revenue generated by the 401 South State Street Property into a restricted account. All funds are transferred on each business day from the restricted account to a lender-controlled cash management account for the payment of debt service of the 401 South State Street Loan and Mezzanine Loan (defined below) and funding of reserves, with the remainder disbursed to the borrower, except, during the continuance of a 401 South State Street Trigger Period (as defined below), when the remainder is held by the lender in an excess cash flow fund.

A “401 South State Street Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the 401 South State Street Loan documents and continuing until the same is cured, (ii) commencing on the date that the debt service coverage ratio as calculated under the 401 South State Street Loan documents is less than 1.25x (with respect to solely the 401 South State Street Loan) or 1.10x (with respect to the aggregate of the 401 South State Street Loan and Mezzanine Loan) and continuing until the debt service coverage ratio is equal to or greater than 1.30x with regard to the 401 South State Street Loan or 1.15x with regard to the 401 South State Street Loan and Mezzanine Loan combined, in each case for two consecutive calendar quarters or

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(iii) commencing upon the occurrence of a 401 South State Street Specified Tenant Trigger Period (as defined below), and continuing until the same is cured.

A “401 South State Street Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a 401 South State Street Specified Tenant (as defined below) being in default under its lease beyond applicable notice and cure periods, (ii) a 401 South State Street Specified Tenant failing to be in actual, physical possession of its space or “going dark” or with respect to the tenant RMU, “going dark” on two or more floors of the space leased by RMU unless RMU has renewed its lease prior to the expiration thereof, (iii) a 401 South State Street Specified Tenant giving notice that it is terminating its lease for any portion of its space, (iv) any termination or cancellation of any 401 South State Street Specified Tenant lease or any 401 South State Street Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any 401 South State Street Specified Tenant, and (vi) any 401 South State Street Specified Tenant failing to extend or renew the applicable 401 South State Street Specified Tenant lease on or prior to the date that is 24 months prior to the date that is the earlier of the expiration date of the applicable lease or the date notice is required to renew said lease; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence of (1) the cure of the applicable event giving rise to the 401 South State Street Specified Tenant Trigger Period in accordance with the provisions of the 401 South State Street Loan documents or such circumstances ceasing to exist, or (2) the borrower leasing the entire space demised to the applicable 401 South State Street Specified Tenant and the applicable tenant under the lease being in occupancy and open for business in the space and paying the full amount of the rent due under its lease.

A “401 South State Street Specified Tenant” means (i) RMU or any replacement tenant thereof, (ii) any tenant under its lease which, individually or when aggregated with all other leases at the 401 South State Street Property with the same tenant or its affiliate, either accounts for 25% or more of the total rental income for the 401 South State Street Property or 25% or more of the 401 South State Street Property’s gross leasable area, and (iii) any other lessee(s) of the 401 South State Street Specified Tenant spaces and any guarantor(s) of the related lease(s); and in all cases, any parent or affiiliate providing credit support for any lease meeting the requirements of (i), (ii) and/or (iii) above.

■	Property Management. The 401 South State Street Property is currently managed by Anvan/Midwest Realty Management Co., a third party manager. The lender has the right to terminate the property management agreement and replace the property manager or require that the borrower terminate the property management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists a 401 South State Street Trigger Period and the property manager has been provided with 30 days of prior notice, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a material default by the property manager beyond all applicable notice and cure periods under the property management agreement.

■	Mezzanine and Subordinate Indebtedness. Concurrently with the origination of the 401 South State Street Loan, MSC – 401 South State Street Holdco, LLC, (the “Mezzanine Lender”) funded a $7,830,000 mezzanine loan (the “Mezzanine Loan”) to 401 S. State Street Member, LLC (the sole member of the borrower), as mezzanine borrower. The Mezzanine Loan may be increased to the maximum principal balance of $9,830,000 as reimbursement to the borrower for approved leasing expenses for certain leases with remaining terms of at least five years upon the satisfaction of certain conditions under the Mezzanine Loan documents, including that (i) such increase occurs prior to December 1, 2017, (ii) no event of default has occurred under the Mezzanine Loan documents, (iii) the combined debt yield is no less than the greater of 9.5% and the debt yield on the date of the increase request, (iv) the combined debt service coverage ratio is no less than the greater of 1.45x and the combined debt service coverage ratio on the date of the increase request, and (v) the mezzanine borrower and mortgage borrower provide certain certifications as to the leasing expenses and any related construction completed thereunder. The Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower. The Mezzanine Loan requires a monthly payment of interest only and accrues interest at an interest rate of 12.0000% per annum and is co-terminus with the 401 South State Street Loan. Mezzanine Lender may be prepaid without a requisite pro rata payment of the 401 South State Street Loan, provided that certain conditions are satisfied under the 401 South State Street Loan documents, including that there is event of default continuing at such time under the 401 South State Street Loan or Mezzanine Loan, such prepayment funds may be derived from excess cash flow disbursed to the borrower but not any other source

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of funds derived from the 401 South State Street Property, and, if the related guarantor provides such funds, the payment of such funds may not cause the guarantor to violate the net worth and minimum liquidity covenants as set forth in the 401 South State Street Loan documents. The rights and obligations of the respective holders of the 401 South State Street Loan and the related Mezzanine Loan are subject to an intercreditor agreement.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 401 South State Street Property (plus 18 months of rental loss and/or business interruption coverage and an additional period of indemnity covering the six months following restoration) with a deductible no greater than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Wayne, Pennsylvania	Cut-off Date Principal Balance(2)		$29,964,942
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$195.92
Size (SF)	257,460	Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 6/7/2016	83.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/7/2016	83.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1972 / 2007	Mortgage Rate		5.15000%
Appraised Value	$72,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		NAP
Underwritten Revenues	$7,155,163
Underwritten Expenses	$2,606,818	Escrows
Underwritten Net Operating Income (NOI)	$4,548,345		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,347,733	Taxes	$391,453	$47,485
Cut-off Date LTV Ratio(1)	70.1%	Insurance	$25,000	$0
Maturity Date LTV Ratio(1)	64.8%	Replacement Reserve	$0	$4,291
DSCR Based on Underwritten NOI / NCF(1)	1.37x / 1.31x	TI/LC(3)	$3,524,034	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.0% / 8.6%	Other(4)	$68,133	$0

Sources and Uses(5)
Sources	$	%	Uses	$	%
Loan Combination Amount	$50,500,000	99.9%	Loan Payoff	$45,238,688	89.5%
Other Sources	50,000	0.1	Reserves	4,008,620	7.9
			Closing Costs	972,106	1.9
			Principal Equity Distribution	330,587	0.7
Total Sources	$50,550,000	100.0%	Total Uses	$50,550,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Swedesford Office Loan Combination.
(2)	The Cut-off Date Principal Balance of $29,964,942 is evidenced by the controlling note A-1 which is part of a loan combination evidenced by two pari passu notes with a combined outstanding principal balance as of the Cut-off Date of $50,440,986. The related companion loan, which is evidenced by the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $20,476,044 is expected to be contributed to one or more future commercial mortgage securitization transactions. See “— The Mortgage Loan” below.
(3)	TI/LC reserve is capped at $3,000,000. See “— Escrows” below.
(4)	Other upfront reserves of $68,133 are for free rent obligations of the borrower sponsor. See “— Escrows” below.
(5)	Based on the aggregate original principal balance of the Swedesford Office Loan Combination.

■	The Mortgage Loan. The mortgage loan (the “Swedesford Office Loan”) is part of a Loan Combination (the “Swedesford Office Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee interest in a three-building, 257,460 SF office center in Wayne, Pennsylvania (the “Swedesford Office Property”). The Swedesford Office Loan, which is evidenced by note A-1 and represents the controlling interest in the Swedesford Office Loan Combination, had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $29,964,942, and represents approximately 4.2% of the Initial Pool Balance. The related companion loan (the “Swedesford Office Companion Loan”), which is evidenced by note A-2 and represents the non-controlling interest in the Swedesford Office Loan Combination, is expected to be contributed to one or more future commercial mortgage securitization transactions. The Swedesford Office Companion Loan had an original principal balance of $20,500,000 and has an outstanding principal balance as of the Cut-off Date of $20,476,044. The Swedesford Office Loan Combination was originated by Barclays Bank PLC on June 6, 2016. The Swedesford Office Loan Combination had an original principal balance of $50,500,000 and has an outstanding principal balance as of the Cut-off Date of $50,440,986. Both the Swedesford Office Loan and the Swedesford Office Companion Loan accrue interest at an interest rate of 5.15000% per annum. The proceeds of the Swedesford Office Loan Combination were primarily used to refinance the Swedesford Office Property, fund reserves, pay origination costs and return equity to the borrower sponsor.

The Swedesford Office Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Swedesford Office Loan requires monthly payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Swedesford Office Loan is the due date in June 2021. The Swedesford Office Loan may be voluntarily prepaid on or after the due date in July 2017 with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the present values of the remaining scheduled principal and interest payments and (ii) 1.0% of the principal amount being prepaid. Voluntary prepayment of the Swedesford Office Loan is permitted on and after the due date in February 2021 without the payment of any yield maintenance or prepayment premium.

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■	The Mortgaged Property. The Swedesford Office Property consists of three office buildings totaling 257,460 SF with 910 parking spaces and is located in Wayne, Pennsylvania, approximately 1.5 miles west of the King of Prussia Mall. The Swedesford Office Property was constructed in 1972 and acquired by the borrower sponsor in September 2005. Subsequent to the acquisition, the borrower sponsor invested $19.4 million into capital improvements to convert the Swedesford Office Property to its current use. Two of the buildings were transformed into Class A office space, receiving new façades and window systems, upgraded bathrooms and lobbies, new HVAC units and fire/life safety systems, and updated landscaping at a total cost of approximately $4.8 million. The third building originally comprised two separate structures that were completely gut-renovated and combined into a single Class A+ building with a newly constructed central atrium, new glass curtain exterior façades and upgraded building systems at a total cost of approximately $14.6 million. As of June 7, 2016 the Swedesford Office Property is 83.9% leased to 31 tenants.

The following table presents certain information relating to the major tenants at the Swedesford Office Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Signal Holdings	NR / Baa2 / BBB+	25,805	10.0%	$956,075	15.1%	$37.05	9/30/2018	2, 5-year options
Laser Spine Institute(2)	NR / NR/ NR	26,568	10.3	823,608	13.0	31.00	9/30/2028	NA
Affiliated Distributors	NR / NR/ NR	28,287	11.0	820,323	13.0	29.00	7/31/2019	NA
LiquidHub	NR / NR/ NR	23,962	9.3	605,040	9.6	25.25	6/30/2018	1, 5-year option
Robert Half International	NR / NR/ NR	14,730	5.7	486,090	7.7	33.00	3/31/2017	1, 5-year option
QUAD656	NR / NR/ NR	7,010	2.7	217,310	3.4	31.00	8/31/2019	1, 5-year option
Sono Bello	NR / NR/ NR	6,098	2.4	189,038	3.0	31.00	7/31/2017	2, 5-year options
NetApp(3)	NR / Baa1 / BBB+	5,894	2.3	178,293	2.8	30.25	1/31/2018	1, 5-year option
Kelley Jasons McGowan Spinelli & Hanna, LLP(4)	NR / NR / NR	5,879	2.3	173,430	2.7	29.50	10/31/2019	1, 5-year option
Susanin Widman & Brennan PC	NR / NR / NR	5,272	2.0	160,743	2.5	30.49	12/31/2020	1, 5-year option
Ten Largest Tenants		149,505	58.1%	$4,609,952	72.9%	$30.83
Remaining Tenants		66,427	25.8	1,714,856	27.1	25.82
Vacant		41,528	16.1	0	0.0	0.00
Total / Wtd. Avg. All Tenants		257,460	100.0%	$6,324,808	100.0%	$29.29

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Laser Spine Institute executed a lease expansion on June 2, 2016 for an additional 5,452 SF which included a four month abatement of the rent applicable to the related expansion space. In connection with the origination of the Swedesford Office Loan Combination, the borrowers deposited $56,337 into a rent concession reserve to account for the abated rent related to the Laser Spine Institute expansion space.
(3)	NetApp subleases the entirety of its space to J.G. Wentworth for the remainder of its lease term at an annual rent of $23.50 per SF, pursuant to a sublease agreement dated December 17, 2015. The annual rent under the NetApp lease of $30.25 per SF was underwritten. J.G. Wentworth is not entitled to the lease extension option provided for in the NetApp lease.
(4)	Kelley Jasons McGowan Spinelli & Hanna, LLP has the one-time right to terminate its lease on November 30, 2017 with six months’ notice and the payment of a termination fee.

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The following table presents the lease rollover schedule at the Swedesford Office Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,054	0.8%	0.8%	$25,844	0.4%	$12.58	2
2016	0	0.0%	0.8%	0	0.0%	0.00	0
2017	35,997	14.0%	14.8%	1,036,180	16.4%	28.79	8
2018	67,663	26.3%	41.1%	2,069,765	32.7%	30.59	6
2019	57,518	22.3%	63.4%	1,670,015	26.4%	29.03	7
2020	8,802	3.4%	66.8%	248,111	3.9%	28.19	2
2021	12,656	4.9%	71.7%	312,234	4.9%	24.67	4
2022	4,674	1.8%	73.6%	139,052	2.2%	29.75	1
2023	0	0.0%	73.6%	0	0.0%	0.00	0
2024	0	0.0%	73.6%	0	0.0%	0.00	0
2025	0	0.0%	73.6%	0	0.0%	0.00	0
2026	0	0.0%	73.6%	0	0.0%	0.00	0
2027 & Thereafter	26,568	10.3%	83.9%	823,608	13.0%	31.00	1
Vacant	41,528	16.1%	100.0%	0	0.0%	0.00	0
Total / Wtd. Avg.	257,460	100.0%		$6,324,808	100.0%	$29.29	31

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Swedesford Office Property:

Historical Leased %(1)

	2013	2014	2015	As of 6/7/2016
Owned Space	88.5%	89.8%	83.5%	83.9%

(1)	As provided by the borrowers and which reflects average occupancy for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Swedesford Office Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 3/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$6,433,463	$6,416,741	$6,176,501	$6,275,195	$6,235,987	$24.22
Contractual Rent Steps(2)	0	0	0	0	88,822	0.34
Gross Up Vacancy	0	0	0	0	1,215,082	4.72
Total Rent	$6,433,463	$6,416,741	$6,176,501	$6,275,195	$7,539,890	$29.29
Total Reimbursements	785,304	802,847	755,579	765,809	826,980	3.21
Other Income(3)	8,739	3,224	4,421	3,374	3,374	0.01
Vacancy & Credit Loss	0	0	0	0	(1,215,082)	(4.72)
Effective Gross Income	$7,227,506	$7,222,812	$6,936,501	$7,044,378	$7,155,163	$27.79

Total Operating Expenses	$2,558,076	$2,825,272	$2,784,025	$2,695,417	$2,606,818	$10.13

Net Operating Income	$4,669,430	$4,397,540	$4,152,476	$4,348,961	$4,548,345	$17.67
TI/LC	0	0	0	0	549,120	2.13
Upfront Rollover Reserve(4)	0	0	0	0	(400,000)	(1.55)
Replacement Reserves	0	0	0	0	51,492	0.20
Net Cash Flow	$4,669,430	$4,397,540	$4,152,476	$4,348,961	$4,347,733	$16.89

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Contractual Rent Steps includes contractual rent steps through June 2017.
(3)	Other Income includes minor miscellaneous income.
(4)	Underwritten Upfront Rollover Reserve reflects an offset to the calculation of TI/LC due to the $3.0 million deposited into a rollover reserve for any TI/LC expenses related to future leasing activities at the Swedesford Office Property. See “—Escrows” below.

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■	Appraisal. According to the appraisal, the Swedesford Office Property had an “as-is” appraised value of $72,000,000 as of May 2, 2016.

■	Environmental Matters. Based on the Phase I environmental reports dated May 13, 2016, there are no recognized environmental conditions or recommendations for further action at the Swedesford Office Property other than the recommendation to implement an asbestos operations and maintenance plan.

■	Market Overview and Competition. The Swedesford Office Property is located 20 miles northwest of downtown Philadelphia within the King of Prussia/Wayne submarket. The Swedesford Office Property is located on East Swedesford Road bordered by U.S. 202 and less than a mile away from Interstate 76 (Pennsylvania Turnpike). Additionally, the Swedesford Office Property is located within 1.5 miles of the King of Prussia Mall, one of the largest malls in the United States. According to the appraisal, 2015 median household income within a one, three and five mile radius of the Swedesford Office Property is $113,268, $94,243 and $84,978, respectively.

According to the appraisal, the King of Prussia/Wayne submarket comprised approximately 8.5 million SF of Class A office space with a 14.4% vacancy rate and average asking rents of $28.76 per SF, as of the first quarter 2016. Additionally, the two-mile radius surrounding the Swedesford Office Property comprises 3.7 million SF of Class A office space with an 8.0% vacancy rate and average asking rents of $28.69 per SF, as of the second quarter 2016. According to the appraisal, no new construction has taken place in the King of Prussia/Wayne submarket since 2010.

The appraisal identified three Class A+ office buildings totaling 519,502 SF that are considered to be directly competitive with the Class A+ building at the Swedesford Office Property. The Class A+ competitive set properties are located within two miles of the Swedesford Office Property and range in size from 41,413 SF to 272,665 SF with a weighted average occupancy rate of 96.4%. Additionally, the appraisal identified five Class A office buildings totaling 594,189 SF that are considered to be directly competitive with the two Class A buildings at the Swedesford Office Property. The Class A+ competitive set properties are located within four miles of the Swedesford Office Property and range in size from 64,991 SF to 164,360 SF with a weighted average occupancy rate of 86.0%.

■	The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Swedesford Office Property:

Class A+ Office Lease Comparables(1)

	Swedesford Office Property	Cross Point At Valley Forge	151 South Warner Road	SORA East	401 East City Avenue	300 Four Falls Corporate Center
Year Built/Renovated	1972/2007	1974/2014	1980/2008	2008/NA	1989/2008	2003/NA
Total GLA(2)	146,639	272,665	41,413	40,828	387,838	297,320
Lease SF	NAP	11,058	89,914	16,846	23,000	15,991
Lease Structure	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross
Lease Term (years)	Various	8.0	15.0	10.0	15.0	5.0
Rental Rate ($ per SF)	$31.36	$33.50	$30.42	$31.31	$31.25	$31.75

(1)	Source: Appraisal.
(2)	Total GLA for the Swedesford Office Property represents the Class A+ building only.

Class A Office Lease Comparables(1)

	Swedesford Office Property	Westlakes 3	Parkview Tower	Triad Building	Ash Street	Berwyn Park
Year Built/Renovated	1972/2007	1990/NA	1973/1998	1985/2006	1996/NA	1987/2002
Total GLA(2)	110,821	118,487	220,513	176,156	60,000	75,025
Lease SF	NAP	30,121	2,452	2,870	NAV	9,602
Lease Structure	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Net
Lease Term (years)	Various	5.0	2.0	6.0	NAV	7.0
Rental Rate ($ per SF)	$25.84	$25.50	$24.50	$23.00	$28.50	$27.69

(1)	Source: Appraisal.
(2)	Total GLA for the Swedesford Office Property represents the two Class A buildings only.

■	The Borrowers. The borrowers are 480 Swedesford Associates, L.P., 500 Swedesford Associates, L.P. and 676 and 656 Swedesford Associates, L.P., each a single-purpose, single-asset entity. Legal counsel to the borrowers

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delivered a non-consolidation opinion in connection with the origination of the Swedesford Office Loan Combination. The guarantor of the non-recourse carveouts under the Swedesford Office Loan Combination is Keystone Property Fund Management, L.P. (“Keystone”). Keystone is a commercial real estate operator, fund investor and developer headquartered in Conshohocken, Pennsylvania. Keystone acquires, develops, leases and manages commercial real estate properties, including office, flex and industrial in major markets throughout the United States. Keystone has created and fully invested five fund vehicles, deploying over $250.0 million of equity into over $2.0 billion of real estate. William Glazer founded Keystone in 1991 and currently serves as the firm’s President and CEO. Marc Rash partnered with William Glazer in 1994 and serves as the executive vice president of the company. One of the indirect owners of the borrowers that has a majority interest in the borrower and that is not the non-recourse carveout guarantor reported that it is involved in pending litigation unrelated to the Swedesford Office Loan Combination or the Swedesford Office Property. See “Risk Factors—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “Description of the Mortgage Pool—Litigation Considerations” in the prospectus.

■	Escrows. In connection with the origination of the Swedesford Office Loan Combination, the borrowers deposited (i) $391,453 into a tax reserve, (ii) $25,000 into an insurance reserve, (iii) $524,034 into a TI/LC reserve for existing TI/LC obligations due to tenants as of the Swedesford Office Loan Combination origination date, (iv) $3,000,000 into a rollover reserve for any TI/LC expenses related to future leasing activities at the Swedesford Office Property and (v) $68,133 into a rent concession reserve for existing free rent obligations due to tenants for free rent as of the Swedesford Office Loan Combination origination date.

Additionally, on each due date, the borrowers are required to fund the following reserves with respect to the Swedesford Office Property: (i) a tax reserve in an amount equal to one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, which currently equates to $47,485, (ii) an insurance reserve in an amount equal to one-twelfth of the annual insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon expiration, however, notwithstanding the foregoing, in the event that an acceptable blanket insurance policy is in effect, deposits into the insurance reserve are suspended to the extent that insurance premiums relate to an acceptable insurance policy; as of the Swedesford Office Loan Combination origination date, an acceptable blanket insurance policy was in place, (iii) a replacement reserve in the amount of $4,291 for replacements to the Swedesford Office Property and (iv) from such date as the balance then on deposit in the rollover reserve is first equal to or less than $1,600,000, a rollover reserve equal to the lesser of (a) $26,819 and (b) the amount by which the balance on deposit in the rollover reserve is less than $3,000,000.

■	Lockbox and Cash Management. The Swedesford Office Loan Combination is structured with a hard lockbox and springing cash management. The Swedesford Office Loan Combination documents require the borrowers to direct the tenants to pay rent directly to a lender-controlled lockbox account. Other than during a Swedesford Office Trigger Period (as defined below), all amounts on deposit in the lockbox account will be swept on a daily basis into a borrower-controlled operating account. Upon the occurrence and during the continuance of a Swedesford Office Trigger Period, such funds are required to be swept on a daily basis into the lender-controlled cash management account. On each due date during a Swedesford Office Trigger Period, the Swedesford Office Loan Combination documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and all remaining amounts be reserved in an excess cash flow reserve account.

A “Swedesford Office Trigger Period” means any period (i) commencing upon the occurrence of an event of default under the Swedesford Office Loan Combination documents and ending when such event of default is no longer continuing or (ii) commencing upon the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio (as calculated under the Swedesford Office Loan Combination documents) is less than 1.15x and ending at the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio is greater than or equal to 1.20x.

■	Property Management. The Swedesford Office Property is managed by Keystone Property Group, L.P. (“KPG”), an affiliate of the borrowers. Under the Swedesford Office Loan Combination documents, the borrowers may not: (i) surrender, terminate, cancel, modify, renew or extend the property management agreements (it being agreed that automatic renewals or extensions in accordance with the terms of the property management agreements are permitted without the lender’s consent), (ii) enter into any other agreement relating to the management or

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operation of the Swedesford Office Property with KPG or any other entity, (iii) consent to the assignment by KPG of its interest under the property management agreement, or (iv) waive or release any of its rights and remedies in any material respect under the property management agreement, in each case without the express consent of the lender, which consent will not be unreasonably withheld; provided, however, with respect to the replacement of KPG with a new property manager, the lender’s consent is not required provided no event of default is continuing under the Swedesford Office Loan Combination documents and provided (a) such new property manager meets certain criteria specified in the Swedesford Office Loan Combination documents, (b) if such new property manager is an affiliate of any of the borrowers, the borrowers are required to deliver a new substantive non-consolidation opinion, (c) the borrowers deliver rating agency confirmation that such replacement will not result in a qualification, downgrade or withdrawal of the credit rating of the securities and (d) such new manager and the borrowers execute both a property management agreement and a subordination of property management agreement in a form reasonably acceptable to the lender. Following a Replacement Manager Trigger (as defined below), the lender has the right to require the borrowers to replace the property manager with (x) an unaffiliated property manager meeting certain criteria specified in the Swedesford Office Loan Combination documents and selected by the borrowers or (y) another property manager chosen by the borrowers and approved by the lender (provided, that such approval may be conditioned upon the borrowers delivering rating agency confirmation that such replacement will not result in a qualification, downgrade or withdrawal of the credit rating of the securities).

A “Replacement Manager Trigger” means the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an event of default under the Swedesford Office Loan Combination documents, (ii) if the property manager is in default under the management agreement beyond any applicable notice and cure period, (iii) if the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, (v) at the lender’s option, at the end of the second consecutive calendar quarter for which the debt service coverage ratio is less than 1.10x or (vi) the control of the property manager is transferred (to the extent that the property manager is an affiliate of the borrowers) such that William Glazer and/or Marc Rash and/or an entity controlled by both of them or either of them no longer controls such affiliated property manager.

■	Condominium Development. Two of the three buildings comprising the Swedesford Office Property, 480 East Swedesford Road (“Unit A”) and 500 East Swedesford Road (“Unit B”) are party to a three-unit condominium development covering four separate office buildings. Unit A and Unit B represent approximately 12.0% and 15.9%, respectively, of the condominium development as a whole. The third unit (“Unit C”) represents approximately 71.1% of the condominium development and is not collateral for the Swedesford Office Loan Combination. The operation and maintenance of common elements is managed by the Valley Forge Office Center Condominium Association (the “Swedesford Road Association”), although each unit is responsible for the maintenance of its respective parking areas. The Swedesford Road Association also carries general insurance for common elements in the condominium development. The condominium board has five members, one of which is elected by the owner of Unit A, one of which is elected by the owner of Unit B, and three of which are elected by the owner of Unit C. While the borrowers do not control the condominium board, the condominium documents contain typical lender protections, including notice and cure rights, the subordination of all Swedesford Road Association liens to the lien of any mortgage, and mortgagee consent and estoppel requirements for any amendments to the condominium documents.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Swedesford Office Property (plus loss of rents and/or business interruption insurance for a period beginning on the date of casualty and continuing until the restoration of the Swedesford Office Property is completed or the expiration of 18 months, whichever first occurs as well as an extended period of indemnity covering the 365 days following restoration). If TRIPRA (or any applicable subsequent statute, extension or reauthorization) is not in effect and terrorism coverage becomes subject to rating and availability on the open market, the borrowers are obligated to purchase the maximum amount of terrorism coverage available from the highest rated insurance company providing such terrorism coverage. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF V
Location (City/State)	Long Beach, California	Cut-off Date Principal Balance		$29,500,000
Property Type	Retail	Cut-off Date Principal Balance per Unit		$454.29
Size (SF)	64,936	Percentage of Initial Pool Balance		4.1%
Total Occupancy as of 6/1/2016	93.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2016	93.2%	Type of Security		Leasehold
Year Built / Latest Renovation	1982, 1983 / NAP	Mortgage Rate		4.25000%
Appraised Value	$41,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		48

Underwritten Revenues	$5,210,478
Underwritten Expenses	$2,352,770	Escrows
Underwritten Net Operating Income (NOI)	$2,857,708		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,780,434	Taxes	$119,002	$19,834
Cut-off Date LTV Ratio	70.7%	Insurance	$0	$0
Maturity Date LTV Ratio	63.0%	Replacement Reserves	$0	$1,028
DSCR Based on Underwritten NOI / NCF	1.64x / 1.60x	TI/LC(1)	$0	$6,500
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.4%	Other(2)	$1,098,463	$64,869

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$29,500,000	100.0%	Loan Payoff	$18,701,657	63.4%
			Principal Equity Distribution	9,369,510	31.8
			Reserves	1,217,465	4.1
			Closing Costs	211,369	0.7
Total Sources	$29,500,000	100.0%	Total Uses	$29,500,000	100.0%

(1)	TI/LC Reserve is capped at $234,000. See “—Escrows” below.

(2)	Other upfront reserves represent (i) $1,000,000 for a ground lease extension reserve, (ii) $64,869 for ground rent payments and (iii) $33,594 for deferred maintenance. Other monthly reserve represents an ongoing escrow for ground rent payments. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Shoreline Village Loan”) is evidenced by a promissory note in the original principal amount of $29,500,000 and is secured by a first mortgage encumbering the borrowers’ leasehold interest in a retail property located in Long Beach, California (the “Shoreline Village Property”). The Shoreline Village Loan was originated by Starwood Mortgage Capital LLC on June 10, 2016 and will be acquired by Starwood Mortgage Funding V LLC on or prior to the securitization Closing Date. The Shoreline Village Loan represents approximately 4.1% of the Initial Pool Balance. The note evidencing the Shoreline Village Loan has an outstanding principal balance as of the Cut-off Date of $29,500,000 and an interest rate of 4.25000% per annum. The proceeds of the Shoreline Village Loan were primarily used to refinance the Shoreline Village Property, pay origination costs, fund reserves and return equity to the borrowers’ sponsors. The previous mortgage loan secured by the Shoreline Village Property was included in the COMM 2006-C7 securitization trust.

The Shoreline Village Loan had an initial term of 120 months and has a remaining term of 120 months. The Shoreline Village Loan requires payments of interest only through the due date in July 2020, after which it requires monthly payments of interest and principal sufficient to amortize the Shoreline Village Loan over a 30- year amortization schedule. The scheduled maturity date is the due date in July 2026. The Shoreline Village Loan may be voluntarily prepaid on or after the due date in August 2018 with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the excess, if any, of the present values of the remaining scheduled principal and interest payments through the due date in February 2026, over the outstanding principal balance of the Shoreline Village Loan, and (ii) 1% of the principal amount being prepaid. Voluntary prepayment of the Shoreline Village Loan is permitted on and after the due date in February 2026 without payment of any yield maintenance or any other prepayment premium as more particularly set forth in the Shoreline Village Loan documents. Provided that no event of default has occurred and is continuing, defeasance with non-callable obligations of the United States of America (or other “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii)) is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Shoreline Village Property is a 64,936 SF retail property located in Long Beach, California in Los Angeles County. The Shoreline Village Property has 33 tenants and was built in 1982 and 1983. The area is a destination for the approximately 5.5 million annual visitors to the attractions of the surrounding area. Sidewalks and overpasses attach the Shoreline Village Property to nearby attractions which include the Long Beach Aquarium of the Pacific, the Long Beach Convention Center, the Shoreline Marina, the Queen Mary Museum and Hotel, the Pike Outlet Mall and the Long Beach Cruise Terminal.

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The Shoreline Village Property is located at 401-435 Shoreline Village Drive, Long Beach, California. The Shoreline Village Property is situated across the street from the Long Beach Convention Center, which recently invested $40 million into modernizing the design and functionality of the event space. The Long Beach Convention Center has a capacity of approximately 13,000 guests, and hosts hundreds of events each year, including conferences, sporting events and theatrical events. There are a number of hotels in the surrounding area which include the Hyatt Regency Long Beach, the Hyatt Centric The Pike Long Beach, the Renaissance Long Beach, the Westin Long Beach and the Courtyard Long Beach Downtown, among others. The Shoreline Village Property is also located less than one mile from the Pike Outlets, which features retailers such as the Restoration Hardware Outlet, H&M, Starbucks Coffee, Gap Factory, Forever 21’s F21 RED, California Pizza Kitchen and the Nike Factory Store. As of June 1, 2016, Total Occupancy and Owned Occupancy at the Shoreline Village Property were both 93.2%.

The following table presents certain information relating to the major tenants at the Shoreline Village Property:

Ten Largest Tenants Based on Underwritten Base Rent

					% of
					Total	UW
					UW	Base		Tenant		Renewal /
	Credit Rating	Tenant	% of	UW Base	Base	Rent	Lease	Sales $	Occupancy	Extension
Tenant Name	(Fitch/MIS/S&P)(1)	GLA	GLA	Rent	Rent	$ per SF	Expiration	per SF	Cost	Options(2)
Yard House	NR / NR / NR	10,563	16.3%	$600,439	27.6%	$56.84	5/31/2023	$1,216	6.6%	2, 7-year options
Parker’s Lighthouse	NR / NR / NR	14,849	22.9	550,800	25.3	37.09	6/30/2024	$619	9.7%	1, 5-year option
Tequila Jack’s	NR / NR / NR	6,315	9.7	230,000	10.6	36.42	6/30/2017	$655	6.6%	2, 5-year options
Shenanigan’s Irish Pub & Grille	NR / NR / NR	2,143	3.3	80,894	3.7	37.75	5/31/2020	$896	6.8%	1, 5-year option
Pelican Pier Pavilion	NR / NR / NR	4,936	7.6	61,960	2.8	12.55	2/28/2017	$146	8.6%	1, 3-year option
Stefano’s Pizza	NR / NR / NR	1,128	1.7	45,454	2.1	40.30	6/30/2018	$337	18.8%	NA
Village Hat Shop	NR / NR / NR	2,061	3.2	45,135	2.1	21.90	12/31/2021	$325	14.7%	NA
Raindance	NR / NR / NR	1,240	1.9	44,640	2.0	36.00	4/30/2021	$333	18.8%	NA
The Purple House	NR / NR / NR	1,519	2.3	40,417	1.9	26.61	1/31/2017	$115	41.8%	NA
Pirate’s Cove	NR / NR / NR	1,147	1.8	39,503	1.8	34.44	10/31/2017	$482	12.6%	NA
Ten Largest Tenants		45,901	70.7%	$1,739,242	79.8%	$37.89
Remaining Tenants		14,646	22.6	439,918	20.2	30.04
Vacant		4,389	6.8	0	0.0	0.00
Total / Wtd. Avg. All Tenants		64,936	100.0%	$2,179,160	100.0%	$35.99

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	None of the Ten Largest Tenants has a lease termination option or an option to terminate its lease based on not achieving a sales threshold.

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The following table presents the lease rollover schedule at the Shoreline Village Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	1,688	2.6%	2.6%	$45,077	2.1%	$26.70	3
2016	725	1.1	3.7%	18,930	0.9	$26.11	2
2017	16,961	26.1	29.8%	464,591	21.3	$27.39	9
2018	4,139	6.4	36.2%	138,073	6.3	$33.36	7
2019	3,137	4.8	41.0%	72,069	3.3	$22.97	2
2020	4,099	6.3	47.4%	158,498	7.3	$38.67	4
2021	4,386	6.8	54.1%	130,683	6.0	$29.80	4
2022	0	0.0	54.1%	0	0.0	$0.00	0
2023	10,563	16.3	70.4%	600,439	27.6	$56.84	1
2024	14,849	22.9	93.2%	550,800	25.3	$37.09	1
2025	0	0.0	93.2%	0	0.0	$0.00	0
2026	0	0.0	93.2%	0	0.0	$0.00	0
2027 & Thereafter	0	0.0	93.2%	0	0.0	$0.00	0
Vacant	4,389	6.8	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	64,936	100.0%		$2,179,160	100.0%	$35.99	33

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

The following table presents certain information relating to historical leasing at the Shoreline Village Property:

Historical Leased %(1)

	2011	2012	2013	2014	2015	As of 6/1/2016
Owned Space	93.6%	86.0%	86.7%	95.9%	94.5%	93.2%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Shoreline Village Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 4/30/2016	Underwritten	Underwritten $ per SF
Base Rent	$2,025,057	$2,078,531	$2,008,176	$2,165,574	$2,155,521	$33.19
Contractual Rent Steps(2)	0	0	0	0	23,639	0.36
Gross Up Vacancy	0	0	0	0	110,676	1.70
Total Rent	$2,025,057	$2,078,531	$2,008,176	$2,165,574	$2,289,836	$35.26
Total Reimbursables	906,886	934,651	882,701	898,489	1,110,693	17.10
Percentage Rent	621,513	737,780	902,498	898,210	898,210	13.83
Other Income(3)	942,451	892,164	918,641	911,950	1,058,288	16.30
Vacancy & Credit Loss	0	0	0	0	(146,550)	(2.26)
Effective Gross Income	$4,495,906	$4,643,126	$4,712,016	$4,874,223	$5,210,478	$80.24

Real Estate Taxes	$112,260	$343,803	$233,336	$235,724	$354,193	$5.45
Insurance	86,741	91,223	90,242	89,909	94,560	1.46
Management Fee	134,877	139,294	141,360	146,227	156,314	2.41
Ground Lease – Fixed Rent(4)	300,000	300,000	300,000	300,000	300,000	4.62
Ground Lease – Participation Rent(4)	469,551	522,035	386,281	415,391	550,871	8.48
Other Operating Expenses	821,369	887,535	907,726	896,831	896,831	13.81
Total Operating Expenses	$1,924,799	$2,283,890	$2,058,946	$2,084,082	$2,352,770	$36.23

Net Operating Income	$2,571,108	$2,359,236	$2,653,070	$2,790,141	$2,857,708	$44.01
TI/LC	0	0	0	0	64,936	1.00
Replacement Reserves	0	0	0	0	12,338	0.19
Net Cash Flow	$2,571,108	$2,359,236	$2,653,070	$2,790,141	$2,780,434	$42.82

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through December 2016.

(3)	Other Income consists primarily of contractual parking income, cart income (which was historically included in Base Rent) and miscellaneous other income.

(4)	Annual ground rent payable is comprised of fixed rent equal to $300,000 plus participation rent. Participation rent is equal to 20% of (a) gross revenue; less the sum of (b) recoverable operating expenses, (c) non-recoverable expenses, (d) amortization of historical leasing commissions, (e) amortization of historical tenant improvements and (f) amortization of major improvement/replacement costs. See “—Ground Lease” below.

■	Appraisal. According to the appraisal, the Shoreline Village Property had an “as-is” appraised value of $41,700,000 as of an effective date of June 1, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated June 9, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action.

■	Market Overview and Competition. According to the appraisal, the Shoreline Village Property is located in the Los Angeles-Long Beach-Glendale Metropolitan Statistical Area (“MSA”) within Los Angeles County. The MSA had a 2015 total population of 10,170,300. The Shoreline Village Property is a retail shopping center located on approximately 7.1 acres in Long Beach, California, on the southwest corner of Shoreline Drive and Shoreline Village Drive. Regional access to the Shoreline Village Property is also provided by 710 Freeway, which is accessible via East Ocean Boulevard and located approximately one mile to the west. The Shoreline Village Property has direct frontage from the Pacific Ocean from the southwest. The surrounding area is fully built out and is part of a dense retail and entertainment corridor. Long Beach is a coastal destination and attracts over 5.5 million visitors annually. In addition to the Long Beach Convention Center and the Pike Outlet Mall, attractions within close proximity to the Shoreline Village Property include the Long Beach Aquarium of the Pacific, Shoreline Marina, Queen Mary Museum and Hotel and the Long Beach Cruise Terminal.

According to a third-party report, the Shoreline Village Property is part of the Long Beach/Cerritos/Carson retail submarket of the Los Angeles, California retail market. As of the fourth quarter of 2015, the Los Angeles retail market contained approximately 140.5 million SF of retail space and exhibited a vacancy rate of 7.6% with average asking rents of $29.76 per SF. As of the first quarter of 2016, the Long Beach/Cerritos/Carson retail submarket contained approximately 6.5 million SF of retail space and had a vacancy rate of 6.4% with average asking rents of $30.72 per SF.

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■	The Borrowers. The borrowers are ABA Shoreline Village, LLC and Gateway Enterprises, LLC, each a single-purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shoreline Village Loan. The borrowers own the Shoreline Village Property as tenants-in-common and have waived their respective rights to partition. Michael Pashaie and David Taban are the non-recourse carveout guarantors under the Shoreline Village Loan.

Michael Pashaie is a principal of Golden West Properties and David Taban is a principal of Jade Enterprises. Both Mr. Pashaie and Mr. Taban have over 25 of years experience owning and managing commercial real estate, generally in the Los Angeles area. In addition to the subject, the borrowers’ sponsors own a significant number of properties in the surrounding area.

■	Escrows. On the origination date of the Shoreline Village Loan, the borrowers funded escrow reserves in the amounts of (i) $119,002 with respect to certain real estate taxes, (ii) $1,000,000 with respect to a ground lease extension reserve, (iii) $64,869 for ground rent and (iv) $33,594 for deferred maintenance. Additionally, see “— Ground Lease” below.

On each due date, the borrowers are required to fund (i) a tax reserve in a monthly amount equal to one -twelfth of the amount the lender estimates will be necessary to pay taxes over the then-succeeding 12-month period, which currently equates to $19,834, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrowers does not constitute a blanket or umbrella insurance policy under the Shoreline Village Loan documents, an insurance reserve equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12 month period, (iii) a replacement reserve in the monthly amount of $1,028, (iv) a tenant improvements and leasing commissions reserve equal to $6,500, capped at $234,000 and (v) $64,869 for ground rent payments, which amount may be adjusted as the lender deems necessary. Commencing on the payment date in August 2018, if the borrowers fail to deliver an executed ground lease extension to the lender, a reserve in an amount equal to the difference between actual monthly debt service payments payable and an assumed monthly debt service payment based on a 300-month amortization will be required until the lender’s receipt of a fully executed ground lease extension. Funds on deposit in this reserve will be released to the borrowers upon the lender’s receipt of the fully executed ground lease extension.

■	Lockbox and Cash Management. The Shoreline Village Loan is structured with a springing lockbox and springing cash management. Following the occurrence of the first Shoreline Village Sweep Event Period (defined below), the Shoreline Village Loan documents require the borrowers to direct tenants to pay their rents directly to a lender-controlled lockbox account. During a Shoreline Village Sweep Event Period, funds on deposit in the lockbox account are required to be transferred on a daily basis to a lender-controlled cash management account. On each due date during a Shoreline Village Sweep Event Period, the Shoreline Village Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, fund required reserves and pay operating expenses, and all remaining amounts will be deposited in the excess cash flow reserve account and held as additional collateral for the Shoreline Village Loan.

A “Shoreline Village Sweep Event Period” means any period (i) after the occurrence of an event of default under the Shoreline Village Loan until cured (so long as no other Shoreline Village Sweep Event Period is in effect) or (ii) during which the debt service coverage ratio of the Shoreline Village Property (based on the trailing 12 calendar months and as determined by the lender) is less than 1.15x until the debt service coverage ratio of the Shoreline Village Property (based on trailing the 12 calendar months and as determined by the lender) is equal to or greater than 1.20x for two consecutive calendar quarters (so long as no other Shoreline Village Sweep Event Period is in effect).

■	Property Management. The Shoreline Village Property is currently managed by Pacific Ocean Management, LLC pursuant to a management agreement. Under the Shoreline Village Loan documents, the Shoreline Village Property may be managed by Pacific Ocean Management, LLC or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. Upon any of (i) the occurrence of an event of default under the Shoreline Village Loan documents, (ii) the debt service coverage ratio of the Shoreline Village Property being less than 1.05x, (iii) the continuance of a default by the property manager under the management agreement beyond any applicable notice and cure period, (iv) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (v) the engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds,

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the lender may require the borrowers to terminate the management agreement and replace the property manager with a new property manager selected by the borrowers, subject to the lender’s approval and, if required by the lender, with respect to which a rating agency confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Ground Lease. The Shoreline Village Property is subject to a 40-year ground lease with the City of Long Beach. Ground rent payable is equal to (i) $300,000 per annum, plus (ii) 20% of adjusted net income, which is defined as (a) gross revenue less the sum of (b) recoverable operating expenses, (c) non-recoverable expenses, (d) amortization of historical leasing commissions, (e) amortization of historical tenant improvements and (f) amortization of major improvement/replacement costs. The ground lease expires on November 14, 2047, and the borrowers’ sponsors are in early stages of negotiations to extend the ground lease by an additional 15 years. In connection with the proposed extension, the borrowers escrowed $1,000,000 at origination of the Shoreline Village Loan which will be applied towards any improvements completed in connection with a ground lease extension. Additionally, commencing on the payment date in August 2018, if the borrowers fail to deliver an executed ground lease extension to the lender, a reserve in an amount equal to the difference between actual monthly debt service payments payable and an assumed monthly debt service payment based on a 300-month amortization will be required until the lender’s receipt of a fully executed ground lease extension. Funds on deposit in this reserve will be released to the borrowers upon the lender’s receipt of the fully executed ground lease extension.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy in an amount equal to the full replacement cost of the Shoreline Village Property and 18 months of business interruption insurance that provide coverage for perils of terrorism and which do not exclude “Acts of Terrorism” (as such term is defined in TRIPRA or a similar or subsequent statute). The required terrorism insurance may be included in a blanket policy, provided that, among other things, any such blanket policy specifically allocates to the Shoreline Village Property the amount of coverage from time to time required under the Shoreline Village Loan agreement. See “Risk Factors–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

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BASS PRO SHOPS - RANCHO CUCAMONGA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Rancho Cucamonga, California	Cut-off Date Principal Balance		$29,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$161.11
Size (SF)	180,000	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 7/6/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/6/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate		4.81300%
Appraised Value	$49,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$3,678,068
Underwritten Expenses	$737,813	Escrows(1)
Underwritten Net Operating Income (NOI)	$2,940,255		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,668,677	Taxes	$0	$0
Cut-off Date LTV Ratio	58.6%	Insurance	$0	$0
Maturity Date LTV Ratio	53.9%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	1.61x / 1.46x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	99.7%	Loan Payoff	$28,049,330	96.5%
Other Sources	75,000	0.3	Principal Equity Distribution	831,373	2.9
			Closing Costs	194,297	0.7
Total Sources	$29,075,000	100.0%	Total Uses	$29,075,000	100.0%

(1)	See “— Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Bass Pro Shops - Rancho Cucamonga Loan”) is evidenced by a note in the original principal amount of $29,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 180,000 SF freestanding retail building located in Rancho Cucamonga, California (the “Bass Pro Shops - Rancho Cucamonga Property”). The Bass Pro Shops - Rancho Cucamonga Loan was originated by Barclays Bank PLC on June 6, 2016 and represents approximately 4.0% of the Initial Pool Balance. The note evidencing the Bass Pro Shops - Rancho Cucamonga Loan has an outstanding principal balance as of the Cut-off Date of $29,000,000 and an interest rate of 4.81300% per annum. The proceeds of the Bass Pro Shops - Rancho Cucamonga Loan were primarily used to retire existing debt encumbering the Bass Pro Shops - Rancho Cucamonga Property, pay origination costs and return equity to the borrower sponsor.

The Bass Pro Shops - Rancho Cucamonga Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Bass Pro Shops - Rancho Cucamonga Loan requires interest only payments on each due date through and including the due date in June 2021 and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Bass Pro Shops - Rancho Cucamonga Loan is the due date in June 2026. Voluntary prepayment of the Bass Pro Shops - Rancho Cucamonga Loan without payment of any prepayment premium is permitted on or after the due date in March 2026. Provided no event of default under the Bass Pro Shops - Rancho Cucamonga Loan documents occurred and is continuing, at any time after the second anniversary of the securitization Closing Date, the Bass Pro Shops - Rancho Cucamonga Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the Bass Pro Shops - Rancho Cucamonga Loan documents.

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BASS PRO SHOPS - RANCHO CUCAMONGA

■	The Mortgaged Property. The Bass Pro Shops - Rancho Cucamonga Property is a 180,000 SF freestanding retail building with 899 parking spaces, set on 16.8 acres in Rancho Cucamonga, California. The Bass Pro Shops - Rancho Cucamonga Property is located along Interstate 15, approximately 37 miles east of downtown Los Angeles and is the only Bass Pro Shops location in southern California. The Bass Pro Shops - Rancho Cucamonga Property is 100.0% leased to Bass Pro Shops through December 2037 with four five-year extension options and was built-to-suit by the borrower sponsor in 2007 at a total cost of $37.7 million. The Bass Pro Shops - Rancho Cucamonga Property features a two-story lodge-inspired lobby area with a fireplace, a 60-foot clerestory and an 8,000-gallon fresh water aquarium. In addition to a wide selection of hunting, fishing, hiking and backpacking equipment, the store offers customers an archery range, a pistol range, a Tracker Marine boat center and a 11,090 SF seafood restaurant. Customers can also enroll in free on-site outdoor-skills workshops taught by hunting and fishing professionals or complete a hunter’s licensing course offered at the Bass Pro Shops - Rancho Cucamonga Property in collaboration with the California Department of Fish and Wildlife. As of July 6, 2016, the Total Occupancy and Owned Occupancy were both 100.0%.

The Bass Pro Shops - Rancho Cucamonga Property is adjacent to Victoria Gardens, a 1.4 million SF lifestyle mall anchored by Macy’s, JCPenney, Apple Store and AMC Theaters, with 170 specialty stores and a 600-seat food court. As of December 31, 2015, Victoria Gardens was 93.0% occupied, with sales of $815 per SF (including the Apple Store) and $770 per SF (excluding the Apple Store).

Bass Pro Shops is a multifaceted sporting equipment retailer, with a special emphasis on fishing, hunting and camping. Founded in 1971 and headquartered in Springfield, Missouri, the company is best known for its Outdoor World stores, massive facilities that combine a large selection of goods with amusement features, such as target ranges, fish tanks, restaurants and video arcades. Bass Pro Shops also runs a major mail-order business, which originally provided the platform for the company’s entry into megastores. Its private label sporting goods are also distributed to other sporting goods stores through its American Rod & Gun wholesale operation. In addition, Bass Pro Shops owns Tracker Marine, one of the largest boat manufacturers in the United States. In recent years, Tracker Marine has extended its brand to a line of recreational land vehicles to serve the fishing and hunting market. Additionally, the company runs an upscale, 850-acre resort, Big Cedar Lodge, in Missouri’s Ozark Mountains. As of June 20, 2016, Bass Pro Shops operated 98 stores and Tracker Marine Centers across the United States and Canada.

The following table presents certain information relating to the sole tenant at the Bass Pro Shops - Rancho Cucamonga Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(2)	Renewal / Extension Options
Bass Pro Shops	NR / NR / NR	180,000	100.0%	$3,325,000	100.0%	$18.47	12/31/2037	NA	NA	4, 5-year options

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Bass Pro Shops does not report sales.

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BASS PRO SHOPS - RANCHO CUCAMONGA

The following table presents certain information relating to the lease rollover schedule at the Bass Pro Shops - Rancho Cucamonga Property, based the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027 & Thereafter	180,000	100.0	100.0%	3,325,000	100.0	18.47	1
Vacant	0	0.0	0.0%	0	0.0	0.00	0
Total / Wtd. Avg.	180,000	100.0%		$3,325,000	100.0%	$18.47	1

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Bass Pro Shops - Rancho Cucamonga Property:

Historical Leased %(1)

2013	2014	2015
100.0%	100.0%	100.0%

(1)	As provided by the borrower, and reflects average occupancy for the indicated year.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bass Pro Shops - Rancho Cucamonga Property:

Cash Flow Analysis(1)

	2013	2014	2015	Underwritten	Underwritten $ per SF
Base Rent	$3,325,000	$3,325,000	$3,325,000	$3,325,000	$18.47
Total Reimbursement Revenue(2)	647,851	557,116	686,387	546,650	3.04
Other Income	179	0	36	0	0.00
Total Rent	$3,973,030	$3,882,116	$4,011,423	$3,871,650	$21.51
Vacancy & Credit Loss	0	0	0	(193,583)	(1.08)
Effective Gross Income	$3,973,030	$3,882,116	$4,011,423	$3,678,068	$20.43

Total Operating Expenses	$736,623	$658,528	$619,545	$737,813	$4.10

Net Operating Income	$3,236,407	$3,223,588	$3,391,878	$2,940,255	$16.33
TI/LC	0	0	0	244,578	1.36
Capital Expenditures	0	0	0	27,000	0.15
Net Cash Flow	$3,236,407	$3,223,588	$3,391,878	$2,668,677	$14.83

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The Bass Pro Shops - Rancho Cucamonga Property is party to a participation agreement that expires in June 2033, whereby the Rancho Cucamonga Redevelopment Agency reimburses the borrower for real estate taxes paid. The reimbursement amount is limited to the lesser of (i) the amount of taxes actually paid by the borrower for the base year ($557,252) as increased by 3.0% per annum and (ii) a specified amount for each such year equal to the total sales tax revenues, tax increment revenues and business license taxes paid by the tenant, Bass Pro Shops, to the City of Rancho Cucamonga.

■	Appraisal. According to the appraisal, the Bass Pro Shops - Rancho Cucamonga Property had an “as-is” appraised value of $49,500,000 as of April 14, 2016.

■	Environmental Matters. According to a Phase I environmental report dated June 14, 2016, there are no recognized environmental conditions or recommendations for further action at the Bass Pro Shops - Rancho Cucamonga Property.

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BASS PRO SHOPS - RANCHO CUCAMONGA

■	Market Overview and Competition. The Bass Pro Shops - Rancho Cucamonga Property is located in southern California, along Interstate 15 in the city of Rancho Cucamonga, approximately 37 miles east of downtown Los Angeles. The Bass Pro Shops - Rancho Cucamonga Property is surrounded by a community with a 2016 average household income of $93,166 and a population of 287,812 within the five-mile radius trade area defined by the appraisal. Interstate 15, located adjacent to the Bass Pro Shops - Rancho Cucamonga Property, provides regional access to the points north and south. Interstate 10, located approximately six miles south of the Bass Pro Shops - Rancho Cucamonga Property, connects the area to points east and west. The Bass Pro Shops - Rancho Cucamonga Property draws customers from throughout southern California as it is the only Bass Pro Shops location in the area. The next nearest Bass Pro Shops stores are located in Las Vegas, Nevada and Mesa, Arizona, approximately 229 miles and 352 miles from Bass Pro Shops - Rancho Cucamonga Property, respectively. Additionally, the Bass Pro Shops - Rancho Cucamonga Property is adjacent to Victoria Gardens, a 1.4 million SF lifestyle center that draws over 16.0 million shopper visits annually.

The Bass Pro Shops - Rancho Cucamonga Property competitive set is comprised of recent office leases ranging from 46,000 SF to 143,564 SF within the greater southern California area. The following table presents certain information relating to certain retail lease comparables provided in the appraisal for the Bass Pro Shops - Rancho Cucamonga Property:

Retail Lease Comparables(1)

	Bass Pro Shops - Rancho Cucamonga	The Commons At Chino Hills	Superior Grocers	Hobby Lobby	Equinox Irvine	Dick’s Sporting Goods	Gateway Towne Center	Haggen Supermarket	Grossmont Center
Distance from Subject	-	12.5 miles	12.0 miles	30.0 miles	35.0 miles	36.5 miles	42.0 miles	41.0 miles	95.0 miles
Property Type	Single Tenant	Power Center	Single Tenant	Single Tenant	Single Tenant	Single Tenant	Power Center	Single Tenant	Lifestyle
Year Built	2007	2008	1998	1997	1990	2014	2007	2004	1961
Total GLA	180,000	398,790	62,273	46,000	136,926	83,100	300,000	57,644	924,717
Total Occupancy	100.0%	75.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	97.0%
Tenant	Bass Pro	Hobby Lobby	Superior Grocers	Hobby Lobby	Equinox Fitness	Dick’s Sporting Goods	Toys/Babies “R” Us	Haggen	Walmart; Authority
Lease GLA	180,000	55,000	62,273	46,000	136,926	83,100	74,000	57,644	143,564;
Rent Rate per SF	$18.47	$10.56	$9.96	$14.52	$14.16	$18.24	$22.56	$13.80	$12.00; $12.00
Expense Basis	Mod. Gross	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net
Mod. Gross Equivalent Rent Rate per SF(2)	-	$15.36	$14.40	$18.72	$19.92	$23.04	$28.68	$21.12	$16.56; $15.96

(1)	Source: Appraisal.

(2)	Mod. Gross Equivalent Rent Rate per SF reflects appraisal estimates and is derived by adding tax and insurance expenses to the triple net rental rates.

■	The Borrower. The borrower is Rancho BP, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bass Pro Shops - Rancho Cucamonga Loan. Forest City Realty Trust, Inc. (“Forest City”) (NYSE: FCE), an indirect owner of the borrower, is the non-recourse carveout guarantor under the Bass Pro Shops - Rancho Cucamonga Loan. Pursuant to the Bass Pro Shops - Rancho Cucamonga Loan documents, the liability of the non-recourse carveout guarantor is specific to certain bankruptcy events of the borrower and limited to the lesser of (i) $5,800,000 and (ii) the outstanding principal balance of the Bass Pro Shops - Rancho Cucamonga Loan.

Rancho BP, LLC is 51.0% indirectly owned by Forest City and 49.0% indirectly owned by QIC Limited (“QIC”), an investment firm owned by the State of Queensland, Australia. Forest City is a real estate company principally engaged in the ownership, development, management and acquisition of commercial and residential real estate throughout the United States. Founded in 1920 and based in Cleveland, Ohio, Forest City’s portfolio comprised $8.8 billion of consolidated assets in 20 states and the District of Columbia, as of March 31, 2016. Weighted average occupancy across Forest City’s retail, office and residential properties was 93.8%, 95.1% and 93.0%, respectively, as of March 31, 2016. Sales at Forest City’s retail properties averaged $558 per SF as of the same date. QIC is one of the largest institutional investment managers in Australia, with A$78.5 billion (US$60.4 billion) in funds under management, as of March 31, 2016. The firm offers its global client base infrastructure, real estate, private equity, liquid strategies and multi-asset investment services. QIC has over 500 employees spread across its headquarters in Brisbane, Australia and its offices in New York, San Francisco, Los Angeles, London, Sydney, and Melbourne.

■	Escrows. On the origination date, the borrower was not required to fund any escrow reserves. On each due date, the borrower will be required to fund (i) a tax reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding 12-month period unless no Bass

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BASS PRO SHOPS - RANCHO CUCAMONGA

Pro Shops - Rancho Cucamonga Trigger Period is then in effect and (ii) an insurance reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay the insurance premiums over the then succeeding 12-month period unless no event of default is occurring and insurance coverage is maintained under an approved blanket policy.

A “Bass Pro Shops - Rancho Cucamonga Trigger Period” means any period (i) commencing upon the occurrence of an event of default under the Bass Pro Shops - Rancho Cucamonga Loan and ending when such event of default is no longer continuing, (ii) commencing upon the debt service coverage ratio (as calculated under the Bass Pro Shops - Rancho Cucamonga Loan documents) for the trailing 12-month period falling below 1.20x and ending at the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio is greater than or equal to 1.25x, (iii) commencing upon the occurrence of an event of default under the Bass Pro Shops lease at the Bass Pro Shops - Rancho Cucamonga Property and ending when such event of default is no longer continuing, (iv) commencing upon the tenant under the Bass Pro Shops lease ceasing operations, vacating its space or abandoning its space at the Bass Pro Shops - Rancho Cucamonga Property prior to the maturity date of the Bass Pro Shops - Rancho Cucamonga Loan and ending when, among other things, the tenant under the Bass Pro Shops lease or one or more replacement tenants acceptable to the lender is open for business and is paying rent at the Bass Pro Shops - Rancho Cucamonga Property, (v) commencing upon any bankruptcy action of the tenant under the Bass Pro Shops lease and ending when such bankruptcy action is dismissed without any adverse consequences to the Bass Pro Shops lease, the Bass Pro Shops - Rancho Cucamonga Loan or the Bass Pro Shops - Rancho Cucamonga Property and (vi) commencing upon any bankruptcy action of the guarantor under the Bass Pro Shops lease and ending when (a) such bankruptcy action is dismissed without any adverse consequences to the Bass Pro Shops lease, the Bass Pro Shops - Rancho Cucamonga Loan or the Bass Pro Shops - Rancho Cucamonga Property or (b) the guarantor under the Bass Pro Shops lease is replaced with an entity reasonably acceptable to the lender.

■	Lockbox and Cash Management. The Bass Pro Shops - Rancho Cucamonga Loan is structured with a hard lockbox and springing cash management. The Bass Pro Shops - Rancho Cucamonga Loan documents require the borrower to direct the tenant to pay rent directly to a lender-controlled lockbox account. On each business day, other than during a Bass Pro Shops - Rancho Cucamonga Trigger Period, all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date will be swept into a borrower-controlled operating account. Upon the occurrence and during the continuance of a Bass Pro Shops - Rancho Cucamonga Trigger Period, the borrower will have no further access to funds in the lockbox account, and such funds are required to be swept on each business day into the lender-controlled cash management account. On the business day preceding each due date during a Bass Pro Shops - Rancho Cucamonga Trigger Period, the Bass Pro Shops - Rancho Cucamonga Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and all remaining amounts be reserved in an excess cash flow reserve account.

■	Property Management. The Bass Pro Shops - Rancho Cucamonga Property is self-managed by the borrower. Under the Bass Pro Shops - Rancho Cucamonga Loan documents, any third-party property manager subsequently engaged by the borrower to manage the Bass Pro Shops - Rancho Cucamonga Property must be previously approved by the lender in writing. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) if the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (ii) during the continuance of an event of default under the Bass Pro Shops - Rancho Cucamonga Loan or (iii) upon the occurrence of a material default by the property manager under the management agreement (after the expiration of any applicable notice or grace periods).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

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BASS PRO SHOPS - RANCHO CUCAMONGA

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Bass Pro Shops - Rancho Cucamonga Property (plus loss of rents and/or business interruption insurance for a period beginning on the date of casualty and continuing until the restoration of the Bass Pro Shops - Rancho Cucamonga Property is completed or the expiration of 18 months, whichever first occurs). The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the blanket policy will provide the same protection as would be provided if the Bass Pro Shops - Rancho Cucamonga Property was insured on a stand-alone basis. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

46

MARRIOTT MIDWEST PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	10	Loan Seller		PCC
Location (City/State)	Various	Cut-off Date Principal Balance(3)		$27,500,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(3)		$74,796.01
Size (Rooms)	1,103	Percentage of Initial Pool Balance		3.8%
Total TTM Occupancy as of 4/30/2016	76.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 04/30/2016	76.9%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		4.72000%
Appraised Value(2)	$136,800,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$33,112,823
Underwritten Expenses	$20,325,257
Underwritten Net Operating Income (NOI)	$12,787,566	Escrows
Underwritten Net Cash Flow (NCF)	$11,463,053		Upfront	Monthly
Cut-off Date LTV Ratio(3)(4)	60.3%	Taxes	$802,511	$165,745
Maturity Date LTV Ratio(3)(4)	60.3%	Insurance	$100,611	$20,122
DSCR Based on Underwritten NOI / NCF(3)	3.24x / 2.90x	FF&E	$0	$54,633
Debt Yield Based on Underwritten NOI / NCF(3)	15.5% / 13.9%	Other(5)	$14,774,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$82,500,000	60.2%	Purchase Price	$116,696,387	85.2%
Principal’s New Cash Contribution	54,436,233	39.8	Reserves	15,677,121	11.4
			Closing Costs	4,562,725	3.3
Total Sources	$136,936,233	100.0%	Total Uses	$136,936,233	100.0%

(1)	See “—The Mortgaged Properties” below.

(2)	The Appraised Value represents the aggregate “as-if complete” value of $136,800,000, which assumes the property improvement plan (“PIP”) renovations to the Marriott Midwest Portfolio Properties are completed in 2016. The “as-is” value is $119,800,000.

(3)	The Cut-off Date Principal Balance of $27,500,000 represents the non-controlling note A-2 of a $82,500,000 loan combination evidenced by two pari passu notes. The pari passu companion loan is evidenced by the controlling note A-1 in the original principal amount of $55,000,000. Such pari passu companion loan was contributed to the CGCMT 2016-P3 securitization transaction. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Marriott Midwest Portfolio Loan Combination.

(4)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the “as-if complete” value of $136,800,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” value of $119,800,000 are 68.9% and 68.9%, respectively.

(5)	Other upfront reserves include a PIP reserve of $14,724,000 and $50,000 for the cure of certain building code violations, which cure has now been completed. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Marriott Midwest Portfolio Loan”) is part of a loan combination (the “Marriott Midwest Portfolio Loan Combination”) evidenced by two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee interest in a portfolio of ten limited service hotels located in Michigan, Minnesota, and Wisconsin (the “Marriott Midwest Portfolio Properties”). The Marriott Midwest Portfolio Loan (evidenced by note A-2), which represents the non-controlling interest in the Marriott Midwest Portfolio Loan Combination, has an outstanding principal balance as of the Cut-off Date of $27,500,000 and represents approximately 3.8% of the Initial Pool Balance. The related companion loan (the “Marriott Midwest Portfolio Companion Loan”), which has an outstanding principal balance as of the Cut-off Date of $55,000,000 and is evidenced by note A-1, represents the controlling interest in the Marriott Midwest Portfolio Loan Combination and was contributed to the CGCMT 2016-P3 securitization transaction. The Marriott Midwest Portfolio Loan Combination was originated by Principal Commercial Capital on February 8, 2016. The Marriott Midwest Portfolio Loan Combination has an outstanding principal balance as of the Cut-off Date of $82,500,000 and each note has an interest rate of 4.72000% per annum. The borrower utilized the proceeds of the Marriott Midwest Portfolio Loan Combination to purchase the Marriott Midwest Portfolio Properties, fund reserves and pay origination costs.

The Marriott Midwest Portfolio Loan Combination had an initial term of 60 months and has a remaining term of 56 months as of the Cut-off Date. The Marriott Midwest Portfolio Loan Combination requires interest only payments on each payment date through the scheduled maturity date on March 1, 2021. Voluntary prepayment of the Marriott Midwest Portfolio Loan Combination is prohibited prior to the payment date in December 2020. At any time prior to the payment date in December 2020 and from and after the earlier to occur of (i) the 25th payment date following the closing date of this securitization and (ii) April 1, 2019 (such earlier date, the “Marriott Midwest Portfolio Lockout Date”), the borrower may defease the Marriott Midwest Portfolio Loan Combination in whole, or in part, in connection with a partial release (see “—Release of Collateral” below). The Marriott Midwest Portfolio Loan Combination is prepayable without penalty on or after December 1, 2020.

■	The Mortgaged Properties. The Marriott Midwest Portfolio Properties consist of ten hotels totaling 1,103 rooms, including three SpringHill Suites hotels and seven TownePlace Suites hotels. All of the hotels operate pursuant to

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long term franchise agreements with Marriott International, Inc. which expire in 2031 and are undergoing $14,728,386 of franchise-mandated capital upgrades expected to be completed by December 2016. The following table presents certain information relating to the Marriott Midwest Portfolio Properties:

Portfolio Summary

Property	Cut-off Date Allocated Loan Combination Amount	Rooms	Occupancy(1)	Year Built/Year Renovated	Appraised Value(2)	PIP(3)	PIP per Room	UW NCF	UW NCF per Room
TownePlace Suites Detroit Dearborn	$15,860,746	148	86.1%	2001/2014	$26,300,000	$1,830,502	$12,368	$2,646,544	$17,882
SpringHill Suites Minneapolis West	11,036,184	126	77.5	2002/2016	18,300,000	814,006	6,460	1,519,235	12,057
SpringHill Suites Eden Prairie	8,865,132	119	74.1	2001/2016	14,700,000	816,506	6,861	1,233,594	10,366
TownePlace Suites Detroit Sterling Heights	7,417,763	95	79.0	2001/2016	12,300,000	1,133,130	11,928	1,026,349	10,804
TownePlace Suites Milwaukee Brookfield	8,382,675	112	74.9	1998/2014	13,900,000	1,759,983	15,714	994,729	8,882
TownePlace Suites Minneapolis West	7,116,228	106	72.9	2001/2016	11,800,000	1,558,825	14,706	908,747	8,573
TownePlace Suites Eden Prairie	6,875,000	103	74.1	1998/2016	11,400,000	1,438,377	13,965	862,175	8,371
TownePlace Suites Detroit Livonia	6,211,623	95	80.6	2000/2016	10,300,000	1,409,285	14,835	843,032	8,874
SpringHill Suites Minneapolis St. Paul Airport	6,271,930	105	72.4	1997/2016	10,400,000	2,398,381	22,842	780,775	7,436
TownePlace Suites Minneapolis St. Paul Airport	4,462,719	94	80.2	1999/2016	7,400,000	1,569,391	16,696	647,873	6,892
Total / Wtd. Avg.	$82,500,000	1,103	77.2%		$136,800,000	$14,728,386	$13,353	$11,463,053	$10,393

(1)	Source: Third party market report as of April 2016. Reflects average occupancy for 12 months ending April 30, 2016.

(2)	The Appraised Value represents the aggregate “as-if complete” value of $136,800,000, which assumes the PIP renovations to the Marriott Midwest Portfolio Properties are completed in 2016. The “as-is” value is $119,800,000.

(3)	The total PIP of $14,728,386 reflects the actual budgeted capital upgrades at each property versus the upfront PIP reserve of $14,724,000.

The following table presents certain information relating to the 2014 demand analysis with respect to the Marriott Midwest Portfolio Properties based on market segmentation, as provided in the appraisals for the Marriott Midwest Portfolio Properties:

2014 Accommodated Room Night Demand(1)

Property	Commercial	Extended Stay	Leisure	Meeting & Group
TownePlace Suites Detroit Dearborn	35.0%	40.0%	20.0%	5.0%
SpringHill Suites Minneapolis West	40.0%	10.0%	40.0%	10.0%
SpringHill Suites Eden Prairie	45.0%	10.0%	35.0%	10.0%
TownePlace Suites Milwaukee Brookfield	10.0%	70.0%	15.0%	5.0%
TownePlace Suites Detroit Sterling Heights	20.0%	40.0%	35.0%	5.0%
TownePlace Suites Minneapolis West	15.0%	65.0%	15.0%	5.0%
TownePlace Suites Eden Prairie	25.0%	55.0%	15.0%	5.0%
TownePlace Suites Minneapolis St. Paul Airport	25.0%	50.0%	20.0%	5.0%
TownePlace Suites Detroit Livonia	15.0%	60.0%	20.0%	5.0%
SpringHill Suites Minneapolis St. Paul Airport	60.0%	10.0%	20.0%	10.0%
TownePlace Suites Minneapolis St. Paul Airport	25.0%	50.0%	20.0%	5.0%

(1)	Source: Appraisal.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Marriott Midwest Portfolio Properties:

Marriott Midwest Portfolio(1)

	2012	2013	2014	2015	TTM April 2016
Occupancy	69.5%	76.9%	76.8%	78.2%	76.9%
ADR	$90.80	$87.41	$97.40	$103.28	$105.62
RevPAR	$63.15	$67.19	$74.78	$80.73	$81.17

(1)	As provided by the borrower and reflects average occupancy, ADR and RevPAR for the indicated period.

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The following table presents certain information relating to the historical penetration rates for the Marriott Midwest Portfolio Properties, as provided in December 2015 and April 2016 third party market research reports:

Historical Penetration Rates(1)

	2014			2015			TTM April 2016
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TownePlace Suites Detroit Dearborn	136.2%	117.7%	160.4%	139.8%	127.7%	178.5%	143.4%	129.7%	186.0%
SpringHill Suites Minneapolis West	115.1%	107.3%	123.5%	116.1%	108.4%	125.9%	115.7%	107.2%	124.0%
SpringHill Suites Eden Prairie	107.4%	93.3%	100.2%	104.7%	96.2%	100.7%	104.7%	96.8%	101.3%
TownePlace Suites Milwaukee Brookfield	126.4%	123.1%	155.7%	128.5%	118.6%	152.4%	135.4%	118.6%	160.7%
TownePlace Suites Detroit Sterling Heights	109.1%	108.5%	118.3%	109.2%	109.8%	119.9%	109.3%	111.5%	121.9%
TownePlace Suites Minneapolis West	117.0%	127.3%	148.8%	120.5%	129.9%	156.5%	114.2%	128.6%	147.0%
TownePlace Suites Eden Prairie	120.0%	113.0%	135.6%	111.4%	121.4%	135.2%	112.6%	119.5%	134.5%
SpringHill Suites Minneapolis St. Paul Airport	97.7%	107.7%	105.2%	97.3%	110.6%	107.6%	95.1%	111.1%	105.6%
TownePlace Suites Detroit Livonia	104.2%	121.1%	126.3%	111.2%	112.8%	125.4%	103.5%	120.2%	124.3%
TownePlace Suites Minneapolis St. Paul Airport	90.3%	132.7%	119.9%	110.8%	132.2%	146.5%	113.2%	129.8%	147.0%
Average	112.3%	115.2%	129.4%	115.0%	116.8%	134.9%	114.7%	117.3%	135.2%

(1)	Source: Third party market research reports dated December 2015 and April 2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Midwest Portfolio Properties:

Cash Flow Analysis(1)

	2013(2)	2014(2)	2015	TTM April 2016	Underwritten	Underwritten $ per Room
Room Revenue	$27,049,100	$30,107,324	$32,500,161	$32,678,782	$32,678,912	$29,627
Food & Beverage Revenue	59,840	82,975	67,687	105,220	105,220	95
Other Revenue(3)	222,967	220,808	403,728	328,691	328,691	298
Total Revenue	$27,331,907	$30,411,107	$32,971,576	$33,112,693	$33,112,823	$30,021

Room Expense	$6,352,187	$6,777,598	$7,139,168	$6,955,271	$6,955,308	$6,306
Food & Beverage Expense	5,969	8,480	5,337	12,846	12,846	12
Other Expense	240,677	236,100	461,027	465,013	465,013	422
Total Departmental Expense	$6,598,833	$7,022,178	$7,605,532	$7,433,130	$7,433,167	$6,739
Total Undistributed Expense	9,278,620	10,224,131	10,810,523	11,241,682	11,195,177	10,150
Total Fixed Charges	1,622,650	1,698,244	1,651,060	1,664,172	1,696,912	1,538
Total Operating Expenses	$17,500,103	$18,944,553	$20,067,115	$20,338,984	$20,325,257	$18,427

Net Operating Income	$9,831,804	$11,466,554	$12,904,461	$12,773,709	$12,787,566	$11,593
FF&E	1,093,275	1,216,445	1,318,862	1,324,508	1,324,513	1,201
Net Cash Flow	$8,738,529	$10,250,109	$11,585,599	$11,449,201	$11,463,053	$10,393

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the underwritten cash flow.

(2)	Net Operating Income in 2014 increased due to ADR growth of 11% between 2013 and 2014.

(3)	Other Revenue consists of telephone and other supplemental revenue.

■	Appraisal. According to appraisal valuations dated between November 30, 2015 and December 2, 2015, the Marriott Midwest Portfolio Properties had an aggregate “as-is” appraised value of $119,800,000, which takes into account a $14,728,386 deduction for franchise-mandated capital upgrades. The Marriott Midwest Portfolio Properties have an aggregate “as-if complete” appraised value of $136,800,000, as of dates ranging from November 2015 to December 2015, assuming completion of the franchise mandated capital upgrades at the ten Marriott Midwest Portfolio Properties in 2016.

■	Environmental Matters. According to Phase I environmental reports dated between December 8, 2015 and December 10, 2015, the environmental consultant did not identify evidence of any recognized environmental conditions at any of the Marriott Midwest Portfolio Properties.

■	Market Overview and Competition. The Marriott Midwest Portfolio Properties consist of ten Marriott flagged hotels, including three SpringHill Suites hotels, and seven TownePlace Suites hotels. The Marriott Midwest Portfolio Properties are located within three separate markets across three different states.

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TownePlace Suites Detroit Dearborn Property

The TownePlace Suites Detroit Dearborn property is located in the Detroit-Warren-Livonia Metropolitan Statistical Area (“MSA”). According to the appraisal, the TownePlace Suites Detroit Dearborn property’s competitive set collectively had an average occupancy of 66.7%, ADR of $90.78, and RevPAR of $60.59 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Detroit Dearborn property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Detroit Dearborn	148	2001	84%	$102.03	$86.04
Best Western Greenfield Inn	209	1966	53%	$71.00	$37.63
Comfort Inn Near Greenfield Village	116	1990	61%	$90.00	$54.90
Holiday Inn Express & Suites Allen Park Dearborn	121	1999	72%	$107.00	$77.04
Extended Stay America Detroit Dearborn	93	2002	70%	$82.00	$57.40
Total	687

(1)	Source: Appraisal.

SpringHill Suites Minneapolis West Property

The SpringHill Suites Minneapolis West property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the SpringHill Suites Minneapolis West property’s competitive set collectively had an average occupancy of 67.4%, ADR of $108.63, and RevPAR of $73.26 during 2014.

The following table presents certain information relating to the primary competition for the SpringHill Suites Minneapolis West property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
SpringHill Suites Minneapolis West	126	2002	76%	$115.34	$87.88
Sheraton Hotel Minneapolis West	220	1985	69%	$119.00	$82.11
Best Western Plymouth Hotel & Conference Center	149	1973	60%	$87.00	$52.20
La Quinta Inns & Suites Minneapolis Minnetonka	127	1990	60%	$88.00	$52.80
Holiday Inn Express & Suites Minneapolis Golden Valley	117	1995	63%	$117.00	$73.71
Country Inn & Suites Minneapolis West	132	1995	66%	$98.00	$64.68
Homewood Suites Minneapolis St. Louis Park @ West End	125	2010	78%	$125.00	$97.50
Total	996

(1)	Source: Appraisal.

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MARRIOTT MIDWEST PORTFOLIO

SpringHill Suites Eden Prairie Property

The SpringHill Suites Eden Prairie property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the SpringHill Suites Eden Prairie property’s competitive set collectively had an average occupancy of 69.7%, ADR of $115.53, and RevPAR of $80.56 during 2014.

The following table presents certain information relating to the primary competition for the SpringHill Suites Eden Prairie property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
SpringHill Suites Eden Prairie	119	2001	74%	$109.11	$80.62
Holiday Inn Express & Suites Minneapolis Minnetonka	93	1997	70%	$111.00	$77.70
Hilton Garden Inn Minneapolis Eden Prairie	97	2000	75%	$131.00	$98.25
Courtyard Minneapolis Eden Prairie	149	1989	68%	$115.00	$78.20
Hyatt Place Minneapolis Eden Prairie	126	1997	67%	$121.00	$81.07
Fairfield Inn & Suites Minneapolis Eden Prairie	90	1997	65%	$104.00	$67.60
Total	674

(1)	Source: Appraisal.

TownePlace Suites Milwaukee Brookfield Property

The TownePlace Suites Milwaukee Brookfield property is located in the Milwaukee-Waukesha-West Allis MSA. According to the appraisal, the TownePlace Suites Milwaukee Brookfield property’s competitive set collectively had an average occupancy of 63.3%, ADR of $75.53, and RevPAR of $47.85 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Milwaukee Brookfield property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Milwaukee Brookfield	112	1998	77%	$88.17	$67.76
Hampton Inn Milwaukee Brookfield	119	1988	67%	$80.00	$53.60
Quality Inn Brookfield	129	1989	62%	$74.00	$45.88
Extended Stay America Milwaukee Waukesha	122	1997	56%	$66.00	$36.96
Extended Stay America Milwaukee Brookfield	138	1998	57%	$67.00	$38.19
Total	620

(1)	Source: Appraisal.

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TownePlace Suites Detroit Sterling Heights Property

The TownePlace Suites Detroit Sterling Heights property is located in the Detroit-Warren-Livonia MSA. According to the appraisal, the TownePlace Suites Detroit Sterling Heights property’s competitive set collectively had an average occupancy of 75.2%, ADR of $82.67, and RevPAR of $62.14 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Detroit Sterling Heights property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Detroit Sterling Heights	95	2001	81%	$88.24	$71.19
Comfort Inn Utica	101	1988	65%	$72.00	$46.80
La Quinta Inns & Suites Detroit Utica	102	1997	68%	$78.00	$53.04
Extended Stay America Detroit Warren	59	1997	85%	$64.00	$54.40
Staybridge Suites Detroit Utica	91	2001	78%	$90.00	$70.20
Holiday Inn Express & Suites Detroit Utica	104	2007	79%	$95.00	$75.05
Total	552

(1)	Source: Appraisal.

TownePlace	Suites Minneapolis West Property

The TownePlace Suites Minneapolis West property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the TownePlace Suites Minneapolis West property’s competitive set collectively had an average occupancy of 64.4%, ADR of $79.87, and RevPAR of $51.45 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Minneapolis West property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Minneapolis West	106	2001	73%	$96.22	$70.21
Days Inn Plymouth Minneapolis West	113	1977	54%	$50.00	$27.00
La Quinta Inns & Suites Minneapolis Minnetonka	127	1990	60%	$88.00	$52.80
Holiday Inn Express & Suites Minneapolis Golden Valley	117	1995	63%	$117.00	$73.71
Extended Stay America Minneapolis Maple Grove	104	1998	74%	$43.50	$32.19
Total	567

(1)	Source: Appraisal.

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MARRIOTT MIDWEST PORTFOLIO

TownePlace Suites Eden Prairie Property

The TownePlace Suites Eden Prairie property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the TownePlace Suites Eden Prairie property’s competitive set collectively had an average occupancy of 67.1%, ADR of $79.01, and RevPAR of $53.02 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Eden Prairie property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Eden Prairie	103	1998	78%	$86.69	$67.17
AmericInn Chanhassen	77	1998	61%	$74.00	$45.14
Extended Stay America Minneapolis Eden Prairie Valley View Road	104	1998	69%	$66.00	$45.54
Extended Stay America Minneapolis Eden Prairie Technology Drive	98	1998	67%	$68.00	$45.56
Best Western Eden Prairie Inn	54	1985	56%	$73.00	$40.88
Fairfield Inn & Suites Minneapolis Eden Prairie	90	1997	65%	$104.00	$67.60
Total	526

(1)	Source: Appraisal.

SpringHill Suites Minneapolis St. Paul Airport Property

The SpringHill Suites Minneapolis St. Paul Airport property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the SpringHill Suites Minneapolis St. Paul Airport property’s competitive set collectively had an average occupancy of 74.7%, ADR of $100.15, and RevPAR of $74.79 during 2014.

The following table presents certain information relating to the primary competition for the SpringHill Suites Minneapolis St. Paul Airport property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
SpringHill Suites Minneapolis St. Paul Airport	105	1997	73%	$106.30	$77.84
Quality Inn & Suites Eagan	120	1994	65%	$78.00	$50.70
Hampton Inn Minneapolis Eagan	122	1994	73%	$103.00	$75.19
Hilton Garden Inn Minneapolis Eagan	99	1998	86%	$111.00	$95.46
Fairfield Inn & Suites Minneapolis St. Paul Airport	119	2001	78%	$101.00	$78.78
Total	565

(1)	Source: Appraisal.

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TownePlace Suites Detroit Livonia Property

The TownePlace Suites Detroit Livonia property is located in the Detroit-Warren-Livonia MSA. According to the appraisal, the TownePlace Suites Detroit Livonia property’s competitive set collectively had an average occupancy of 74.5%, ADR of $74.34, and RevPAR of $55.37 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Detroit Livonia property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Detroit Livonia	95	2000	77%	$87.80	$67.84
Extended Stay America Detroit Novi Haggerty Road	125	1997	68%	$53.00	$36.04
Fairfield Inn & Suites Detroit Livonia	100	1999	78%	$91.00	$70.98
TownePlace Suites Detroit Novi	94	1999	83%	$89.00	$73.87
Hawthorn Suites by Wyndham Detroit Farmington Hills	123	2000	71%	$70.00	$49.70
Extended Stay America Detroit Novi Orchard Hill Place	86	2000	78%	$49.00	$38.22
Extended Stay America Detroit Canton	104	2001	65%	$56.00	$36.40
Hampton Inn Suites Detroit Canton	90	2009	80%	$98.00	$78.40
Total	817

(1)	Source: Appraisal.

TownePlace Suites Minneapolis St. Paul Airport Property

The TownePlace Suites Minneapolis St. Paul Airport property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the TownePlace Suites Minneapolis St. Paul Airport property’s competitive set collectively had an average occupancy of 78.7%, ADR of $67.39, and RevPAR of $53.02 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Minneapolis St. Paul Airport property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Minneapolis St. Paul Airport	94	1999	72%	$84.63	$61.23
Extended Stay America Minneapolis Airport Eagan North	128	1998	81%	$57.00	$46.17
Staybridge Suites Eagan Airport South Mall Area	89	2000	86%	$89.00	$76.54
Extended Stay America Minneapolis Airport Eagan	104	1997	75%	$54.00	$40.50
Microtel Inn & Suites by Wyndham Eagan	82	1999	79%	$56.50	$44.64
Total	497

(1)	Source: Appraisal.

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■	The Borrower. The borrower is comprised of ten separate single-purpose borrowing entities, each owned by the same single-purpose sole member with two independent directors, which in turn is owned by a corporate services provider to accommodate a Shari’ah compliant loan structure. Leslie Ng, Chief Investment Officer of Interstate Hotels & Resorts, and Paul Nussbaum, founder and Chairman of Waramaug LS Hotels IV LLC, will serve as the guarantors of certain non-recourse carveouts under the Marriott Midwest Portfolio Loan Combination. Certain indirect owners of the master lessees (described below) are members of the Islamic faith and require a Shari’ah compliant loan structure. See “Risk Factors – Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool – Statistical Characteristics of the Mortgage Loans – Shari’ah Compliant Loans” in the prospectus. In order to facilitate a Shari’ah compliant loan structure, the borrower master leases the Marriott Midwest Portfolio Properties to ten individual master lessees (under a single master lease). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Midwest Portfolio Loan Combination.

The master lessees are owned by a joint venture between affiliates of Gatehouse Capital Economic and Financial Consultancy K.S.C.C. (“Gatehouse”) and investors to whom Gatehouse has syndicated such interests as contemplated in the Marriott Midwest Portfolio Loan Combination documents (90%) and Interstate Hotels & Resorts, Inc./Waramaug LS Hotels IV LLC (10%). Gatehouse is an international real estate investment advisory firm based in Kuwait and is affiliated with Gatehouse Bank plc, which manages a reported $1.5 billion in U.S. assets. Gatehouse structures, manages, and monitors global real estate products on behalf of its investors without compromising their Shari’ah values and beliefs. In the United States, Gatehouse investments are managed by its associate, Arch Street Capital Advisors, a full service real estate investment advisory firm that has advised on more than a reported $5.5 billion in United States real estate transactions since 2003. Interstate Hotels & Resorts, Inc. is a leading global hotel management company operating 430 hotels with 75,000 rooms located throughout the U.S. and around the world. Waramaug LS Hotels IV LLC is a privately held investment group that owned 44 full and select service hotels as of June 2016. The joint venture which owns the master lessees is indirectly co-managed by (i) an affiliate of Interstate Hotels & Resorts, Inc. and (ii) Waramaug LS Hotels IV LLC, which is managed by Paul Nussbaum.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $15,677,121 with respect to the Marriott Midwest Portfolio Properties comprised of: (i) $802,511 for real estate tax expenses, (ii) $100,611 for insurance expenses, (iii) $14,724,000 for PIP costs and expenses (the “PIP Reserve Funds”), and (iv) $50,000 for remediation of building code violations at the SpringHill Suites Minneapolis West property, which remediation has now been completed.

On each payment date, the borrower is required to fund (i) a tax reserve in an amount that the lender estimates annual taxes and assessments assessed or levied against the Marriott Midwest Portfolio Properties, (ii) an insurance reserve in an amount that the lender estimates annual premiums for insurance, and (iii) an FF&E reserve in an amount equal to one-twelfth of the greater of (a) the annual amount required for replacement of certain furniture, fixtures and equipment under the franchise agreement and/or management agreement and (b) 2.0% of total revenues from the Marriott Midwest Portfolio Properties from the origination date through February 2017, 3.0% of total revenues from the Marriott Midwest Portfolio Properties from March 2017 through February 2018, and 4.0% of total revenues from the Marriott Midwest Portfolio Properties from March 2018 thereafter.

■	Lockbox and Cash Management. The Marriott Midwest Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The Marriott Midwest Portfolio Loan Combination documents require the borrower to direct credit card companies to remit all credit card receivables to one or more lender-controlled lockbox accounts and require that all cash revenues relating to the Marriott Midwest Portfolio Properties and all other money received by the borrower, master lessees or the property manager with respect to the Marriott Midwest Portfolio Properties be deposited into such lockbox accounts within two business days following receipt. Provided no Marriott Midwest Portfolio Trigger Event (as defined below) is continuing, all funds in the lockbox accounts are swept daily into the master lessees’ operating accounts. Upon the occurrence and during the continuance of a Marriott Midwest Portfolio Trigger Event, amounts in the lockbox accounts are required to be swept to a lender-controlled cash management account and applied in accordance with the Marriott Midwest Portfolio Loan Combination documents, and excess cash is required to be swept and held as additional collateral for the Marriott Midwest Portfolio Loan Combination.

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MARRIOTT MIDWEST PORTFOLIO

A “Marriott Midwest Portfolio Trigger Event” means the period (A) commencing upon the earliest of (i) an event of default beyond notice and cure periods under the Marriott Midwest Portfolio Loan Combination, (ii) the debt yield falling below 8.0%, (iii) the failure to maintain in full force and effect any franchise agreement, and (iv) the guarantors’ failure to collectively satisfy applicable guarantor financial covenants and provide a substitute or additional guarantor within 30 days that, collectively with all other guarantors, satisfies such financial covenants in accordance with the Marriott Midwest Portfolio Loan Combination documents; and (B) expiring upon (w) with regard to clause (i) above, the curing of all events of default, (x) with regard to clause (ii) above, the debt yield being greater than 8.25% for two consecutive calendar quarters, (y) with regard to clause (iii) above, the borrower entering into an acceptable replacement franchise agreement as reasonably approved by the lender, and (z) with regard to clause (iv) above, the guarantor financial covenants being satisfied for two consecutive quarters, or a substitute or additional guarantor being provided which results in the satisfaction of the financial covenants, as determined by the lender in its sole discretion in accordance with the Marriott Midwest Portfolio Loan Combination documents.

■	Property Management. The Marriott Midwest Portfolio Properties are managed by Interstate Management Company, LLC, an affiliate of the master lessees. Under the Marriott Midwest Portfolio Loan Combination documents, the lender has the right, subject to the franchisor’s approval to the extent such approval is required under the terms of any applicable franchise agreement, to cause the borrower to terminate (or cause the master lessee to terminate) the management agreement and replace the property manager upon (i) an event of default beyond notice and cure periods under the Marriott Midwest Portfolio Loan Combination; (ii) the property manager’s fraud, gross negligence or willful misconduct or the property manager’s default under any management agreement, which default continues beyond any applicable notice and cure period; (iii) the borrower’s or master tenant’s failure to maintain in full force and effect any franchise agreement; (iv) the property manager becoming insolvent; or (v) an event occurring under any management agreement which permits the borrower or master tenant to terminate the property manager.

■	Release of Collateral. Provided no event of default beyond notice and cure periods under the Marriott Midwest Portfolio Loan Combination is then continuing, at any time from and after the Marriott Midwest Portfolio Lockout Date, and prior to December 1, 2020, the borrower may obtain the release of one or more of the Marriott Midwest Portfolio Properties from the lien of the Marriott Midwest Portfolio Loan Combination in connection with a bona fide third-party sale of such properties, subject to the satisfaction of certain conditions set forth in the Marriott Midwest Portfolio Loan Combination documents, including among others: (a) the principal balance defeased equals 125% of the allocated loan amount for each of the Marriott Midwest Portfolio Properties being released; (b) the debt service coverage ratio for the remaining properties is not less than the greater of the debt service coverage ratio prior to the release and 2.92x; (c) the loan-to-value ratio on the remaining properties does not exceed the lesser of the loan-to-value ratio immediately preceding such release and 60.3%, (d) the aggregate appraised value of any Detroit MSA properties (the TownePlace Suites Detroit Dearborn property, the TownePlace Suites Detroit Livonia property and the TownePlace Suites Detroit Sterling Heights property) in the remaining portfolio of properties does not exceed 50% of the aggregate appraised value of all the remaining properties; (e) the debt yield is not less than the greater of the debt yield prior to the release and 14%; (f) delivery of rating agency confirmation with respect to such partial release; (g) the satisfaction of certain REMIC requirements, (h) if the individual property being released is either of the TownePlace Suites Detroit Dearborn property or the TownePlace Suites Detroit Livonia property, the borrower provides evidence of the waiver of or compliance with certain rights of first offer or first refusal with respect to such sale; (i) if the individual property being released is either of the TownePlace Suites Eden Prairie property or the SpringHill Suites Eden Prairie property, such partial release is consummated simultaneously with a partial release of both of such properties; (j) if the individual property being released is either of the TownePlace Suites Minneapolis St. Paul Airport property or the SpringHill Suites Minneapolis St. Paul Airport property, such partial release is consummated simultaneously with a partial release of both of such properties; and (k) if the individual property being released is either of the TownePlace Suites Minneapolis West property or the SpringHill Suites Minneapolis West property, such partial release is consummated simultaneously with a partial release of both of such properties.

■	Right of Reverter. Under an indenture pursuant to which the TownePlace Suites Detroit Dearborn property was conveyed to the prior owner, the grantor of the TownePlace Suites Detroit Dearborn property has a right of reverter on the TownePlace Suites Detroit Dearborn property upon certain termination events resulting from violation of certain use and other restrictions in the indenture. If such right is exercised, the borrower’s fee interest

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MARRIOTT MIDWEST PORTFOLIO

in the TownePlace Suites Detroit Dearborn property will be terminated, and the grantor must pay the borrower an amount equal to the market value of the TownePlace Suites Detroit Dearborn property, determined by an appraisal process. The Marriott Midwest Portfolio Loan Combination documents require that any proceeds of the right of reverter be deposited with the lender and may, in the lender’s sole discretion, either (i) be held as additional security for the Marriott Midwest Portfolio Loan Combination or (ii) be applied to the indebtedness. The Marriott Midwest Portfolio Loan Combination documents also provide that the reversion of the TownePlace Suites Detroit Dearborn property to an entity other than the borrower pursuant to the exercise of the right of reverter, other than in connection with satisfaction of the requirements in the loan documents for a partial release including without limitation the requirements for a partial defeasance, is an event of default. The TownePlace Suites Detroit Dearborn property is also subject to a right of first refusal, and the TownePlace Suites Detroit Livonia property is subject to a right of first offer. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in the prospectus.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy, with a deductible no greater than $50,000, that provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Midwest Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage with an additional period of indemnity covering the six months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, provided that terrorism coverage is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Marriott Midwest Portfolio Loan Combination, but the borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the Marriott Midwest Portfolio Properties’ property and business interruption/rental loss insurance required under the Marriott Midwest Portfolio Loan Combination documents (without giving effect to the cost of the terrorism or earthquake components of the property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

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FED EX CROSSED LOANS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance(1)(3)		$26,037,500
Property Type	Industrial	Cut-off Date Principal Balance per SF(1)(2)		$97.03
Size (SF)(1)	536,687	Percentage of Initial Pool Balance		3.6%
Total Occupancy as of 7/1/2016	100.0%	Number of Related Mortgage Loans		2
Owned Occupancy as of 7/1/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2016 / NAP	Mortgage Rate		4.24600%
Appraised Value(1)	$95,450,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		0
		Original Interest Only Term (Months)		120

Underwritten Revenues	$6,626,359
Underwritten Expenses	$1,050,967	Escrows
Underwritten Net Operating Income (NOI)	$5,575,392
Underwritten Net Cash Flow (NCF)	$5,370,387		Upfront	Monthly
Cut-off Date LTV Ratio(1)(2)	54.6%	Taxes	$413,075	$0
Maturity Date LTV Ratio(1)(2)	54.6%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)(2)	2.49x / 2.40x	Replacement Reserve	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)(2)	10.7% / 10.3%	Other(4)	$1,290,256	$0

Sources and Uses (1)

Sources	$	%	Uses	$	%
Crossed Loan Combination Amount	$52,075,000	53.6%	Purchase Price	$94,707,139	97.4%
Principal’s New Cash Contribution	43,831,297	45.1	Reserves	1,703,331	1.8
Other Sources	1,286,500	1.3	Closing Costs	782,327	0.8
Total Sources	$97,192,797	100.0%	Total Uses	$97,192,797	100.0%

(1)	The Fed Ex Atlanta Loan and the Fed Ex West Palm Beach Loan are cross-collateralized and cross-defaulted with one another. All information herein represents the Fed Ex Atlanta Loan and the Fed Ex West Palm Beach Loan presented as one mortgage loan, except as otherwise specified below. With respect to each of the Fed Ex Atlanta Loan and the Fed Ex West Palm Beach Loan, the loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by both mortgage loans. On an individual basis, without regard to the cross-collateralization feature, a related mortgage loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.
(2)	Calculated based on the aggregate outstanding principal balance of the Fed Ex Crossed Loan Combination (as defined below).

(3)	The Cut-off Date Principal Balance of $26,037,500 represents the aggregate of the non-controlling note A-2 of the $28,400,000 Fed Ex Atlanta Loan Combination and the non-controlling note A-2 of the $23,675,000 Fed Ex West Palm Beach Loan Combination. The Fed Ex Atlanta Loan Combination and the Fed Ex West Palm Beach Loan Combination are each comprised of two pari passu notes. The Fed Ex Atlanta Companion Loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of $14,200,000, is currently held by Bank of America, N.A. and expected to be contributed to one or more future commercial mortgage securitization transactions. The Fed Ex West Palm Beach Companion Loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of $11,837,500, is currently held by Bank of America, N.A. and expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loans” below.
(4)	The other upfront reserves of $1,290,256 are for change orders ($831,578), general contract completion and punch list items ($278,796) and overpaid rent ($179,882). See “—Escrows” below.

■	The Mortgage Loans. The mortgage loans (the “Fed Ex Atlanta Loan” and the “Fed Ex West Palm Beach Loan”, together, the “Fed Ex Crossed Loans”) are cross-collateralized and cross-defaulted with one another.

The Fed Ex Atlanta Loan is part of a loan combination (the “Fed Ex Atlanta Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a 311,489 SF industrial building located in Atlanta, Georgia (the “Fed Ex Atlanta Property”). The Fed Ex Atlanta Loan, which is evidenced by note A-2 and represents the non-controlling interest in the Fed Ex Atlanta Loan Combination, had an original principal balance of $14,200,000, has an outstanding principal balance as of the Cut-off Date of $14,200,000, and represents approximately 3.6% of the Initial Pool Balance. The related companion loan (the “Fed Ex Atlanta Companion Loan”), which is evidenced by note A-1 and represents the controlling interest in the Fed Ex Atlanta Loan Combination, is currently held by Bank of America, N.A. and expected to be contributed to one or more future commercial mortgage securitization transactions. The Fed Ex Atlanta Companion Loan had an original principal balance of $14,200,000 and has an outstanding principal balance as of the Cut-off Date of $14,200,000. The Fed Ex Atlanta Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Bank of America, N.A. on May 19, 2016. The Fed Ex Atlanta Loan Combination had an original principal balance of $28,400,000 and has an outstanding principal balance as of the Cut-off Date of $28,400,000.

The Fed Ex West Palm Beach Loan is part of a loan combination (the “Fed Ex West Palm Beach Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a 225,198 SF industrial building located in West Palm Beach, Florida (the “Fed Ex West Palm Beach Property”). The Fed Ex West Palm Beach Loan, which is evidenced by note A-2 and represents the non-controlling interest in the Fed Ex West Palm Beach Loan Combination, had an original principal balance of $11,837,500, has an outstanding principal balance as of the Cut-off Date of $11,837,500, and represents approximately 3.6% of the Initial Pool Balance. The related companion loan (the “Fed Ex West Palm Beach Companion Loan”), which is evidenced by note A-1 and represents the controlling interest in the Fed Ex West Palm Beach Loan Combination, is currently held by Bank of America, N.A. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Fed Ex West Palm Beach Companion Loan had an original principal balance of $11,837,500 and has an outstanding principal balance as of the Cut-off

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Date of $11,837,500. The Fed Ex West Palm Beach Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Bank of America, N.A. on May 19, 2016. The Fed Ex West Palm Beach Loan Combination had an original principal balance of $23,675,000 and has an outstanding principal balance as of the Cut-off Date of $23,675,000.

The Fed Ex Atlanta Loan Combination and the Fed Ex West Palm Beach Loan Combination are referred to individually as a “Fed Ex Crossed Loan Combination” and collectively as the “Fed Ex Crossed Loan Combinations.” The Fed Ex Atlanta Property and the Fed Ex West Palm Beach Property are referred to individually as a “Fed Ex Crossed Loans Property” and collectively as the “Fed Ex Crossed Loans Properties”.

The Fed Ex Crossed Loans have an aggregate outstanding principal balance as of the Cut-off Date of $26,037,500, which represents approximately 3.6% of the Initial Pool Balance, and each accrues interest at an interest rate of 4.24600% per annum. The proceeds of each Fed Ex Crossed Loan Combination were used for the acquisition of the related Fed Ex Crossed Loans Property, to pay closing costs and to fund related reserves.

The Fed Ex Crossed Loans had an initial term of 120 months and have a remaining term of 119 months as of the Cut-off Date. The Fed Ex Crossed Loans require payments of interest only. The scheduled maturity date of the Fed Ex Crossed Loans is the due date in June 2026. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the closing date of the last securitization into which any portion of a Fed Ex Crossed Loan Combination is deposited. Voluntary prepayment of the Fed Ex Crossed Loans, without prepayment premium or yield maintenance charge, is permitted on or after the due date in March 2026.

■	The Mortgaged Properties. The Fed Ex Crossed Loans Properties consist of two newly constructed industrial distribution centers built for Fed Ex located in Atlanta, Georgia and West Palm Beach, Florida. The Fed Ex Crossed Loans Properties, comprising an aggregate 536,687 SF, were constructed in 2016. As of July 1, 2016, Total Occupancy and Owned Occupancy were both 100.0%.

The following table presents certain information relating to the Fed Ex Crossed Loans Properties:

	Year Built /		% Office	Ceiling Clear		Cut-off Date	Appraised
Property Name	Renovated	Total GLA	Finish	Height (feet)	Occupancy(1)	Loan Amount	Value	UW NCF
Fed Ex Atlanta	2016 / NAP	311,489	4.8%	31-32	100.0%	$14,200,000	$51,750,000	$2,933,012
Fed Ex West Palm Beach	2016 / NAP	225,198	3.6%	28	100.0%	11,837,500	43,700,000	2,437,375
Total / Wtd. Avg.		536,687	4.2%	30	100.0%	$26,037,500	$95,450,000	$5,370,387

(1)	Occupancy as of July 1, 2016.

The Fed Ex Atlanta Property is a 311,489 SF industrial distribution center that was built for Fed Ex in 2016 to be operated as a FedEx Ground facility. The Fed Ex Atlanta Property is located in Atlanta, Georgia and is situated on 56.5 acres. The Fed Ex Atlanta Property has a ceiling clear height of 31-32 feet, 105 dock-high doors, 6 grade-level doors and an office finish representing approximately 4.8% of the GLA. The Fed Ex Atlanta Property is leased to Fed Ex on a 15-year triple-net lease that commenced on February 1, 2016.

The Fed Ex West Palm Beach Property is a 225,198 SF industrial distribution center that was built for Fed Ex in 2016 to be operated as a FedEx Ground facility. The Fed Ex West Palm Beach Property is located in West Palm Beach, Florida and is situated on 22.5 acres. The Fed Ex West Palm Beach Property has a ceiling clear height of 28 feet, 52 dock-high doors, 7 grade-level doors and an office finish representing approximately 3.6% of the GLA. The Fed Ex West Palm Beach Property is leased to Fed Ex on a 15-year triple-net lease that commenced on December 22, 2015.

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FED EX CROSSED LOANS

The following table presents certain information relating to tenants at the Fed Ex Crossed Loans Properties:

Tenants Based on Underwritten Base Rent(1)

			% of total			UW Base Rent	Renewal /
	Credit Rating		crossed	Lease		$ per SF	Extension
Tenant Name	(Fitch/MIS/S&P)(2)	Tenant GLA	loan GLA	Expiration	UW Base Rent	(Triple Net)	Options
Fed Ex Atlanta	NR / Baa2 / BBB	311,489	58.0%	1/31/2031	$3,186,489	$10.23	2, 5-year options
Fed Ex West Palm Beach	NR / Baa2 / BBB	225,198	42.0%	12/31/2030	2,656,662	11.80	2, 5-year options
Largest Owned Tenants		536,687	100.0%		$5,843,151	$10.89
Vacant Spaces (Owned Space)		0	0.0		0	0.00
Total / Wtd. Avg. All Owned Tenants		536,687	100.0%		$5,843,151	$10.89

(1)	Based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Fed Ex Crossed Loans Properties:

Cash Flow Analysis(1)

		Underwritten
	Underwritten	$ per SF
Base Rent	$5,843,151	$10.89
Reimbursements	918,440	1.71
Economic Vacancy & Credit Loss	(135,232)	(0.25)
Effective Gross Income	$6,626,359	$12.35

Real Estate Taxes	$897,548	$1.67
Insurance	20,892	0.04
Management Fee	132,527	0.25
Total Operating Expenses	$1,050,967	$1.96

Net Operating Income	$5,575,392	$10.39
Normalized TI/LC	151,336	0.28
Replacement Reserves	53,669	0.10
Net Cash Flow	$5,370,387	$10.01

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow. No historical information is presented, as the Fed Ex Crossed Loans Properties were constructed in 2016.

■	Appraisal. As of the appraisal valuation date of April 25, 2016, the Fed Ex Atlanta Property had an “as-is” appraised value of $51,750,000. As of the appraisal valuation date of April 21, 2016, the Fed Ex West Palm Beach Property had an “as-is” appraised value of $43,700,000.

■	Environmental Matters. Based on the Phase I environmental reports dated April 29, 2016, there were no recommendations for further action with respect to the Fed Ex Crossed Loans Properties.

■	Market Overview and Competition.

The Fed Ex Atlanta Property is located within the Atlanta Industrial Market. Atlanta serves as a regional hub; it is the largest city in the southeast, is the location of the world’s busiest airport, and has one of the largest rail and highway systems in the southeast. Atlanta is well located relative to major interstates and to port facilities in Georgia and South Carolina, providing a strategic location relative to companies utilizing import/export and those requiring inland access to warehouse and distribution space.

The Fed Ex Atlanta Property is located in the I-20 West Fulton submarket which has approximately 95 million SF in owner occupied and investment properties. According to the appraisal, vacancy has shown a steady decline over the past several years, down from approximately 16.0% in 2012 to approximately 7.3% as of March 31, 2016. The submarket has witnessed approximately 8.0 million SF of positive net absorption over the last six quarters. There is presently 1.5 million SF of inventory under construction within the submarket.

The appraiser identified five lease comparables with rents ranging from $8.18 per SF to $13.27 per SF. The lease terms on each of these leases were for 15 years and each was a net lease to Fed Ex. The appraiser concluded to a market rental rate of $10.23 per SF, which is the contractual rent at the Fed Ex Atlanta Property.

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The following table presents certain information relating to the lease comparables for the Fed Ex Atlanta Property:

Rent Comparables for the Fed Ex Atlanta Property(1)

							Base Rent per
Tenant	Location	Year Built	GLA	% Office	Clear Height	Lease Term	SF
Fed Ex	Louisville, KY	2015	303,369	5.0%	32 ft.	15 yrs.	$8.60
Fed Ex	Mesquite, TX	2017	343,447	4.4%	30 ft.	15 yrs.	$9.12
Fed Ex	Twinsburg, OH	2015	312,146	4.5%	32 ft.	15 yrs.	$10.70
Fed Ex	Niles, IL	2015	314,028	4.9%	38 ft.	15 yrs.	$13.27
Fed Ex	Davenport, FL	2016	311,684	6.0%	31 ft.	15 yrs.	$8.18
Total / Wtd. Avg.			1,584,674	5.0%	33 ft.	15 yrs.	$9.97

(1)	Source: Appraisal.

The Fed Ex West Palm Beach Property is located in central Palm Beach County, in the West Palm Beach Submarket. Land uses within the subject neighborhood consist of residential and supporting community business district uses, including neighborhood and community shopping centers, retail power centers, “big box” retail, a regional mall, professional and medical office, a hospital and medical campus, and convenience uses, such as gas stations, car washes, fast food restaurants and branch banks.

According to the appraisal, the Palm Beach County industrial market continued to exhibit stable growth, as vacancy has shown a steady decline over the past several years, down from approximately 15.4% in 2009 to approximately 8.3% as of December 31, 2015. Average industrial asking rents in the Palm Beach County market were $8.86 per SF triple-net as of March 31, 2016. According to the appraisal, there are three projects under construction totaling 693,000 SF in the Palm Beach County market.

The appraiser identified six lease comparables with rents ranging from $12.32 per SF to $24.55 per SF. The appraiser concluded to a market rental rate of $11.80 per SF, which is the contractual rent at the Fed Ex West Palm Beach Property.

The following table presents certain information relating to the lease comparables for the Fed Ex West Palm Beach Property:

Rent Comparables for the Fed Ex West Palm Beach Property(1)

		Year				Base Rent per
Tenant	Location	Built	GLA	% Office	Clear Height	SF
DHL	Boston, MA	1983	90,234	9.0%	21 ft.	$15.00
Fed Ex	Blauvelt, NY	2012	142,139	5.1%	29 ft.	$24.55
Fed Ex	Redmond, WA	2013	210,320	3.7%	24 ft.	$17.60
Fed Ex	St. Petersburg, FL	2017	236,976	4.0%	31 ft.	$21.16
Fed Ex	West Palm Beach, FL	2007	119,165	6.3%	24 ft.	$12.32
Medley BTS LLC	Medley, FL	2009	306,803	3.6%	31 ft.	$20.03
Total / Wtd. Avg.			1,105,637	4.6%	28 ft.	$19.15

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are PA-SC Atlanta Project LLC and PA-SC West Palm Beach Project LLC, each a single-purpose Delaware limited liability company. PA-SC Venture I Equity Sub LLC, a Delaware limited liability company, is the guarantor of the non-recourse carveouts under each Fed Ex Crossed Loan.

■	Escrows. In connection with the origination of the Fed Ex Crossed Loans, the borrowers funded aggregate reserves of $1,703,331 with respect to the Fed Ex Crossed Loans Properties, comprised of (i) $413,075 for real estate taxes, (ii) $831,578 for change orders at the Fed Ex Crossed Loans Properties, (iii) $278,796 for general contract completion and punch list items at the Fed Ex Crossed Loans Properties and (vi) $179,882 for overpaid rent at the Fed Ex Atlanta Property. All reserves are maintained on a per loan basis.

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Additionally, on each due date (x) during an event of default under the Fed Ex Crossed Loans documents, (y) during a Fed Ex Crossed Loans Trigger Period (as defined below) or (z) that Fed Ex is not directly paying the costs of property taxes and insurance, the borrowers are required to fund the following reserves with respect to the applicable Fed Ex Crossed Loans Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes at the applicable Fed Ex Crossed Loans Property over the then succeeding 12-month period and (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the Fed Ex Crossed Loans documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums at the applicable Fed Ex Crossed Loans Property over the then succeeding 12-month period.

■	Lockbox and Cash Management. The Fed Ex Atlanta Loan documents and the Fed Ex West Palm Beach Loan documents each require a hard lockbox with springing cash management. The Fed Ex Atlanta Loan documents and the Fed Ex West Palm Beach Loan documents each require the applicable borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by such borrower with respect to the Fed Ex Crossed Loans Property be promptly deposited into such lockbox account following receipt. On each business day that no Fed Ex Crossed Loans Trigger Period (as defined below) is continuing, all amounts in the lockbox account are required to be swept to a borrower-controlled operating account. During the continuance of a Fed Ex Crossed Loans Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the Fed Ex Crossed Loans documents is continuing, applied to payment of applicable debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve.

A “Fed Ex Crossed Loans Trigger Period” means with respect to the Fed Ex Atlanta Loan and the Fed Ex West Palm Beach Loan, individually, a period commencing upon the earliest of: (i) Fed Ex failing to initially occupy the respective property on or before May 19, 2017, or if after initially occupying the respective property, Fed Ex (a) “going dark”, vacating or giving notice of its intention to vacate the space covered by the Fed Ex lease or (b) terminating or giving notice of its intention to terminate the Fed Ex lease, continuing until the same is cured; (ii) Fed Ex failing to renew its lease for a minimum term of five years on or before the renewal date specified in the applicable Fed Ex lease for each Fed Ex Crossed Loans Property; (iii) Fed Ex failing to pay the rent due and payable or failing to pay other expenses for which it is responsible (after the expiration of any notice and cure periods) pursuant to the terms of the Fed Ex lease, continuing until the same is cured; or (iv) Fed Ex, or any guarantor of the Fed Ex lease, filing or being the subject of any bankruptcy or insolvency proceeding or having its assets made subject to the jurisdiction of a bankruptcy court, continuing until the same is cured.

■	Property Management. The Fed Ex Crossed Loans Properties are self-managed by the tenant.

■	Mezzanine or Subordinate Indebtedness. For each Fed Ex Crossed Loan, there is an additional intercompany loan secured by the equity interest in the applicable borrower. Foreclosure on such intercompany loan would change ownership of the economic rights of the members of the applicable borrower, but would not change the control of the applicable borrower. Additionally, the membership interests of the borrower of each Fed Ex Crossed Loan are subject to a Put/Call Agreement, under which the non-managing member has the right to put its interest to the managing member during months 16, 17 and 18 after the origination of each Fed Ex Crossed Loan (the “Put Right”). The obligation of the managing member of the applicable borrower to purchase the non-managing member’s interest upon exercise of the Put Right is secured by the managing member’s economic rights in the applicable borrower, but not the managing member’s right to control the borrower. If the Put Right is not exercised, the managing member of the applicable borrower has a call right for 6 years after expiration of the Put Right.

■	Release of Collateral. Not permitted.

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■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Fed Ex Crossed Loans Properties, covering no less than 18 months of business interruption coverage as calculated under the Fed Ex Crossed Loans documents in an amount equal to 100% of the projected gross income from the Fed Ex Crossed Loans Properties (on an actual loss sustained basis) for a period continuing until the restoration of the Fed Ex Crossed Loans Properties is completed and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk” insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $25,000, except as otherwise permitted in the Fed Ex Crossed Loans documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Scottsdale, Arizona	Cut-off Date Principal Balance		$21,735,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$298.29
Size (SF)	72,865	Percentage of Initial Pool Balance		3.0%
Total Occupancy as of 5/31/2016	97.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2016	97.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate		4.71000%
Appraised Value	$31,320,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		36

Underwritten Revenues	$2,631,389
Underwritten Expenses	$691,603	Escrows
Underwritten Net Operating Income (NOI)	$1,939,786		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,828,404	Taxes	$109,148	$21,830
Cut-off Date LTV Ratio	69.4%	Insurance	$4,101	$0
Maturity Date LTV Ratio	61.0%	Replacement Reserve	$0	$911
DSCR Based on Underwritten NOI / NCF	1.43x / 1.35x	TI/LC(1)	$0	$5,161
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,735,000	70.2%	Purchase Price	$29,850,000	96.4%
Principal’s New Cash contribution	8,900,000	28.8	Closing Costs	532,246	1.7
Other Sources	320,718	1.0	Principal Equity Distribution	460,224	1.5
			Reserves	113,249	0.4
Total Sources	$30,955,718	100.0%	Total Uses	$30,955,718	100.0%

(1)	The TI/LC reserve is capped at $218,601. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “DC Ranch Crossing Loan”) is evidenced by a note in the original principal amount of $21,735,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an anchored retail shopping center located in Scottsdale, Arizona (the “DC Ranch Crossing Property”). The DC Ranch Crossing Loan was originated by Citigroup Global Markets Realty Corp. on June 29, 2016 and represents approximately 3.0% of the Initial Pool Balance. The note evidencing the DC Ranch Crossing Loan has an outstanding principal balance as of the Cut-off Date of $21,735,000 and an interest rate of 4.7100% per annum. The proceeds of the DC Ranch Crossing Loan were primarily used to acquire the DC Ranch Crossing Property, fund reserves and pay origination costs.

The DC Ranch Crossing Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The DC Ranch Crossing Loan requires monthly payments of interest only for the initial 36 months, followed by monthly payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the DC Ranch Crossing Loan is the due date in July 2026. At any time after the second anniversary of the securitization Closing Date, the DC Ranch Crossing Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the DC Ranch Crossing Loan documents. Voluntary prepayment of the DC Ranch Crossing Loan is permitted on or after the due date occurring in May 2026 without payment of any prepayment premium.

■	The Mortgaged Property. The DC Ranch Crossing Property is comprised of a 72,865 SF anchored retail shopping center on a 9.83-acre site located in Scottsdale, Arizona. The DC Ranch Crossing Property was constructed in 2008 and consists of five structures, including four multi-tenanted buildings and a pad site ground leased to McDonald’s. As of May 31, 2016, the DC Ranch Crossing Property is 97.4% occupied by 24 national, regional and local tenants. The largest tenant by net rentable area is AJ’s Fine Foods, a family owned grocery store chain founded in 1932, which occupies 24.7% of the net rentable area at the DC Ranch Crossing Property since inception in 2008. AJ’s Fine Foods is owned by Bashas’ and is an upscale gourmet market introduced in 1985. The grocery store chain is headquartered and primarily located in Arizona. There are 11 AJ’s Fine Foods locations in the Phoenix metro area with the closest location 3 miles north of the DC Ranch Crossing Property. AJ’s Fine Foods sales per SF were $298, $334,$360, and $374 for year 2013, 2014, 2015, and TTM May 2016, respectively. AJ’s Fine Foods has a current occupancy cost of 8.2% based on the TTM May 2016 sales figure. Other large inline tenants at the DC Ranch Crossing Property include Desert Platinum Properties (a real estate firm) and First American Title (a company that provides title insurance and escrow services for residential real

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estate transactions). McDonald’s occupies a pad site at the DC Ranch Crossing Property with a long term lease expiration of December 2033. No other tenant comprises more than 4.8% of the net rentable area.

The following table presents certain information relating to the major tenants at the DC Ranch Crossing Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	Lease Expiration	UW Base Rent	UW Base Rent $ per SF	Renewal / Extension Options
AJ’s Fine Foods (Bashas’)	NR / NR / NR	18,023	24.7%	8/31/2028	$549,702	$30.50	4, 5-year options
Desert Platinum Properties	NR / NR / NR	6,353	8.7%	7/31/2023	180,161	28.36	1, 5-year option
First American Title	NR / A3 / A-	5,040	6.9%	4/30/2019	201,600	40.00	NA
McDonald’s	BBB+ / Baa1 / BBB+	4,751	6.5%	12/11/2033	122,992	25.89	8, 5-year options
Rosati’s Pizza	NR / NR / NR	3,484	4.8%	7/31/2024	95,810	27.50	2, 5-year options
AZ Fit4	NR / NR / NR	3,161	4.3%	5/31/2024	96,063	30.39	1, 5-year option
Tina’s Tots Playtime	NR / NR / NR	2,892	4.0%	8/31/2020	66,516	23.00	NA
Lushburger	NR / NR / NR	2,507	3.4%	5/31/2020	99,246	39.59	2, 5-year options
Urban Winery	NR / NR / NR	2,463	3.4%	12/31/2025	86,254	35.02	1, 5-year option
Hydrate Salon & Day Spa	NR / NR / NR	2,436	3.3%	10/31/2022	77,294	31.73	NA
Ten Largest Owned Tenants		51,110	70.1%		$1,575,638	$30.83
Remaining Owned Tenants		19,864	27.3		602,860	30.35
Vacant Spaces (Owned Space)		1,891	2.6		0	0.00
Total / Wtd. Avg. All Owned Tenants		72,865	100.0%		$2,178,498	$30.69

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents the lease rollover schedule at the DC Ranch Crossing Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	0	0.0%	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	2,524	3.5	3.5%	75,746	3.5	30.01	2
2018	0	0.0	3.5%	0	0.0	0.00	0
2019	11,522	15.8	19.3%	410,665	18.9	35.64	6
2020	11,031	15.1	34.4%	333,871	15.3	30.27	5
2021	4,402	6.0	40.5%	135,055	6.2	30.68	2
2022	2,436	3.3	43.8%	77,294	3.5	31.73	1
2023	8,126	11.2	55.0%	223,422	10.3	27.49	2
2024	5,696	7.8	62.8%	163,497	7.5	28.70	2
2025	2,463	3.4	66.8%	86,254	4.0	35.02	1
2026	0	0.0	66.1%	0	0.0	0.00	0
2027 & Thereafter	22,774	31.3	97.4%	672,693	30.9	29.54	2
Vacant	1,891	2.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	72,865	100.0%		2,178,498	100.0	30.69	23

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

The following table presents certain information relating to historical leasing at the DC Ranch Crossing Property:

Historical Leased %(1)

	2013	2014	2015	TTM 5/31/2016
Owned Space	80.8%	83.7%	89.4%	97.4%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DC Ranch Crossing Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 4/30/2016	Underwritten	Underwritten $ per Unit
Base Rent	$1,341,396	$1,630,990	$1,741,301	$1,787,142	$2,134,157	$29.29
Contractual Rent Steps(2)	0	0	0	0	44,342	0.61
Potential Income from Vacant Space	0	0	0	0	77,632	1.07
Reimbursements	252,878	475,126	443,366	514,566	563,814	7.74
Vacancy, Credit Loss & Concessions	(32,092)	(3,919)	(35,388)	(13,898)	(188,555)	(2.59)
Effective Gross Income	$1,562,182	$2,102,197	$2,149,279	$2,287,810	$2,631,389	$36.11

Real Estate Taxes	$256,707	$238,601	$216,688	$211,006	$249,479	$3.42
Insurance	29,370	24,585	26,473	22,842	46,871	0.64
Management Fee	46,865	63,066	64,478	68,634	78,942	1.08
General & Administrative	35,669	34,856	44,869	24,691	24,691	0.34
Utilities	54,807	64,673	66,843	66,492	66,492	0.91
Repairs & Maintenance	126,515	130,409	166,407	160,234	160,234	2.20
Other Expenses	66,220	65,616	62,574	60,502	64,894	0.89
Total Operating Expenses	$616,153	$621,807	$648,333	$614,401	$691,603	$9.49

Net Operating Income	$946,029	$1,480,390	$1,500,946	$1,673,409	$1,939,786	$26.62
Normalized TI/LC	0	0	0	0	100,452	1.38
Replacement Reserves	0	0	0	0	10,930	0.15
Net Cash Flow	$946,029	$1,480,390	$1,500,946	$1,673,409	$1,828,404	$25.09

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Contractual Rent Steps of $44,342 represent the present value of rent increases occurring during the loan term for McDonalds ($14,992) and rent increases occurring through March 1, 2017 ($29,350).

■	Appraisal. According to the appraisal, the DC Ranch Crossing Property had an “as-is” appraised value of $31,320,000 as of May 4, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated May 13, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action at the DC Ranch Crossing Loan.

■	Market Overview and Competition. The DC Ranch Crossing Property is located at the corner of Pima Road and Legacy Boulevard in Scottsdale, Arizona approximately 30 miles northeast of downtown Phoenix. The DC Ranch Crossing Property is located within DC Ranch, an 8,281 acre area composed of four communities and twenty-five neighborhoods totaling over 3,500 residential properties. Directly behind the DC Ranch Crossing Property is a new luxury apartment development called Camden Foothills which was completed in 2014 and is reportedly 95.0% occupied over its 220 units. There are also a total of 1,278 multifamily units in five developments under construction and another 1,983 units planned. According to the appraisal, the 2015 average household income in the 1-, 3-, 5- mile radius are $136,948, $116,279, $115,913, respectively. According to the appraisal, the 2015 population in the 1-, 3-, 5- mile radius are 3,821, 47,359, 118,437, respectively. A strong 10.6% population growth is anticipated to occur in the 3-mile radius area surrounding the DC Ranch Crossing Property over the next four years.

According to a third-party report, the DC Ranch Crossing Property is located in the North Scottsdale Retail submarket which contains approximately 15 million SF of retail space. As of the first quarter of 2016, the North Scottsdale Retail submarket exhibited a vacancy rate of 6.2% with average asking rent of $17.94 per SF. Based on the seven properties within the DC Ranch Crossing Property’s competitive set, the average vacancy rate was 9.9% but excluding one of the properties with a vacancy rate of 41.0%, the average vacancy rate declines to 3.1%. The appraiser identified six in-line comparables within the DC Ranch Crossing Property’s competitive set which reported adjusted annual rental rate ranging from $23.52 per SF to $44.00 per SF with an average of $31.24 per SF.

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■	The Borrower. The borrower is DC Ranch Crossing Associates, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DC Ranch Crossing Loan. The non-recourse carveout guarantor for the DC Ranch Crossing Loan is KDI Investments, Inc. (“KDI”). KDI is a Hawaii-based real estate investment company formed in 1948. KDI develops, owns and manages multifamily, office, industrial, and commercial properties with total asset under management valued at approximately $146.0 million.

■	Escrows. In connection with the origination of the DC Ranch Crossing Loan, the borrowers funded reserves of (i) $109,148 for real estate taxes and (ii) $4,101 for insurance premiums.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the DC Ranch Crossing Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the DC Ranch Crossing Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a replacement reserve in the amount of $911 and (iv) a tenant improvements and leasing commissions reserve in the amount of $5,161, subject to a cap of $218,601.

■	Lockbox and Cash Management. The DC Ranch Crossing Loan documents require a hard lockbox with springing cash management. The DC Ranch Crossing Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the DC Ranch Crossing Property be promptly deposited into such lockbox account within two (2) business days of receipt. On each business day that no DC Ranch Crossing Specified Tenant Trigger Period (as defined below) is continuing, all amounts in the lockbox account are required to be swept to a borrower-controlled operating account. During the continuance of a DC Ranch Crossing Specified Tenant Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the DC Ranch Crossing Loan documents is continuing, applied to payment of applicable debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the DC Ranch Crossing Loan documents is continuing, funds in the excess cash flow reserve are (i) to the extent a DC Ranch Crossing Specified Tenant Trigger Period is continuing, to be held by the lender as additional collateral for the DC Ranch Crossing Loan; provided that, so long as lender approval is obtained for all expenditures other than those required on account of a threat to life or safety at the DC Ranch Crossing Property, such excess cash flow reserves may be disbursed to the borrower to pay for certain operating expenses associated with the DC Ranch Crossing Property (other than debt service and other amounts due under the terms of the DC Ranch Crossing Loan documents) to the extent property cash flow and reserve funds available to the borrower is insufficient to pay for the same, and (ii) to the extent no DC Ranch Crossing Specified Tenant Trigger Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the DC Ranch Crossing Loan documents, the lender may apply any funds in the cash management account to amounts payable under the DC Ranch Crossing Loan (and/or toward the payment of expenses of the DC Ranch Crossing Property), in such order of priority as the lender may determine.

A “DC Ranch Crossing Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a DC Ranch Crossing Specified Tenant (as defined below) being in default under its lease beyond applicable notice and cure rights, (ii) a DC Ranch Crossing Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space, (iii) a DC Ranch Crossing Specified Tenant giving notice that it is terminating its lease for all or any portion of its space, (iv) any termination, cancellation or failure to be in full force and effect of any DC Ranch Crossing Specified Tenant lease, (v) any bankruptcy or similar insolvency of any DC Ranch Crossing Specified Tenant; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence of the cure of the applicable event giving rise to the DC Ranch Crossing Specified Tenant Trigger Period or such circumstances ceasing to exist.

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A “DC Ranch Crossing Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a DC Ranch Crossing Specified Tenant (as defined below) being in default under its lease beyond applicable notice and cure rights, (ii) a DC Ranch Crossing Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space, (iii) a DC Ranch Crossing Specified Tenant giving notice that it is terminating or otherwise not renewing its lease, (iv) any termination, cancellation or failure to be in full force and effect of any DC Ranch Crossing Specified Tenant lease, (v) any bankruptcy or similar insolvency of any DC Ranch Crossing Specified Tenant and (vi) a DC Ranch Crossing Specified Tenant failing to extend or renew the applicable DC Ranch Crossing Specified Tenant lease on or before the earlier of six months prior to the expiration of the lease term and the date on which notice is required under such lease; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence of (1) the cure of the applicable event giving rise to the DC Ranch Crossing Specified Tenant Trigger Period or such circumstances ceasing to exist, or (2) the borrower leasing the entire space demised to the DC Ranch Crossing Specified Tenant and the applicable tenant under the lease paying the full amount of the rent due under its lease.

A “DC Ranch Crossing Specified Tenant” means any tenant whose lease at the DC Ranch Crossing Property individually or when aggregated with all other leases at the DC Ranch Crossing Property with the same tenant or its affiliate, either (i) accounts for fifteen percent (15%) or more of the total rental income for the DC Ranch Crossing Property, or (ii) fifteen percent (15%) of the square footage, and in each case, together with any parent or affiliate thereof providing credit support or a guaranty under such lease.

■	Property Management. The DC Ranch Crossing Property is currently managed by Colliers Real Estate Management Services (AZ), LLC, a third party. Under the DC Ranch Crossing Loan documents, the DC Ranch Crossing Property may not be managed by any party other than Colliers Real Estate Management Services (AZ), LLC; provided, however, if no event of default under the DC Ranch Crossing Loan documents exists the borrower can replace Colliers Real Estate Management Services (AZ), LLC, with a property manager that is reasonably approved by the lender in writing and, if such property manager is an affiliate of the borrower, a new non-consolidation opinion is provided from the borrower’s counsel. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists a DC Ranch Crossing Specified Tenant Trigger Period under the DC Ranch Crossing Loan documents, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release Provisions. At any time after the second anniversary of the securitization Closing Date, the borrower is permitted to release the parcel occupied by McDonald’s in connection with a partial defeasance upon the satisfaction of certain conditions, including, without limitation, (i) no event of default has occurred and is continuing under the DC Ranch Crossing Loan documents, (ii) the borrower has delivered a REMIC opinion in form and substance acceptable to the lender and the Rating Agencies and such partial defeasance and release otherwise satisfies then applicable REMIC rules and regulations, (iii) the borrower has partially defeased the DC Ranch Crossing Loan in an amount equal to the greater of (a) 125% of the allocated loan amount of the McDonald’s release parcel and (b) the net sales proceeds applicable to the McDonald’s release parcel, (iv) each of the debt service coverage ratio and the debt yield after any such release is at least equal to the greater of the same at the origination of the DC Ranch Crossing Loan and the same immediately prior to release, (v) the loan-to-value ratio after any such release is at least equal to the lesser of the same at the origination of the DC Ranch Crossing Loan and the same immediately prior to the release, (vi) the DC Ranch Crossing Property remains its own separate legal and tax parcel, and (vii) the DC Ranch Crossing Property will continue to be in compliance with all legal and lease requirements after the release of the McDonald’s release parcel.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy in an amount equal to 100% of the full replacement cost of the DC Ranch Crossing Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 6-month extended period of indemnity or until the income is restored to the prior level (whichever first occurs). The insurance policies are not

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permitted to exclude terrorism coverage; provided, that, if TRIPRA (or any applicable subsequent statute, extension or reauthorization) is not in effect and terrorism coverage becomes subject to rating and availability on the open market, the borrower is not required to pay additional annual premiums in excess of an amount equal to two times the then annual premium payable (determined to the extent only the DC Ranch Crossing Property was insured) in order to obtain the terrorism coverage as part of any applicable insurance policy (but the borrower is required to purchase the maximum amount of terrorism coverage available with respect to the applicable insurance policy for such amount). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties in the prospectus.

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